Exhibit 10.5

EXECUTION VERSION

SERVICING AGREEMENT

Dated as of November 17, 2025

by and among

TRTX 2025-FL7 ISSUER, LTD.

“Issuer”

TPG RE FINANCE TRUST MANAGEMENT, L.P.

“Collateral Manager”

WILMINGTON TRUST, NATIONAL ASSOCIATION

“Trustee”

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

“Note Administrator”

TRTX MASTER CLO LOAN SELLER, LLC

“Advancing Agent”

SITUS ASSET MANAGEMENT LLC

“Servicer”

and

SITUS HOLDINGS, LLC

“Special Servicer”

-i-

-ii-

EXHIBIT A	Collateral Interest Schedule
EXHIBIT B	Applicable Servicing Criteria in Item 1122 of Regulation AB
EXHIBIT C	[Reserved]
EXHIBIT D	Form of Servicer’s Two Quarter Future Advance Estimate
EXHIBIT E	Companion Interest Holder Register
EXHIBIT F	Form of Certification of Relevant Recipient With Respect to Transparency Reporting

-iii-

THIS SERVICING AGREEMENT dated as of November 17, 2025 is by and among TRTX 2025-FL7 Issuer, Ltd. (the “Issuer”), an exempted company incorporated with limited liability under the laws of the Cayman Islands, TPG RE Finance Trust Management, L.P., as collateral manager (the “Collateral Manager”), Wilmington Trust, National Association, as trustee (the “Trustee”) Computershare Trust Company, National Association, as note administrator (in such capacity, the “Note Administrator”), TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”) Situs Asset Management LLC, as servicer (the “Servicer”) and Situs Holdings, LLC, as special servicer (the “Special Servicer”).

PRELIMINARY STATEMENTS

The Issuer desires to engage the Servicer, the Special Servicer, the Advancing Agent, the Trustee, the Note Administrator and the Collateral Manager, and the Servicer, the Special Servicer, the Advancing Agent, the Trustee, the Note Administrator and the Collateral Manager, desire to accept the Issuer’s engagement, to perform their respective duties with respect to the Loans in accordance with the provisions of this Agreement.

This Agreement shall become effective with respect to each Loan upon the related Transfer Date for the related Collateral Interest; and, for all other purposes, with effect from the Closing Date.

NOW, THEREFORE, in consideration of the recitals in this Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. Any capitalized term used herein without definition shall have the meaning ascribed to such term in the Indenture. In addition, whenever used in this Agreement, the following words and phrases, unless otherwise specified herein or the context otherwise requires, shall have the following meanings:

“15Ga-1 Notice”: As defined in Section 3.19.

“17g-5 Information Provider”: As defined in the Indenture.

“17g-5 Website”: As defined in the Indenture.

“Accounts”: The Escrow Accounts, the Collection Account, the Partitioned Loan Collection Account, the REO Accounts and the Cash Collateral Accounts.

“Additional Servicing Compensation”: With respect to the Servicer, (a) any fee or penalty amounts collected for checks or other items returned for insufficient funds related to the Accounts (other than any REO Account), (b) 50% of any late payment charges and default interest collected with respect to any Serviced Loan (which, for each Partitioned Loan, shall be payable solely from amounts allocated to such Collateral Interest under the related Partition Agreement) that accrues when the related Serviced Loan is not a Specially Serviced Loan, (c) subject to Section 3.04, all income and gain realized from the investment of funds deposited in the Accounts (other than any REO Account), (d) with respect to any Serviced Loan that was not serviced by Situs Asset Management LLC prior to the related Transfer Date, a one-time fee of $1,500 and (e) any Two Quarter Future Advance Estimate Fee payable pursuant to Section 3.26 hereof.

“Additional Special Servicing Compensation”: With respect to the Special Servicer, (a) all assumption application fees received on Serviced Loans, (b) any modification fees, assumption fees, consent fees and similar fees received on any Serviced Loans, (c) any charges for processing other Obligor requests, beneficiary statements or demands and fees in connection with defeasance, if any, on any Serviced Loans, (d) any late payment charges and default interest collected with respect to any Collateral Interest that accrues when the related Serviced Loan is a Specially Serviced Loan and (e)(i) any fee or penalty amounts collected for checks or other items returned for insufficient funds relating to any REO Account and (ii) subject to Section 3.04, all income and gain realized from the investment of funds deposited in any REO Account.

“Administrative Modification”: Any modification, waiver or amendment directed by the Collateral Manager that, in the Collateral Manager’s reasonable judgment, relates exclusively to (i) with respect to any Serviced Loan, (a) in the case of a mismatch between the Benchmark Replacement on the Notes and the benchmark replacement, (x) any alternative rate index and alternative rate spread that the Collateral Manager determines are reasonably necessary to reduce or eliminate such mismatch and (y) any corresponding changes to such Loan to match the applicable Benchmark Replacement Conforming Changes and/or to make any Loan-Level Benchmark Replacement Conforming Changes, (b) in the case of a mismatch between the index on such Loan and the Benchmark, the conversion of the index on such Loan to the Benchmark, including any spread adjustment that the Collateral Manager determines is reasonably necessary in connection therewith or (c) in connection with the conversion of the index on such Loan to the Benchmark, the waiver of any obligor requirement to replace an interest rate cap based on such index with an interest rate cap based on the Benchmark, (ii) with respect to any Serviced Loan other than a Loan related to a Credit Risk Collateral Interest, Specially Serviced Loan or Defaulted Loan, (a) exit fees, extension fees or default interest, (b) financial covenants (including cash management triggers and extension tests) relating (directly or indirectly) to debt yield, debt service coverage or loan-to-value, (c) prepayment fees (including in connection with defeasance and lockouts), yield or spread maintenance provisions or waiving any interest due in connection with a prepayment of such Loan in full that relates to interest that accrues after the date of prepayment, (d) adding or modifying provisions related to partial releases of a Mortgaged Property, (e) reserve account minimum balance amounts and purposes, release conditions or other reserve requirements (other than for taxes or insurance), including requirements to fund reserves in connection with extensions, (f) waivers or reductions of a benchmark floor (which reductions may not be to floor rates below zero) or waivers, reductions or deferrals of interest rate step-ups, provided (in each case) that after giving effect to such waiver, reduction or deferral, the Note Protection Tests are satisfied, (g) any requirement to renew, extend or replace an interest rate cap agreement, or any change to an interest rate cap agreement, (1) in connection with a loan extension of not more than 90 days or (2) that is in connection with any other loan extension that, together with any required establishment by the borrower of fully funded cash reserves, provides protection that is substantially economically equivalent to the protection provided by such agreement, as determined by the Collateral Manager, (h) the timing of, or conditions to, the funding of any Future Funding Participation, (i) sponsor or guarantor financial covenants relating to net worth, liquidity or other financial matters, (j) Mortgaged Property lease approvals or modifications or leasing parameters (including in connection with releasing reserves or future funding amounts relating to leasing) or (k) conditions precedent to extending the term of the Loan or (iii) amending an interest rate cap agreement to the extent that such amendment would not materially and adversely affect the Noteholders as determined by the Collateral Manager in its reasonable judgement; in each case, notwithstanding that any such modification, waiver or amendment referred to in this definition may have the effect of delaying or deferring principal payments that would otherwise occur on the Loan prior to its fully extended maturity date.

“Advance Rate”: A per annum rate equal to the “Prime Rate” (as published from time to time in the “Money Rates” section of The Wall Street Journal), compounded annually.

“Advancing Agent”: TRTX Master CLO Loan Seller, LLC, or its successors or assigns pursuant to the Indenture, solely in its capacity as Advancing Agent.

“Affiliate”: As defined in the Indenture.

“Affiliated Future Funding Participation Holder”: Any Companion Participation Holder holding a Future Funding Participation that is the Seller or any Affiliate of the Seller.

“Aggregate Outstanding Amount”: As defined in the Indenture.

“Agreement”: This Servicing Agreement, as the same may be modified, supplemented or amended from time to time.

“Anti-Terrorism Laws”: Any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Appraisal”: An appraisal prepared by an Appraiser and certified by such Appraiser as having been prepared in accordance with the requirements of the Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as FIRREA.

“Appraisal Reduction Event”: (a) With respect to any Serviced Loan and any Co-Lender Agreement Non-Serviced Loan, the occurrence of any of the following events: (1) the 90th day following the occurrence of any uncured delinquency in monthly payments with respect to such Loan, (2) receipt of notice that the related Obligor has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 90th day after the related Obligor becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Loan, (3) the date on which the Mortgaged Property securing such Loan becomes an REO Property, (4) the date on which such Loan becomes a Modified Loan and (5) a payment default occurs with respect to a balloon payment; provided, however if (i) either (1) the related Obligor is diligently seeking a refinancing commitment or sale and delivers a statement to that effect to the Servicer within 30 days after the default, who will promptly deliver a copy to the Special Servicer and the Collateral Manager or (2) a mezzanine lender, subordinate lender or holder of any Companion Interest has notified the Servicer, the Special Servicer or the Collateral Manager of its intent to exercise the borrower’s extension option with respect to the Loan in accordance with the Loan Documents, (ii) the related Obligor, mezzanine lender, subordinate lender or holder of any Companion Interest, as applicable, continues to make its assumed scheduled payment under the Loan (with respect to any mezzanine lender, subordinate lender or holder of any Companion Interest, pursuant to a cure or extension option granted by the applicable Loan Documents), (iii) no other Appraisal Reduction Event has occurred with respect to that Loan and (iv) the Collateral Manager consents, an Appraisal Reduction Event will not be deemed to occur until the expiration of the related cure or extension option; and provided, further, that if the related Obligor has delivered to the Servicer, who shall have promptly delivered a copy to the Special Servicer and the Collateral Manager, on or before the 90th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its assumed scheduled payments (and no other Appraisal Reduction Event has occurred with respect to that Loan), an Appraisal Reduction Event will not occur until the earlier of (A) 120 days beyond the related maturity date (or extended maturity date) and (B) the termination of the refinancing commitment; or

(b) with respect to any Non-Serviced Loan other than any Co-Lender Agreement Non-Serviced Loan, the occurrence of an “Appraisal Reduction Event (or similar term) under the related Non-Serviced Servicing Agreement.

“Appraiser”: An Independent appraiser, selected by the Special Servicer with the prior consent of the Issuer (which shall be made in consultation with the Controlling Holder), which is a member in good standing of the Appraisal Institute, and is certified or licensed in the state in which the relevant related Mortgaged Property is located, and that has a minimum of five (5) years of experience in the appraisal of comparable properties.

“Asset Status Report”: As defined in Section 3.16(f).

“Balloon Loan”: Any Loan that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Balloon Payment”: With respect to each Balloon Loan, the scheduled payment of principal due on the maturity date (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

“Business Day”: As defined in the Indenture.

“Cash”: As defined in the Indenture.

“Cash Collateral”: As defined in Section 3.14.

“Cash Collateral Account”: As defined in Section 3.14.

“Closing Date”: November 17, 2025.

“Closing Date Collateral Interests”: As defined in the Indenture.

“Co-Issuer”: TRTX 2025-FL7 Co-Issuer, LLC, a Delaware limited liability company.

“Co-Issuers”: The Issuer and the Co-Issuer.

“Co-Lender Agreement”: As defined in the Indenture.

“Co-Lender Agreement Non-Serviced Loan”: The Loan related to the “Fundrise National Industrial Portfolio” Collateral Interest and any other Loan that is serviced pursuant to a co-lender agreement that is substantially similar to the Fundrise National Industrial Portfolio Co-Lender Agreement.

“Code”: As defined in the Indenture.

“Collateral Interest File”: As defined in the Indenture.

“Collateral Interest Purchase Agreement”: As defined in the Indenture.

“Collateral Interest Schedule”: A schedule of the Collateral Interests, which sets forth information with respect to such Collateral Interests and which may be amended from time to time by the parties hereto (without the consent or approval of any other Person) to add or delete Collateral Interests therefrom. An initial Collateral Interest Schedule is attached as Exhibit A hereto.

“Collateral Interests”: As defined in the Indenture.

“Collateral Management Agreement”: The Collateral Management Agreement, dated as of the Closing Date, between the Issuer and the Collateral Manager, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Management Standard”. As defined in the Collateral Management Agreement.

“Collateral Manager”: TPG RE Finance Trust Management, L.P., a Delaware limited partnership, as Collateral Manager under the Collateral Management Agreement, and any successor Collateral Manager appointed pursuant to the Collateral Management Agreement.

“Collateral Manager Replacement Conditions”: As defined in the Collateral Management Agreement.

“Collateral Manager Termination Event”: As defined in Section 7.10.

“Collection Account”: As defined in Section 3.03.

“Combined Loan”: As defined in the Indenture.

“Commission”: The U.S. Securities and Exchange Commission.

“Committed Warehouse Line”: A warehouse facility, repurchase facility or other similar financing facility pursuant to which the related lender has approved advances (at a 60% or greater advance rate) to fund future advance requirements under the Future Funding Participations held by Affiliated Future Funding Participation Holders, subject only to the satisfaction of general conditions precedent in the related facility documents.

“Companion Interest”: As defined in the Indenture.

“Companion Interest Holder”: As defined in the Indenture.

“Companion Interest Holder Register”: Shall have the meaning ascribed to it in Section 3.25(b) hereof.

“Companion Note”: As defined in the Indenture.

“Companion Note Holder”: As defined in the Indenture.

“Companion Participation”: As defined in the Indenture.

“Companion Participation Holder”: The holder of any Companion Participation.

“Company Administrative Expense”: As defined in the Indenture.

“Controlled Collateral Interest”: Each Collateral Interest that is (i) a Loan or (ii) a Partitioned Collateral Interest with respect to which the Issuer is the controlling holder under the related Partition Agreement. As of the Closing Date (i) the Closing Date Collateral Interests identified on Exhibit A hereto as “The Platform,” “Prime Storage Portfolio” and “Millennium One” will be a Controlled Collateral Interest and (ii) each of the Closing Date Collateral Interests other than the Closing Date Collateral Interests specified in clause (i) above will be a Non-Controlled Collateral Interest.

“Controlling Holder”: With respect to each Controlled Collateral Interest, the Collateral Manager (on behalf of the Issuer), and with respect to each Non-Controlled Collateral Interest, the “Controlling Holder” or similar term as defined in the related Partition Agreement.

“Corporate Trust Office”: As defined in the Indenture.

“Corrected Loan”: Any Specially Serviced Loan that has become current and remained current for three (3) consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Loan, whether by a consensual modification or in connection with a bankruptcy, insolvency or similar proceeding involving the Obligor), and (provided, that no additional default is foreseeable in the reasonable judgment of the Special Servicer and no other event or circumstance exists that causes such Loan to otherwise constitute a Specially Serviced Loan) the servicing of which the Special Servicer has returned to the Servicer pursuant to Section 3.16(b).

“Covered Entity”: (a) The Issuer and its subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (i) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (ii) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Risk Collateral Interest”: As defined in the Indenture.

“CREFC®”: CRE Finance Council, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

“CREFC® Comparative Financial Status Report”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Comparative Financial Status Report” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.

“CREFC® Investor Reporting Package”: The reporting package substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Investor Reporting Package” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by CREFC® for commercial mortgage securities transactions generally, provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer.

“CREFC® Loan Periodic Update File”: The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Periodic Update File” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator. Notwithstanding any provision hereof, neither the CREFC® Loan Periodic Update File, nor any other report or accounting prepared or performed by the Servicer, is required to include any allocation among the Collateral Interests of the fee payable to the Note Administrator, the fee payable to the Trustee or the fee payable to the Collateral Manager.

“CREFC® Loan Setup File”: The reporting package substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Loan Setup File” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by CREFC® for commercial mortgage securities transactions generally; provided that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer.

“CREFC® NOI Adjustment Worksheet”: An annual report substantially in the form of, and containing the information called for in, the downloadable form of the “NOI Adjustment Worksheet” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.

“CREFC® Operating Statement Analysis Report”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “Operating Statement Analysis Report” available as of the Closing Date on the CREFC® Website or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage-backed securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.

“CREFC® Special Servicer Loan File”: The report substantially in the form of, and containing the information called for in, the downloadable form of the “CREFC® Special Servicer Loan File” available as of the Closing Date on the CREFC® Website, or such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CREFC® for commercial mortgage securities transactions generally; provided, that, to the extent that such other form contemplates such additional information, such other form must be reasonably acceptable to the Servicer, the Special Servicer and the Note Administrator.

“CREFC® Website”: The website located at “www.crefc.org” or such other primary website as CREFC® may establish for dissemination of its report forms.

“Criteria-Based Modification”: A modification, waiver or amendment to a Serviced Loan other than a Credit Risk Loan, a Specially Serviced Loan or a Defaulted Loan that is directed by the Collateral Manager that would result in (i) a change in interest rate (other than as a result of any modification in accordance with clause (i) of the definition of “Administrative Modification”), (ii) a delay in the required timing of any payment of principal, (iii) an increase in the principal balance of such Loan that will be allocated solely to the related Companion Participation, (iv) the indirect owners of the related borrower incurring additional indebtedness in the form of a mezzanine loan or preferred equity or (v) a change of maturity date or extended maturity date of such Loan. Multiple simultaneous modifications to a single Loan will be treated as a single Criteria-Based Modification.

“Criteria-Based Modification Conditions”: Conditions that will be satisfied with respect to a Criteria-Based Modification if, immediately after giving effect to such modification, (i) not more than eight (8) Criteria-Based Modifications have been effected after the Reinvestment Period; (ii) the Acquisition Criteria are satisfied; (iii) the related Collateral Interest complies with the Eligibility Criteria (for this purpose, assuming the related Collateral Interest was treated as a Reinvestment Collateral Interest acquired on the date of the modification), as adjusted by the EC

Modification Adjustments; (iv) with respect to any Criteria-Based Modification in accordance with clause (iv) of the definition of “Criteria-Based Modification,” (a) if the Criteria-Based Modification is effected after the Reinvestment Period, the As-Stabilized LTV of the related Loan and any additional indebtedness after giving effect to such modification is not higher than the As-Stabilized LTV of such Loan immediately prior to such modification, as determined based on an Updated Appraisal, and (b) if the Criteria-Based Modification is effected during the Reinvestment Period, clause (ix) of the Eligibility Criteria is satisfied, as determined based on an Updated Appraisal; and (v) an Updated Appraisal is obtained with respect to the Collateral Interest (if an appraisal was not otherwise already obtained in connection with such modification).

“Custodian”: As defined in the Indenture.

“Defaulted Collateral Interest”: Any Collateral Interest for which the related Loan is a Defaulted Loan.

“Defaulted Loan”: As defined in the Indenture.

“Delayed Collateral Interest”: As defined in the Indenture.

“Determination Date”: As defined in the Indenture.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Issuer or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that an REO Property shall not be considered to be Directly Operated solely because the Issuer or the Trustee (or the Special Servicer or the Collateral Manager on behalf of the Trustee, as applicable) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“EC Modification Adjustments”: With respect to any Criteria-Based Modification, adjustments to the Eligibility Criteria having the effects of: (i) if such Criteria-Based Modification involves an extension of the maturity date of the related Loan beyond the last day of the Reinvestment Period, the words “that is not more than five years from the date of acquisition by the Issuer (which, in the case of newly originated loans, will be calculated without regard to the initial stub interest period)” in clause (vi) of the Eligibility Criteria are replaced with “that is not more than two years from the original fully-extended maturity date of the related Loan at the time of acquisition by the Issuer”, (ii) clauses (ix), (xix), (xxvi)(a) and (xxxiii) of the Eligibility Criteria in the Offering Memorandum not being applicable, and (iii) references in the Eligibility Criteria to “acquisition” will instead be references to “modification.

“Eligibility Criteria”: As defined in the Indenture.

“Eligible Account”: As defined in the Indenture.

“Eligible Investments”: As defined in the Indenture.

“Escrow Account”: As defined in Section 3.02.

“Escrow Payment”: Any amounts received by the Servicer or the Special Servicer for the account of an Obligor under a Serviced Loan for application toward the payment of taxes, insurance premiums, assessments, ground rents, deferred maintenance, environmental remediation, rehabilitation costs, capital expenditures, lease-up expenses and similar items in respect of the related Mortgaged Property.

“ESMA”: The European Securities and Markets Authority.

“EU Securitization Regulation”: As defined in the Indenture.

“EU Transparency Requirements”: The transparency requirements set out in Article 7 of the EU Securitization Regulation.

“EU/UK Reporting Administrator”: Any one or more vendors appointed by the Issuer to prepare (or assist in the preparation of) and/or make available the reports and notifications required under the EU/UK Transparency Requirements.

“EU/UK Transparency Requirements”: The EU Transparency Requirements and the UK Transparency Requirements.

“Event of Default”: As defined in the Indenture.

“Exchange Collateral Interest”: As defined in the Indenture.

“FCA”: As defined in the Indenture.

“FCASR”: As defined in the Indenture.

“FIRREA”: The Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended.

“Fitch”: Fitch Ratings, Inc., or any successor thereto.

“Funded Companion Participation”: As defined in the Indenture.

“Future Funding Agreement”: That certain Future Funding Agreement, dated as of the Closing Date, by and among the Seller, as obligor and as pledgor, Holdco, as future funding indemnitor, the Trustee, as trustee on behalf of the Noteholders and the Holders of the Preferred Shares, as secured party, and the Note Administrator, as the same may be amended, supplemented or replaced from time to time.

“Future Funding Amount”: With respect to a Participated Loan, any unfunded future funding obligations of the lender thereunder.

“Future Funding Indemnitor”: Holdco, in its capacity as Future Funding Indemnitor.

“Future Funding Reserve Account”: The account required to be maintained by the Seller pursuant to the Future Funding Agreement.

“Future Funding Participation”: As defined in the Indenture.

“Holdco”: TPG RE Finance Trust Holdco, LLC, and its successors-in-interest.

“Holder”: As defined in the Indenture.

“Indenture”: The Indenture, dated as of the Closing Date, among the Issuer, the Co-Issuer, the Advancing Agent, the Trustee and the Note Administrator, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Independent”: As defined in the Indenture.

“Independent Contractor”: Any Person that would be an “Independent Contractor” with respect to Sub-REIT (or any subsequent REIT) within the meaning of Section 856(d)(3) of the Code.

“Initial Interest Reserve Deposit Amount”: As defined in the Indenture.

“Inquiry”: As defined in the Indenture.

“Insurance and Condemnation Proceeds”: All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, as applicable, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, as applicable, or released to the Obligor or any tenants or ground lessors.

“Insurance Policy”: With respect to any Loan, any hazard insurance policy, flood insurance policy, title insurance policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Mortgaged Property, as applicable.

“Interest Advance”: As defined in the Indenture.

“Investor Q&A Forum”: As defined in the Indenture.

“Investor Transparency Report”: A report prepared:

(i) in the form published as of the Closing Date at https://www.esma.europa.eu/sites/default/files/library/annex12_investor_report-non-abcp_securitisation.xlsx with respect to Annex XII of each of Commission Delegated Regulation (EU) 2020/1224 of 16 October 2019 and Commission Implementing Regulation (EU) 2020/1225 of 29 October 2019 (or, in either case, if the Issuer so agrees (in its sole discretion), in such other form as may be prescribed or permitted for purposes of the EU Transparency Requirements at any time after the Closing Date); and

(ii) in the form published as of the Closing Date in each of (a) SECN 11 Annex 12R of the FCASR and SECN 12 Annex 12R of the FCASR, and (b) Annex XII of Section 4 of Chapter 5 of the PRASR and Annex XII of Section 4 of Chapter 6 of the PRASR (or, in any case, if the Issuer so agrees (in its sole discretion), in such other form as may be prescribed or permitted for purposes of the UK Transparency Requirements at any time after the Closing Date).

“Issuer”: As defined in the Preamble hereto.

“Issuer Subsidiary”: As defined in the Indenture.

“Largest One Quarter Future Advance Estimate”: An estimate of the largest aggregate amount of future advances that will be required to be made under the Future Funding Participations held by Affiliated Future Funding Participation Holders during any calendar quarter, subject to the same exclusions as the calculation of the Two Quarter Future Advance Estimate.

“Law”: Any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any governmental body, foreign or domestic.

“Liquidation Event”: An REO Property (and the related REO Loan) or a Loan is liquidated for a full or discounted amount and the Special Servicer has determined that all amounts which it expects to recover from or on account of such Loan or REO Property, as applicable, have been recovered.

“Liquidation Fee”: A fee payable to the Special Servicer with respect to each Specially Serviced Loan or related REO Property, as applicable, as to which the Special Servicer receives a full or discounted payoff (or an unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) with respect thereto from the related Obligor or any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Loan or REO Property, as applicable (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or other partial payment or the Liquidation Proceeds or Insurance and Condemnation Proceeds related to such liquidated Specially Serviced Loan or REO Property, as applicable, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to any event described in clause (c) of the definition of “Liquidation Proceeds,” clause (d) of the definition of “Liquidation Proceeds” if such repurchase or substitution occurs within the time parameters (including any applicable extension period) set forth in the Collateral Interest Purchase Agreement or clause (e) of the definition of “Liquidation Proceeds” if the purchase occurs within the time parameters (including any applicable extension option) set forth in the related Partition Agreement or Intercreditor Agreement.

“Liquidation Fee Rate”: With respect to each Specially Serviced Loan, a rate equal to 1.0%.

“Liquidation Proceeds”: Cash amounts received by or paid to the Servicer or the Special Servicer, as applicable, in connection with (a) the liquidation (including a payment in full) of a Mortgaged Property constituting security for a Defaulted Loan, through a receiver’s or trustee’s sale, foreclosure sale or sale of an REO Property, as applicable, or otherwise, exclusive of any portion thereof required to be released to the related Obligor in accordance with applicable law and the terms and conditions of the related Loan Documents, (b) the realization upon any deficiency judgment obtained against an Obligor, (c) any sale of a Collateral Interest pursuant to the Indenture, (d) the repurchase or substitution of a Collateral Interest by the Seller pursuant to the Collateral Interest Purchase Agreement or (e) the purchase of a Specially Serviced Loan or REO Property pursuant to any purchase option set forth in the related Partition Agreement or intercreditor agreement.

“Loans”: As defined in the Indenture.

“Loan Documents”: As defined in the Indenture.

“Loan Transparency Report”: A report prepared:

(i) in the form published as of the Closing Date at https://www.esma.europa.eu/sites/default/files/library/annex3_underlying_exposures-commercial_real_estate.xlsx with respect to Annex III of each of Commission Delegated Regulation (EU) 2020/1224 of 16 October 2019 and Commission Implementing Regulation (EU) 2020/1225 of 29 October 2019 (or, in either case, if the Issuer so agrees (in its sole discretion), in such other form as may be prescribed or permitted for purposes of the EU Transparency Requirements at any time after the Closing Date); and

(ii) in the form published as of the Closing Date in each of (a) SECN 11 Annex 3R of the FCASR and SECN 12 Annex 3R of the FCASR, and (b) Annex III of Section 4 of Chapter 5 of the PRASR and Annex III of Section 4 of Chapter 6 of the PRASR (or, in any case, if the Issuer so agrees (in its sole discretion), in such other form as may be prescribed or permitted for purposes of the UK Transparency Requirements at any time after the Closing Date).

“Loan-Level Benchmark Replacement”: With respect to any Serviced Loan, the alternate, substitute, successor or replacement index designated by the Collateral Manager upon the occurrence of a Loan-Level Benchmark Transition Event pursuant to applicable Loan Documents.

“Loan-Level Benchmark Replacement Conforming Changes”: With respect to any Loan-Level Benchmark Replacement, any technical, administrative or operational changes (including, but not limited to, changes to the definition of “interest accrual period” under the applicable Loan Documents setting an applicable determination date for the Loan-Level Benchmark Replacement, reference time, the timing and frequency of determining rates, the method for determining the Loan-Level Benchmark Replacement and other administrative matters) that the Collateral Manager determines, in its sole discretion (subject to the rights of any Companion Interest Holders), may be appropriate to reflect the adoption of such Loan-Level Benchmark Replacement.

“Loan-Level Benchmark Transition Event”: With respect to any Serviced Loan, any determination by the Collateral Manager that a trigger event under the related Loan Documents has occurred that will result in the conversion of the applicable interest rate index for such Loan from its current rate index to an alternate, substitute, successor or replacement index.

“Major Decisions”: Any of the following with respect to any Serviced Loans:

(a) any modification of, or waiver with respect to, a Collateral Interest or underlying Loan that would result in the extension of the maturity date or extended maturity date thereof (however the maturity date of such Loan may not be extended beyond the date that is five (5) years prior to the Stated Maturity Date of the Notes), a reduction in the interest rate borne thereby or the monthly debt service payment or prepayment, if any, payable thereon or a deferral or a forgiveness of interest on or principal of the Collateral Interest or underlying Loan, any change in the principal balance of any Collateral Interest or underlying Loan or a modification or waiver of any other monetary term of the Collateral Interest or the underlying Loan relating to the timing or amount of any payment of principal or interest (other than late payment charges and default interest) or any other material sums due and payable under the Loan or underlying Loan Documents or a modification or waiver of any provision of the Loan that (i) restricts the Obligor or its equity owners from incurring additional indebtedness, (ii) waives any breach of a material representation or a material covenant, (iii) waives any breach of any material provision of a related guaranty delivered by a guarantor of the obligations of a Obligor on such Collateral Interest or underlying Loan, or (iv) waives any default or event of default due to the bankruptcy or insolvency of a Obligor or any guarantor of the obligations of a Obligor on such Collateral Interest or Loan;

(b) any modification of, or waiver with respect to, a Collateral Interest or underlying Loan that would result in a discounted pay-off of the Loan;

(c) any foreclosure upon or comparable conversion of the ownership of a Mortgaged Property or any acquisition of a Mortgaged Property by deed-in-lieu of foreclosure;

(d) except as specifically permitted in the Loan Documents, any sale of a Mortgaged Property or any material portion thereof or the transfer of any direct or indirect interest in the Obligor;

(e) any sale of a Defaulted Collateral Interest;

(f) any action to bring a Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials;

(g) any substitution or release of collateral for a Collateral Interest (other than in accordance with the terms of, or upon satisfaction of, the Loan Documents);

(h) any release of the Obligor or any guarantor from liability with respect to the Loan (other than in accordance with the terms of, or upon satisfaction of, the Loan Documents);

(i) any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the Obligor);

(j) any material changes to or waivers of any of the insurance requirements in the Loan Documents;

(k) any incurrence of additional debt by the Obligor to the extent such incurrence requires the consent of the lender under the Loan Documents; and

(l) any consent to any lease to the extent the entering into such requires the consent of the lender under the Loan Documents;

provided that no Administrative Modification or Criteria-Based Modification will constitute a Major Decision or otherwise be subject to any consent and/or consultation rights under this Agreement.

“Mezzanine Loan”: As defined in the Indenture.

“Modified Loan”: (1) A Serviced Loan and any Co-Lender Agreement Non-Serviced Loan that has been modified (other than pursuant to an Administrative Modification or Criteria-Based Modification) by the Special Servicer pursuant to this Agreement in a manner that, in the reasonable good faith judgment of the Special Servicer:

(a) except as expressly contemplated by the related Loan Documents, reduces or delays in a material and adverse manner the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current monthly payments with respect to such Loan);

(b) except as expressly contemplated by the related Loan Documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal or an Updated Appraisal delivered to the Special Servicer (at the expense of the related Obligor and upon which the Special Servicer may conclusively rely), of the property to be released; or

(c) otherwise materially impairs the value of the security for such Loan or reduces the likelihood of timely payment of amounts due thereon; and

(2) a Non-Serviced Loan other than any Co-Lender Agreement Non-Serviced Loan that is a “Modified Loan” (or similar term) under the related Non-Serviced Servicing Agreement.

For the avoidance of doubt, a Payment Accommodation shall not cause a Loan to be a Modified Loan if (a) the Loan was not delinquent before the applicable exogenous event, (b) the applicable exogenous event caused a disruption in the performance of the Loan and (c) the related borrower sponsor agrees to repay the forborne/deferred amounts over a term after the forbearance/deferral period and replenish any exhausted reserves.

“Monthly Payment”: With respect to any Collateral Interest, the scheduled monthly payment of interest or the scheduled monthly payment of principal and interest, as the case may be, on such Collateral Interest which is payable by the related Obligor on the due date under the related Loan.

“Monthly Report”: As defined in the Indenture.

“Moody’s”: Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage”: With respect to each Mortgage Loan, the mortgage, deed of trust or other instrument securing the related Underlying Note, which creates a lien on the real property securing such Underlying Note.

“Mortgage Loan”: As defined in the Indenture.

“Mortgaged Property”: With respect to any Mortgage Loan or Combined Loan, the mortgaged property or properties directly or indirectly securing such Mortgage Loan or Combined Loan, as applicable.

“New Lease”: Any lease of all or any part of an REO Property entered into on behalf of the Issuer, including any lease renewed or extended on behalf of the Issuer if the Issuer has the right to renegotiate the terms of such lease.

“No Downgrade Confirmation”: As defined in the Indenture.

“No Trade or Business Opinion”: As defined in the Indenture.

“Non-Controlled Collateral Interest”: Each Partitioned Collateral Interest as to which the Issuer is not the “controlling holder” (or similar term) under the related Partition Agreement. If a related controlling Companion Interest is acquired in its entirety by the Issuer, the Collateral Interest (together with a related controlling Companion Interest) will become a Controlled Collateral Interest. As of the Closing Date (i) the Closing Date Collateral Interests identified on Exhibit A hereto as “The Platform,” “Prime Storage Portfolio” and “Millennium One” will be Controlled Collateral Interests and (ii) each of the Closing Date Collateral Interests other than the Closing Date Collateral Interest specified in clause (i) above will be a Non-Controlled Collateral Interest.

“Non-Exempt Person”: Any Person other than a Person who is either (a) a U.S. Tax Person or (b) has provided to the Servicer for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (i) any income tax treaty between the United States and the country of residence of such Person, (ii) the Internal Revenue Code of 1986, as amended from time to time and any successor statute, or (iii) any applicable rules or regulations in effect under clauses (i) or (ii) above, permit the Servicer to make such payments free of any obligation or liability for withholding: provided, that duly executed form(s) provided to the Servicer pursuant to Section 7.09 hereof, shall be sufficient to qualify the Issuer as not a Non-Exempt Person.

“Non-Material Borrower Request”: Any Obligor request that does not require consent of the Controlling Holder.

“Non-Serviced Loans”: Each Loan related to any Collateral Interest which is serviced and administered pursuant to a Non-Serviced Servicing Agreement.

“Non-Serviced Servicer”: With respect to any Non-Serviced Loan, the servicer under the related Non-Serviced Servicing Agreement.

“Non-Serviced Servicing Agreement”: With respect to any Non-Serviced Loan, the servicing agreement governing the servicing of such Non-Serviced Loan.

“Non-Serviced Special Servicer”: With respect to any Non-Serviced Loan, the special servicer under the related Non-Serviced Servicing Agreement.

“Nonrecoverable Interest Advance”: As defined in the Indenture.

“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Serviced Loan or REO Property which, in the reasonable judgment of the Advancing Agent, or in accordance with the Servicing Standard as to the Special Servicer or the Servicer, as the case may be, would ultimately be non-recoverable, together with any accrued and unpaid interest thereon, at the Advance Rate, from late collections or any other recovery on or in respect of such Serviced Loan or REO Property. In making such non-recoverability determination, such Person will be entitled to consider (in the case of the Servicer or the Special Servicer, in accordance with the Servicing Standard), among other things:

(a) the obligations of the Obligor under the terms of the related Loan Documents as they may have been modified,

(b) the related Mortgaged Properties or REO Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties or REO Properties,

(c) future expenses as estimated by such Person,

(d) the timing of recoveries as estimated by such Person, and

(e) the existence of any Nonrecoverable Interest Advance or Nonrecoverable Servicing Advance with respect to other Mortgaged Properties or REO Properties in light of the fact that proceeds on the related Mortgaged Property are not only a source of recovery for the Servicing Advance under consideration, but also a potential source of recovery for such Nonrecoverable Servicing Advance.

In addition, any such Person may (consistent with the Servicing Standard in the case of the Servicer or the Special Servicer) update or change its non-recoverability determinations at any time (but, except as provided below, may not reverse any other Person’s determination that a Servicing Advance is a Nonrecoverable Servicing Advance). Any such Person may obtain promptly upon request, from the Special Servicer, any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer’s possession for making a non-recoverability determination. If the Special Servicer makes a determination in accordance with the Servicing Standard that any Servicing Advance previously made is a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance (and provides the Servicer and the Advancing Agent with the Officer’s Certificate referred to herein), the Servicer (or the Note Administrator) may rely on the Special Servicer’s determination and the Special Servicer’s determination of non-recoverability cannot reverse a determination made by the Servicer.

Any such determination by any such Person, or any updated or changed non-recoverability determination, shall be evidenced by an Officer’s Certificate delivered by any of the Servicer, the Special Servicer or Advancing Agent to the other parties to this Agreement. The Advancing Agent, when making an independent determination, whether or not a proposed Servicing Advance would be a Nonrecoverable Servicing Advance, shall be subject to the standards applicable to the Special Servicer hereunder.

Any Officer’s Certificate described above shall set forth such determination of non-recoverability and the considerations of the Advancing Agent, the Servicer or the Special Servicer, as the case may be, forming the basis of such determination (which shall be accompanied by, to the extent available, information such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgaged Property or REO Property, as applicable). The Servicer shall promptly furnish any party required to make Servicing Advances with any information in its possession regarding Performing Loans and the Special Servicer shall promptly furnish any party required to make Servicing Advances with any information in its possession regarding the Specially Serviced Loans as such party required to make Servicing Advances may reasonably request for purposes of making non-recoverability determinations.

“Note Administrator”: Computershare Trust Company, National Association, a national banking association, appointed as Note Administrator under the Indenture or its successor under the Indenture.

“Note Administrator/Trustee Termination Event”: As defined in Section 7.07.

“Note Protection Tests”: As defined in the Indenture.

“Noteholder”: With respect to any Note, the Person in whose names such Note is registered in the note register maintained pursuant to the Indenture.

“Notes”: The Notes issued under, and as defined in, the Indenture.

“NRSRO”: As defined in the Indenture.

“Obligor”: Any Person obligated to make payments of principal, interest, fees or other amounts or distributions of earnings or other amounts under any Loan.

“Offering Memorandum”: As defined in the Indenture.

“Officer’s Certificate”: With respect to the Collateral Manager, the Servicer, Special Servicer or Advancing Agent, any certificate executed by a Responsible Officer thereof.

“Other Borrower Request”: Any Non-Material Borrower Request or request for any future advance.

“Pari Passu Participation”: A fully funded pari passu participation interest in a Participated Loan, which pari passu participation is acquired by the Issuer.

“Participated Loan”: As defined in the Indenture.

“Participation”: As defined in the Indenture.

“Partition Agreement”: As defined in the Indenture.

“Partitioned Collateral Interest”: As defined in the Indenture.

“Partitioned Loan”: As defined in the Indenture.

“Partitioned Loan Collection Account”: Shall have the meaning ascribed it in Section 3.03.

“Payment Accommodation”: A short-term (up to six months) forbearance or deferral of interest due to an exogenous event.

“Payment Date”: As defined in the Indenture.

“Performing Loan”: Any Serviced Loan that is not a Specially Serviced Loan.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledged Equity”: All of the equity interest in an Obligor under a Mortgage Loan that is pledged to secure a Mezzanine Loan.

“Preferred Shareholder”: A registered owner of Preferred Shares as set forth in the share register maintained by the preferred share registrar.

“PRA”: As defined in the Indenture.

“PRASR”: As defined in the Indenture.

“Preferred Shares”: As defined in the Indenture.

“Principal Prepayment”: Any voluntary payment of principal made by the Obligor on a Loan that is received in advance of its scheduled due date and that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Principal Proceeds”: As defined in the Indenture.

“Qualified Affiliate”: Any Person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of Loans, and (c) as to which 51% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Servicer or the Special Servicer, as the case may be, or by any Person or Persons who directly or indirectly own equity ownership interests in the Servicer or the Special Servicer, as the case may be.

“Qualified Insurer”: An insurance company or security or bonding company qualified to write the related insurance policy, in the relevant jurisdiction, which (a) other than in the case of a fidelity bond or errors and omissions policy, has a claims paying ability rated at least (i) “A” by Fitch (or, if not by rated by Fitch, an equivalent rating by two other NRSROs (which may include Moody’s) or A.M. Best and (ii) “A3” by Moody’s (or, if not by rated by Moody’s, an equivalent rating by two other NRSROs (which may include Fitch) or A.M. Best or (b) in the case of a fidelity bond and errors and omissions insurance policies required to be maintained by the Servicer and the Special Servicer pursuant to Section 3.05, is a company or security or bonding company having a claims paying ability of at least (i) “A3” by Moody’s, (ii) “A(low)” by DBRS Morningstar, (iii) “A-” by S&P Global Ratings or (iv) “A” by Fitch Ratings, Inc., unless the applicable Rating Agency has confirmed in writing that an insurance company with a lower claims paying ability shall not result, in and of itself, in a withdrawal or downgrading of the rating then assigned by such Rating Agency to any Class of Notes, and if not rated by the such Rating Agency, then otherwise approved by such Rating Agency.

“Qualified REIT Subsidiary”: As defined in the Indenture.

“Qualified Servicer”: A commercial mortgage loan master, primary or special servicer that (i) is engaged in the business of servicing commercial real estate loans (with a minimum servicing portfolio of $100,000,000) that are comparable to the Loans underlying the Collateral Interests owned or to be owned by the Issuer, (ii) within the prior 12-month period, has acted as a servicer in a commercial mortgage backed securities transaction rated by Moody’s or Fitch and as to which neither Moody’s nor Fitch has publicly cited servicing concerns of such servicer as the sole or material factor in any downgrade or withdrawal of the ratings or placement on “watch status” in contemplation of a ratings downgrade or withdrawal (which qualification, downgrade, withdrawal or placement on “watch status” in contemplation of a ratings downgrade or withdrawal has not been withdrawn within 60 days of such rating action) of securities rated by Moody’s or Fitch in any commercial real estate backed securities transaction serviced by such servicer prior to the time of determination and (iii) is rated at least “CMS3,” “CPS3” or “CSS3” by Fitch as a master servicer, primary servicer or special servicer, as applicable.

“Qualified Trustee”: An entity meeting the eligibility requirements of Section 6.8 of the Indenture.

“Rating Agencies”: As defined in the Indenture.

“Rating Agency Condition”: As defined in the Indenture.

“Real Property”: Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures).

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the Commission or by the staff of the Commission, in each case as effective from time to time as of the compliance dates specified therein.

“Reimbursement Rate”: As defined in the Indenture.

“Reinvestment Account”: As defined in the Indenture.

“Reinvestment Collateral Interest”: As defined in the Indenture.

“Reinvestment Period”: As defined in the Indenture.

“REIT Provisions”: Sections 856 through 859 of the Code and related Treasury Regulations promulgated thereunder.

“Relevant Parties in Interest”: With respect to any Loan that is (i) not a Partitioned Loan, the Noteholders and the Preferred Shareholders (as a collective whole as if such Noteholders and Preferred Shareholders constituted a single lender) or (ii) a Partitioned Loan, the Noteholders, the Preferred Shareholders and any related Companion Interest Holder (as a collective whole as if such Noteholders, the Preferred Shareholders and the related Companion Interest Holders constituted a single lender and taking into account the relative priority rights of such parties set forth in the related Partition Agreement). Notwithstanding the foregoing, in connection with any sale of a Collateral Interest that is not sold together with any related Companion Interest, the Relevant Parties in Interest shall not include any Companion Interest Holder whose Companion Interest is not being included in such sale.

“Relevant Recipient”: As defined in Section 4.02(a).

“Remittance Date”: With respect to each Payment Date under the Indenture, the Business Day immediately preceding such Payment Date.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that section of the Code in its present form, does not include:

(a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

(b) any amount received or accrued, directly or indirectly, from any Person if any Co-Issuer owns directly or indirectly (including by attribution) a ten percent (10%) or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

(c) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person directly operates such REO Property;

(d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

(e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Co-Issuers, such rent is no greater than fifteen percent (15%) of the total rent received or accrued under, or in connection with, the lease.

“REO Accounts”: As defined in Section 3.13(c).

“REO Loan”: The Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Collateral and provides for assumed scheduled payments on each due date therefor, and otherwise has the same terms and conditions as its predecessor Loan including, without limitation, with respect to the calculation of the interest rate in effect from time to time. Each REO Loan shall be deemed to have an initial outstanding principal balance and stated principal balance equal to the outstanding principal balance and stated principal balance, respectively, of its predecessor Loan as of the date of the acquisition of the related REO Property. All amounts due and owing in respect to the predecessor Loan as of the date of the acquisition of the related REO Property including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Collateral Manager, the Advancing Agent, the Servicer or the Special Servicer, as applicable, in respect of the predecessor Loan as of the date of the acquisition of the related REO Loan, including, without limitation, any unpaid Special Servicing Fees, Servicing Fees and any unreimbursed Servicing Advances or Servicing Expenses, together with any interest accrued and payable to the Servicer or the Special Servicer, as the case may be, in respect of such Servicing Advances or Servicing Expenses shall continue to be payable or reimbursable to the Collateral Manager, the Advancing Agent, the Servicer or the Special Servicer, as the case may be, in respect of an REO Loan.

“REO Proceeds”: Any payments received by the Servicer or the Special Servicer, the Issuer, the Trustee, the Note Administrator or otherwise with respect to an REO Property.

“REO Property”: A Mortgaged Property acquired by an REO Subsidiary or acquired directly or indirectly by the Issuer, or a nominee thereof, for the benefit of the Relevant Parties in Interest (and also including, with respect to any Non-Serviced Loan, the Issuer’s beneficial interest in a Mortgaged Property acquired by the applicable Non-Serviced Special Servicer on behalf of, and in the name of, the applicable issuer or a nominee thereof for the benefit of the relevant parties in interest under the related Non-Serviced Servicing Agreement) through foreclosure, judicial foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Serviced Loan.

“REO Subsidiary”: A U.S. corporation (or a limited liability company treated as a corporation for U.S. federal income tax purposes).

“Reportable Compliance Event”: An event where any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reporting Person” As defined in Section 3.11.

“Repurchase Request”: As defined in the Indenture.

“Repurchase Request Recipient”: As defined in Section 3.19.

“Responsible Officer”: With respect to the Collateral Manager, the Servicer, the Special Servicer or the Advancing Agent, as the case may be, any officer or employee involved in or responsible for the administration, supervision or management of such Person’s obligations under this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party. With respect to the Issuer or the Co-Issuer, any Authorized Officer, as such term is defined in the Indenture. With respect to the Trustee and the Note Administrator, any Trust Officer, as such term is defined in the Indenture.

“Retained Interest”: As defined in the Collateral Interest Purchase Agreement.

“Sanctioned Country”: A country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person”: Any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Scheduled Preferred Shares Redemption Date”: As defined in the Indenture.

“Secured Parties”: As defined in the Indenture.

“Securities Account Control Agreement (Future Funding Reserve Account)”: As defined in the Indenture.

“Segregated Liquidity”: With respect to the Future Funding Indemnitor as of any date of determination, an amount equal to the sum of (a) amounts available to the Future Funding Indemnitor and its affiliates under a Committed Warehouse Line, (b) Cash or Cash equivalents of the Future Funding Indemnitor and its Affiliates that are available to make future advances under the Future Funding Participations held by Affiliated Future Funding Participation Holders (which will include any amounts on deposit in the Future Funding Reserve Account (including any investment income earned thereon)), (c) Cash or Cash equivalents that are projected to be earned and received by the Future Funding Indemnitor or its Affiliates during the subject period and will be available to make future advances under the Future Funding Participations held by Affiliated Future Funding Participation Holders, (d) amounts that are undrawn and available to draw under any credit facility, repurchase facility, subscription facility or warehouse facility subject only to the satisfaction of general conditions precedent in the related facility documents and (e) callable capital of the Future Funding Indemnitor or its Affiliates.

“Seller”: TRTX Master CLO Loan Seller, LLC, and its successors in interest, solely in its capacity as Seller under the Collateral Interest Purchase Agreement.

“Serviced Loans”: All of the Loans except the Non-Serviced Loans, which Non-Serviced Loans are serviced and administered pursuant to the related Non-Serviced Servicing Agreement.

“Servicer”: Situs Asset Management LLC, a Texas limited liability company, or any successor servicer as herein provided.

“Servicer Termination Event”: As defined in Section 7.02.

“Servicing”: As defined in Section 3.01(a).

“Servicing Advances”: All Servicing Expenses related to the Serviced Loans, related Mortgaged Properties or REO Properties and all other customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and expenses and fees of real estate brokers) incurred by the Advancing Agent, the Servicer or the Special Servicer, as applicable, in connection with the servicing and administering of (a) a Serviced Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property related to a Serviced Loan, including (in the case of each of such clause (a) and (b)), but not limited to the cost of (i) compliance with the Servicer’s obligations set forth in Section 3.02, (ii) the preservation, restoration and protection of a Mortgaged Property related to a Serviced Loan, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds, (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property related to a Serviced Loan including foreclosures, (v) the operation, leasing, management, maintenance and liquidation of any REO Property related to a Serviced Loan and (vi) any amount specifically designated herein to be paid as a “Servicing Advance.” Notwithstanding anything to the contrary, “Servicing Advances” shall not include allocable overhead of the Special Servicer, the Advancing Agent or the Servicer, as applicable, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Serviced Loan or REO Property related to a Serviced Loan.

“Servicing Expenses”: All customary, reasonable and necessary out-of-pocket costs and expenses paid or incurred in accordance with the Servicing Standard (in the case of the Servicer or the Special Servicer) or the Collateral Management Standard (in the case of the Collateral Manager) in connection with the obligations of the Collateral Manager, the Servicer or the Special Servicer, as the case may be (other than legal fees or expenses associated with contracting with a sub-servicer or payment of any sub-servicing fee), including without limitation:

(a) real estate taxes, assessments and similar charges that are or may become a lien on a Mortgaged Property or REO Property;

(b) insurance premiums if and to the extent funds collected from the related Obligor are insufficient to pay such premiums when due;

(c) ground rents, if applicable;

(d) any cost or expense necessary in order to prevent or cure any violation of applicable laws, regulations, codes, ordinances, rules, orders, judgments, decrees, injunctions or restrictive covenants;

(e) any cost or expense necessary in order to maintain or release the lien of any Loan on each Mortgaged Property, including any mortgage registration taxes, release fees, or recording or filing fees;

(f) customary costs or expenses for the collection, enforcement or foreclosure of the Loans and the collection of deficiency judgments against Obligors and guarantors (including but not limited to the fees and expenses of any trustee under a deed of trust, foreclosure title searches and other lien searches);

(g) costs and expenses of any appraisals, valuations, inspections, environmental assessments (including but not limited to the fees and expenses of environmental consultants), audits or consultations, engineers, architects, accountants, on-site property managers, market studies, title and survey work and financial investigating services;

(h) customary costs or expenses for liquidation, restructuring, modification or loan workouts, such as sales brokerage expenses and other costs of conveyance;

(i) costs and expenses related to travel and lodging with respect to property inspections (except to the extent expressly provided otherwise herein);

(j) any other reasonable costs and expenses, including without limitation, legal fees and expenses, incurred by the Collateral Manager, the Special Servicer or the Servicer under this Agreement in connection with the enforcement, collection, foreclosure, disposition, condemnation or destruction of any Loan and the performance of Servicing by the Servicer or the Special Servicer, as the case may be, under this Agreement, including, for the avoidance of doubt, any cost or expense of (i) the Servicer or the Special Servicer incurred in connection with any Loan-Level Benchmark Transition Event, Loan-Level Benchmark Replacement or Loan-Level Benchmark Replacement Conforming Changes if not paid by the related borrower and (ii) the Special Servicer in connection with the performance of the obligation set forth in Section 3.01(c);

(k) costs and expenses related to legal opinions obtained in connection with performing the duties and responsibilities of the Servicer or the Special Servicer, as the case may be, hereunder; and

(l) any bank charges related to any account required to be maintained by the Servicer or the Special Servicer under this Agreement.

“Servicing Fee”: With respect to each Serviced Loan (including without limitation a Specially Serviced Loan or REO Loan), an amount equal to the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of such Serviced Loan, as calculated in accordance with Section 5.01 of this Agreement.

“Servicing Fee Rate”: With respect to each Serviced Loan, and to the extent of its interest in any related REO Property, 0.015% per annum.

“Servicing File”: With respect to each Loan, all documents, information and records relating to the Loan that are necessary to enable the Servicer to perform its duties and service the Loan and the Special Servicer to perform its duties and service each Specially Serviced Loan in compliance with the terms of this Agreement, and any additional documents or information related thereto maintained or created by the Servicer.

“Servicing Standard”: As defined in Section 2.01(b).

“Signature Law”: As defined in Section 9.07.

“Special Servicer”: Situs Holdings, LLC, a Delaware limited liability company, or any successor special servicer as herein provided.

“Special Servicing”: As defined in Section 3.01(b).

“Special Servicing Compensation”: The Special Servicing Fee, together with the Additional Special Servicing Compensation and any Workout Fees or Liquidation Fees.

“Special Servicing Fee”: With respect to each Specially Serviced Loan (excluding the Non-Serviced Loans, the special servicing fee for each of which is paid under the applicable servicing agreement), an amount equal to the product of (a) the Special Servicing Fee Rate and (b) the outstanding principal balance of such Specially Serviced Loan, as calculated in accordance with Section 5.03(b) of this Agreement.

“Special Servicing Fee Rate”: With respect to each Specially Serviced Loan, a rate equal to 0.2500% per annum.

“Special Servicing Transfer Event”: With respect to any Serviced Loan, the occurrence of any of the following events:

(a) a payment default shall have occurred at the original maturity date, or, if the original maturity date of such Loan has been extended, a payment default shall have occurred at such extended maturity date; provided, however, if (a) the related Obligor is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Servicer within 30 days after the default, who will promptly deliver a copy to the Special Servicer and the Collateral Manager), (b) the related Obligor continues to make its assumed scheduled payment, and (c) the Collateral Manager consents, such Loan will not be considered a Specially Serviced Loan until ninety (90) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Transaction Documents, the Indenture or the

Servicing Agreement; and provided, further, if the related Obligor has delivered to the Servicer, who will be required to have promptly delivered a copy to the Special Servicer and the Collateral Manager, on or before the 90th day after the related maturity date, a refinancing commitment reasonably acceptable to the Collateral Manager, and the Obligor continues to make its assumed scheduled payments, such Loan will not be considered a Specially Serviced Loan until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment;

(b) any Monthly Payment (other than a Balloon Payment) is more than sixty (60) days delinquent;

(c) the Servicer determines, or receives a written determination of the Special Servicer, that a payment default is imminent and is not likely to be cured by the related Obligor within sixty (60) days;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related Obligor; provided, that if such decree or order is discharged or stayed within sixty (60) days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within sixty (60) days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal such Loan shall no longer be a Specially Serviced Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto and any such fees actually paid shall be reimbursed by the Special Servicer);

(e) the related Obligor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Obligor or of or relating to all or substantially all of its property;

(f) the related Obligor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(g) a default (other than a failure by the related Obligor to pay principal or interest) of which the Servicer or the Special Servicer has notice and which the Servicer or the Special Servicer, as the case may be, determines in accordance with the Servicing Standard may materially and adversely affect the interests of the Relevant Parties in Interest has occurred and remained unremedied for the applicable grace period specified in the related Loan Documents (or if no grace period is specified for those defaults which are capable of cure, sixty (60) days); or

(h) the Servicer or the Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property;

provided that any Serviced Loan that is cross-collateralized with another Serviced Loan will be a Specially Serviced Loan for so long as such Loan is cross-collateralized with a Specially Serviced Loan.

For the avoidance of doubt, with respect to any Serviced Loan, neither a Payment Accommodation nor any default or delinquency that would have existed but for such Payment Accommodation shall constitute a Special Servicing Transfer Event, for so long as the related Obligor is complying with the terms of such Payment Accommodation.

“Specially Serviced Loan”: Any Serviced Loan for which a Special Servicing Transfer Event has occurred and such Specially Serviced Loan has not become a Corrected Loan.

“Split Loan”: As defined in the Indenture.

“Stated Maturity Date”: As defined in the Indenture.

“Subsequent Collateral Interest”: As defined in the Indenture.

“Sub-REIT”: As defined in the Indenture.

“Successor”: As defined in Section 6.03(b).

“Total Redemption Price”: As defined in the Indenture.

“Transaction Documents”: As defined in the Indenture.

“Transfer Date”: With respect to (i) each Closing Date Collateral Interest and any related Loan, the Closing Date, and (ii) each Delayed Collateral Interest and Subsequent Collateral Interest and any related Loan, the date such Collateral Interest is acquired by the Issuer.

“Transparency Reporting Website”: The internet website located at www.ctslink.com (or such other website as may be notified in writing by the Note Administrator to the Issuer, Holdco, the Placement Agents (as defined in the Indenture), and the Noteholders from time to time), access to which is limited to Relevant Recipients.

“Transparency Reports”: Each of the Loan Transparency Reports and the Investor Transparency Reports.

“TRTX”: TPG RE Finance Trust, Inc., a Maryland corporation, and its successors in interest.

“Trustee”: As defined in the Preamble hereto.

“Two Quarter Future Advance Estimate”: As of any date of determination, an estimate of the aggregate amount of future advances that will be required to be made under the Future Funding Participations held by Affiliated Future Funding Participation Holders during the immediately following two calendar quarters, excluding future advances to be made for (a) accretive leasing costs (e.g., following the future advance for such leasing costs, the debt yield will be equal to or greater than a required debt yield specified in the Loan Documents of the related Participated Loan), (b) earnouts paid to borrowers upon satisfaction of certain performance metrics set forth in the Loan Documents of the related Participated Loan, (c) advances that the Seller believes, in the exercise of its reasonable judgment, will be repaid in full during the period covered by the estimate and (d) accretive capital expenditures (e.g., following the future advance for such capital expenditures, the debt yield will be equal to or greater than a required debt yield specified in the Loan Documents of the related Participated Loan).

“Two Quarter Future Advance Estimate Fee”: A fee in the amount of $2,500 payable to the Servicer with respect to each Two Quarter Future Advance Estimate reviewed by the Servicer in accordance with Section 3.26.

“UK Securitization Framework”: As defined in the Indenture.

“UK Transparency Requirements”: The transparency requirements set out in Article 7 of Chapter 2 of the PRASR and SECN 6 of the FCASR.

“Underlying Note”: With respect to any Loan, the promissory note or other evidence of indebtedness or agreements evidencing the indebtedness of an Obligor under such Loan.

“Unscheduled Principal Proceeds”: As defined in the Indenture.

“Updated Appraisal”: As defined in the Indenture.

“U.S. Tax Person”: A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which have elected to be treated as U.S. Tax Persons).

“Voting Rights”: At all times during the term of the Indenture and Servicing Agreement, 100% of the voting rights for the Notes that are allocated among the holders of the respective Classes of Notes in proportion with the Aggregate Outstanding Amount of the Notes. Voting rights allocated to a Class of Noteholders is allocated among such Noteholders in proportion to the percentage interest in such Class evidenced by their respective Notes.

“Workout Fee”: With respect to each Corrected Loan, an amount equal to the product of (a) the Workout Fee Rate and (b) each collection of interest and principal (other than penalty charges, excess interest and any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments, (iii) Principal Prepayments and (iv) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Loan for so long as it remains a Corrected Loan.

“Workout Fee Rate”: With respect to each Corrected Loan, a rate equal to 1.0%.

ARTICLE II

RETENTION AND AUTHORITY OF SERVICER; SPECIAL SERVICER

Section 2.01 Engagement; Servicing Standard. (a) As of the applicable Transfer Date, the Issuer hereby engages the Servicer and the Special Servicer, as the case may be, to perform, and the Servicer or the Special Servicer, as the case may be, hereby agrees to perform, Servicing and Special Servicing, as applicable, with respect to each of the Serviced Loans for the benefit of the Relevant Parties in Interest throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof.

(b) Each of the Servicer and the Special Servicer shall diligently service and administer the Serviced Loans and REO Properties it is obligated to service or special service, as the case may be, pursuant to this Agreement on behalf of the Issuer and Trustee in the best interests of and for the benefit of the Relevant Parties in Interest (as a collective whole) (as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of this Agreement and the Loan Documents. To the extent consistent with the foregoing, the Servicer and the Special Servicer shall service and special service, as applicable, the Serviced Loans:

(i) in accordance with the higher of the following standards of care:

(A) with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers comparable commercial real estate loans with similar borrowers and comparable REO properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial real estate loan lenders servicing their own commercial real estate loans and REO properties); and

(B) with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers comparable commercial real estate loans and REO properties owned by the Servicer or the Special Servicer, as the case may be;

and in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Loan Documents;

(ii) with a view to the timely recovery of all payments of principal and interest, including Balloon Payments, under the applicable Loans or, in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery on such Loan to the Relevant Parties in Interest of principal and interest, on a present value basis; and

(iii) without regard to any potential conflict of interest arising from (A) any relationship, including as lender on any other debt, that the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related borrowers or any Affiliate thereof, or any other party to this Agreement, (B) the ownership of any Note by the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, (C) the right of the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction, (D) the ownership, servicing or management for others of any other commercial real estate loan or real property not subject to this Agreement by the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof and (E) any obligation of the Special Servicer, if applicable, or any Affiliate to repurchase any Loan (or Partitioned Collateral Interest) or pay an indemnity in respect thereof.

The servicing practices described in the preceding sentence are herein referred to as the “Servicing Standard.”

Notwithstanding the foregoing, (i) the effectuation of any Criteria-Based Modifications, (ii) any Administrative Modification and (iii) any Loan-Level Benchmark Conforming Changes shall not be subject to the Servicing Standard. Neither the Servicer nor the Special Servicer will be in violation of the Servicing Standard for approving or consummating any such modification or for servicing the related Loan in accordance with the terms of the Loan Documents as modified by such Criteria-Based Modification, Administrative Modification or any Loan-Level Benchmark Replacement Conforming Changes so long as it is otherwise performing in accordance with the Servicing Standard. Neither the Servicer nor the Special Servicer shall have any obligation or responsibility to determine if the Collateral Manager is acting in accordance with any standard of conduct for the Collateral Manager.

(c) Without limiting the foregoing, subject to Section 3.16, (i) the Servicer shall be obligated to service and administer all Performing Loans and (ii) the Special Servicer shall be obligated to service and administer (A) any Specially Serviced Loan, (B) with respect to a Performing Loan (1) any Other Borrower Request (other than waivers of late payment charges and default interest on Performing Loans), (2) any Major Decision or (3) any Administrative Modification or Criteria-Based Modification and (C) any REO Properties (other than an REO Property related to any Non-Serviced Loan), provided, that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Special Servicing Transfer Event had occurred and with respect to any REO Properties (and the related REO Loans) as if no acquisition of such REO Properties had occurred, and to render such services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Each Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.16. The Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and forward to the Servicer reports in respect of the related Mortgaged Properties or REO Properties with respect to Specially Serviced Loans in accordance with, and to the extent required by, Section 3.12.

After notification to the Servicer, the Special Servicer may contact the related Obligor of any Performing Loan if efforts by the Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved. Such contact shall be coordinated through and with the cooperation of the Servicer. No provision herein contained shall be construed as an express or implied guarantee by the Servicer or the Special Servicer, as the case may be, of the collectability or non-recoverability of payments on the Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to the Servicer or the Special Servicer, as the case may be (including with respect to Servicing Fees, Special Servicing Fees or, in the case of the Servicer, the right to be reimbursed for Servicing Advances and interest accrued thereon). Any provision in this Agreement for any Servicing Advances by the Advancing Agent or the Servicer or any Servicing Expenses by the Collateral Manager, the Servicer or Special Servicer, is intended solely to provide liquidity for the benefit of Relevant Parties in Interest and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Loans. No provision hereof shall be construed to impose liability on the Advancing Agent, the Servicer or the Special Servicer for the reason that any recovery to the Issuer or any Relevant Parties in Interest in respect of a Loan at any time after a determination of present value recovery is less than the amount reflected in such determination.

Section 2.02 Sub-servicing. (a) The Servicer or the Special Servicer, as the case may be, may delegate any of its obligations hereunder to a sub-servicer (so long as such Person is a Qualified Servicer); provided, however, that the Servicer or the Special Servicer, as the case may be, shall provide oversight and supervision with regard to the performance of all subcontracted services and (i) any sub-servicing agreement shall be consistent with and subject to the provisions of this Agreement and (ii) no sub-servicer retained shall foreclose on any Loan or grant any modification, waiver, or amendment to the Loan Documents without the approval of the Servicer or the Special Servicer, as the case may be. Neither the existence of any sub-servicing agreement nor any of the provisions of this Agreement relating to sub-servicing shall relieve the Servicer or the Special Servicer, as the case may be, of its obligations to the Issuer hereunder. Notwithstanding any such sub-servicing agreement, the Servicer or the Special Servicer, as the case may be, shall be obligated to the same extent and under the same terms and conditions as if the Servicer or the Special Servicer, as the case may be, alone was servicing the related Loans in accordance with the terms of this Agreement. The Servicer or the Special Servicer, as the case may be, shall be solely liable for all fees owed by it to any sub-servicer, regardless of whether the compensation hereunder of the Servicer or the Special Servicer, as the case may be, is sufficient to pay such fees. The Servicer and the Special Servicer shall be permitted to provide a copy of this Agreement, the Indenture and the Collateral Interest Purchase Agreement to any sub-servicer retained by the Servicer or the Special Servicer, as applicable.

(b) Each sub-servicer shall be (i) authorized to transact business in the applicable state(s), if, and to the extent, required by applicable law to enable the sub-servicer to perform its obligations hereunder and under the applicable sub-servicing agreement, and (ii) qualified to service investments comparable to the Loans.

(c) Any sub-servicing agreement entered into by the Servicer or Special Servicer, as the case may, be shall provide that it may be assumed or terminated by (i) the Servicer or the Special Servicer, as the case may be, (ii) the Trustee, if the Trustee has assumed the duties of the Servicer or Special Servicer, as the case may be, or if the Servicer or Special Servicer, as the case may be, is otherwise terminated pursuant to the terms of this Agreement, or (iii) a successor servicer if such successor servicer has assumed the duties of the Servicer or Special Servicer, as the case may be, in each case without cause and without cost or obligation to the Trustee, the successor servicer or the successor special servicer. In no event shall the Trustee be responsible for the payment of any termination fee in connection with any sub-servicing agreement entered into by the Servicer or Special Servicer or any successor servicer. In no event shall any sub-servicing agreement give a sub-servicer direct rights against the assets of the Issuer.

Any sub-servicing agreement and any other transactions or services relating to the Loans involving a sub-servicer shall be deemed to be between the sub-servicer and the Servicer or Special Servicer, as the case may be, alone and neither the Issuer nor the Trustee shall be deemed a party thereto nor shall have any claims, rights, obligations, duties or liabilities with respect to any sub-servicer except as set forth in Section 2.01(c) and Section 6.02.

The Trustee shall not be (a) liable for any acts or omissions of any Servicer, (b) obligated to make any Servicing Advance, (c) responsible for expenses of the Servicer or the Special Servicer, (d) liable for any amount necessary to induce any successor servicer to act as successor servicer or any successor special servicer to act as special servicer hereunder.

(d) Notwithstanding any contrary provisions of the foregoing subsections of this Section 2.02, the appointment by the Servicer or the Special Servicer of one or more third-party contractors for the purpose of performing discrete, ministerial functions shall not constitute the appointment of sub-servicers and shall not be subject to the provisions of this Section 2.02; provided, that (a) the Servicer or the Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors as if it were alone performing such functions and shall pay all fees and expenses of such third-party contractors; and (b) such appointment imposes no additional duty on any other party to this Agreement, any successor hereunder to the Servicer or the Special Servicer, as the case may be.

(e) Each sub-servicing agreement entered into by the Servicer shall provide that the Controlling Holder shall be entitled to terminate the rights and obligations of the sub-servicer under such sub-servicing agreement with respect to such Collateral Interest, with or without cause, upon ten (10) Business Days’ notice to the Issuer, the Special Servicer, the Servicer, the Collateral Manager, the Note Administrator and the Trustee, and replace such sub-servicer with a successor sub-servicer that is a Qualified Servicer, subject to the consent of the Servicer with respect to such replacement sub-servicer, which consent shall not be unreasonably withheld, conditioned or delayed; provided that (a) all applicable costs and expenses (including, without limitation, cost and expenses of the Servicer) of any such termination made by the Controlling Holder shall be paid by the Controlling Holder and (b) all applicable accrued and unpaid Servicing Fees, Additional Servicing Compensation and Servicing Expenses owed to such sub-servicer are paid in full.

Section 2.03 Authority of the Servicer or the Special Servicer. (a) In performing its Servicing or Special Servicing obligations hereunder, the Servicer or Special Servicer, as the case may be, shall, except as otherwise provided herein and subject to the terms of this Agreement, have full power and authority, acting alone or through others, to take any and all actions in connection with such Servicing or Special Servicing, as applicable, that it deems necessary or appropriate in accordance with the Servicing Standard (except that the processing and effectuation of Administrative Modifications or Criteria-Based Modifications or Loan-Level Benchmark Replacement Conforming Changes by the Special Servicer shall not be subject to the Servicing Standard). Without limiting the generality of the foregoing, each of the Servicer or Special Servicer, as the case may be, is hereby authorized and empowered by the Issuer when the Servicer or Special Servicer, as the case may be, deems it appropriate in accordance with the Servicing Standard and subject to the terms of this Agreement, including, without limitation, Section 3.23, to execute and deliver, on behalf of the Issuer, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien of each Mortgage or other relevant Loan Documents on the related Mortgaged Property, (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to each of the Loans and (iii) in the case of the Special Servicer, to execute such instruments of assignment and sale on behalf of the Issuer in accordance with the terms of the Indenture; provided, however, that the Servicer or Special Servicer, as the case may be, shall notify the Issuer, the Collateral Manager and any related Companion Interest Holder in writing in the event that the Servicer or Special Servicer, as the case may be, intends to execute and deliver any such instrument referred to in clause (ii) above. The Issuer agrees to cooperate with the Servicer or the Special Servicer, as the case may be, by either executing and delivering to the Servicer or the Special Servicer, as the case may be, from time to time (i) powers of attorney evidencing the authority and power under this Section of the Servicer or the Special Servicer, as the case may be, or (ii) such documents or instruments deemed necessary or appropriate by the Servicer or the Special Servicer, as the case may be, to enable the Servicer or the Special Servicer, as the case may be, to carry out its Servicing or Special Servicing obligations hereunder.

(b) Subject to Section 2.03(d), in the performance of its Servicing or Special Servicing obligations, the Servicer or the Special Servicer, as the case may be, shall take any action or refrain from taking any action that the Issuer (or the Collateral Manager acting on behalf of the Issuer) directs shall be taken or not taken, as the case may be, which relates to the Servicing or Special Servicing obligations under this Agreement; provided, however, that the Servicer or the Special Servicer (x) shall not take or refrain from taking any action that the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests that the Servicer or the Special Servicer, as the case may be, take or refrain from taking to the extent that the Servicer or the Special Servicer, as the case may be, determines in accordance with the Servicing Standard that such action or inaction, as the case may be: (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Loan, Mortgaged Property or other collateral for a Loan, (ii) may cause a violation of any provision of a Loan Document, this Agreement, the related Partition Agreement or the Indenture or (iii) may cause a violation of the Servicing Standard (except that the processing and effectuation of Administrative Modifications or Criteria-Based Modifications by the Special Servicer shall not be subject to the Servicing Standard) and (y) may refrain from taking any action that the Issuer, the Co-Issuer, the Collateral Manager or any Companion Interest Holder directs that the Servicer or the Special Servicer, as the case may be, determines in accordance with the Servicing Standard may materially expand the scope of the Servicer’s or the Special Servicer’s responsibilities (or materially reduce such party’s rights), as applicable, under this Agreement or any other Transaction Document. Notwithstanding anything herein to the contrary, neither the Servicer nor the Special Servicer will be in violation of the Servicing Standard if servicing a Loan that was previously the subject of an Administrative Modification, Criteria-Based Modification or any Loan-Level Benchmark Replacement Conforming Changes in accordance with the terms of the Loan Documents as modified by such Administrative Modification or Criteria-Based Modification or any Loan-Level Benchmark Replacement Conforming Changes, so long as it is otherwise performing the servicing of such Loan in accordance with the Servicing Standard.

(c) The Collateral Manager shall perform its obligations and exercise its rights hereunder (including, without limitation, its right to direct the Special Servicer to process any Administrative Modification, Criteria-Based Modification or any Loan-Level Benchmark Replacement Conforming Changes) in accordance with the Collateral Management Standard.

(d) The Controlling Holder shall have the right to consent to any decision that is a Major Decision hereunder. The Servicer or the Special Servicer, as applicable, (i) shall send the Controlling Holder a copy of any written request by an Obligor for a decision that is a Major Decision or any written notification of the occurrence of an event or circumstance that requires the making of a Major Decision promptly after receipt thereof, and (ii) may request that the Controlling Holder approve a Major Decision at any time that the Servicer or the Special Servicer, as applicable, determines that such Major Decision should be considered. The Collateral Manager shall send the Servicer and the Special Servicer, as applicable, a copy of any written request it receives from an Obligor for a decision that is a Major Decision within two (2) Business Days of receipt thereof. The Controlling Holder shall consider such Major Decision and notify the Servicer or the Special Servicer, as applicable, of its decision with respect to the actions to be taken with respect thereto within ten (10) Business Days (or, with respect to a Non-Controlled Collateral Interest, within the timeframe set forth in the related Partition Agreement) of receipt of a written request therefor by an Obligor, the Servicer or the Special Servicer, as applicable. In the event that the Servicer or the Special Servicer, as applicable, determines that the decision of the Controlling Holder is in accordance with the Servicing Standard, then the Servicer or the Special Servicer, as applicable, shall take such actions as approved by the Controlling Holder. In the event that the Servicer or the Special Servicer, as applicable, determines that the decision of the Controlling Holder is not in accordance with the Servicing Standard, or if the Controlling Holder fails to give notice of its decision with respect to the actions to be taken within such ten (10) Business Day period (or, with respect to a Non-Controlled Collateral Interest, within the timeframe set forth in the related Partition Agreement), then the Servicer or the Special Servicer, as applicable, shall not be bound by the determination of the Controlling Holder with respect to such Major Decision and shall have the right to take such actions with respect thereto as the Servicer or the Special Servicer, as applicable, determines is in accordance with the Servicing Standard.

Section 2.04 Certain Calculations. (a) All net present value calculations and determinations made under this Agreement with respect to any Loan or REO Property shall be made using a discount rate (with respect to the selection of which the Special Servicer will be required to consult, on a non-binding basis, with the Collateral Manager) appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Loan or sale of the Loan if it is a Defaulted Loan by the Special Servicer, the higher of (1) the rate determined by the Special Servicer, that approximates the market rate that would be obtainable by the related Obligor on similar debt of such Obligor as of such date of determination and (2) the interest rate on such Loan based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).

(b) Allocations of payments among Partitioned Collateral Interests and Companion Interests shall be made in accordance with the related Partition Agreement.

(c) Any payment of interest which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof (including calculating monthly distributions to Noteholders and Companion Interest Holders), be added to the unpaid principal balance of the related Loan, notwithstanding that the terms of such Loan or such modification, waiver or amendment so permit.

ARTICLE III

SERVICES TO BE PERFORMED

Section 3.01 Servicing; Special Servicing. (a) The Servicer hereby agrees to serve as the servicer with respect to each of the Serviced Loans and to perform servicing as described below and as otherwise provided herein, upon and subject to the terms of this Agreement. Subject to any limitation of authority under Section 2.03, “Servicing” shall mean those services pertaining to the Serviced Loans which, applying the Servicing Standard, are required hereunder to be performed by the Servicer, and which shall include:

(i) reviewing all documents in its possession or otherwise reasonably available to it pertaining to such Loans, administering and maintaining the Servicing Files, and inputting all necessary and appropriate information into the Servicer’s loan servicing computer system all to the extent and when necessary to perform its obligations hereunder;

(ii) preparing and filing or recording all continuation statements and other documents or instruments necessary to cause the continuation of any UCC financing statements filed with respect to the related Mortgaged Property and taking such other actions necessary to maintain the lien of any Mortgage or other relevant Loan Documents on the related Mortgaged Property, but only to the extent such other actions are within the control of the Servicer;

(iii) in accordance with and to the extent required by Section 3.05, monitoring each Obligor’s maintenance of insurance coverage on the related Mortgaged Property, as required by the related Loan Documents and causing to be maintained adequate insurance coverage on the related Mortgaged Property in accordance with Section 3.05;

(iv) in accordance with and to the extent required by Section 3.02, monitoring the status of real estate taxes, assessments and other similar items and verifying the payment of such items for the related Mortgaged Property;

(v) preparing and delivering all reports and information required to be prepared or delivered by the Servicer hereunder;

(vi) performing payment processing, record keeping, administration of escrow and other accounts, interest rate adjustment, and other routine customer service functions;

(vii) in accordance with the Servicing Standard monitoring any casualty losses or condemnation proceedings and administering any proceeds related thereto in accordance with the related Loan Documents; and

(viii) notifying the related Obligors of the appropriate place for communications and payments, and collecting and monitoring all payments made with respect to such Loans.

(b) The Special Servicer hereby agrees to serve as the special servicer with respect to each Specially Serviced Loan and REO Loan as provided herein in accordance with the Servicing Standard (“Special Servicing”).

(c) The Special Servicer shall be responsible for administering Other Borrower Requests (other than waivers of late payment charges and default interest on Performing Loans, which may be processed by the Servicer, so long as no additional modifications, waivers or consents are being processed in connection with such waivers of late payment charges and default interest), Major Decisions, Administrative Modifications and Criteria-Based Modifications with respect to the Serviced Loans as provided herein and is authorized to perform all administrative functions related thereto (provided that satisfaction of the Rating Agency Condition with respect to Criteria-Based Modifications shall be the responsibility of the Collateral Manager).

(d) The Special Servicer shall be responsible for cooperating with the Seller and the Collateral Manager to administer the purchase by the Issuer of any Delayed Collateral Interest or Subsequent Collateral Interest, in each case as permitted pursuant to the Indenture, and is authorized to perform all administrative functions related thereto.

(e) In the event the Issuer is no longer a Qualified REIT Subsidiary, but instead has received a No Trade or Business Opinion, the Servicer and Special Servicer each acknowledge that the Issuer may deliver to the Servicer and the Special Servicer written restrictions relating to the Issuer’s ability to acquire, dispose of or modify Loans (and the related Pari Passu Participations), as may be required to ensure that the Issuer is at no time treated as engaged in a trade or business in the United States. In this regard, the Servicer and Special Servicer, as applicable, acknowledge that its actions on behalf of the Issuer under this Agreement shall be subject to such written restrictions and that such restrictions will be incorporated into the Servicer’s and Special Servicer’s duties under this Agreement.

(f) Notwithstanding anything herein to the contrary, in the event that any Loan is evidenced by more than one Mortgage or Underlying Note, as applicable, the Servicer or the Special Servicer, as applicable, shall service such Loan (including each Combined Loan) as a single, whole loan (including any remedies taken in respect of such Loan and any related REO Acquisition), and, except as otherwise required by the Loan Documents, any payments thereon shall be allocated pro rata and pari passu and any Servicing Advance, whether pursuant to this Agreement or a Partition Agreement, shall be deemed to be for the benefit of all of the related Underlying Notes on a pro rata basis.

(g) With respect to each Non-Serviced Loan, the Servicer agrees to perform the following limited functions with respect to the related Collateral Interest and such Non-Serviced Loan:

(i) deposit in the Collection Account all payments of interest, principal and all other amounts received by the Servicer with respect to such Collateral Interest in accordance with Section 3.03 hereof;

(ii) receive and promptly provide any and all reports, budgets, material notices and related deliverables to which the holder of such Collateral Interest is entitled and that the Servicer actually receives pursuant to the terms of the related Loan Documents to the Trustee, the Note Administrator, the Special Servicer, the Collateral Manager and the Rating Agencies, in the same manner and form as, and to the extent that, any reports, budgets, notices and related deliverables that are required to be provided hereunder with respect to the Serviced Loans; and

(iii) promptly provide written notice to the Trustee, the Collateral Manager, the Special Servicer, the Note Administrator and the Rating Agencies upon the receipt of notice that there has been any termination or replacement of the related Non-Serviced Servicer or Non-Serviced Special Servicer, or any material change with respect to the related Non-Serviced Servicing Agreement.

(h) With respect to each Non-Serviced Loan, the Special Servicer agrees to perform the following limited functions with respect to the related Collateral Interest and such Non-Serviced Loan:

(i) enforce all rights and remedies reserved for the holder of such Collateral Interest pursuant to the terms of the related Partition Agreement and Loan Documents;

(ii) exercise all consent, consultation, voting and related rights reserved for the holder of such Collateral Interest pursuant to the terms of the related Partition Agreement and Loan Documents, in all such cases, in the best interests of the Relevant Parties in Interest, in their respective capacities as beneficial holders of such Collateral Interest;

(iii) receive, review and promptly provide any and all reports, budgets, material notices and related deliverables to which the holder of such Collateral Interest is entitled and the Special Servicer actually receives pursuant to the terms of the related Loan Documents to the Trustee, the Collateral Manager, the Note Administrator and the Rating Agencies, in the same manner and form as, and to the extent that, any reports, budgets, notices and related deliverables that are required to be provided hereunder with respect to the Serviced Loans; and

(iv) promptly provide written notice to the Trustee, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator and the Rating Agencies upon the receipt of notice that there has been any termination or replacement of the related Non-Serviced Servicer or Non-Serviced Special Servicer, or any material change with respect to the Non-Serviced Servicing Agreement.

(i) With respect to each Non-Serviced Loan, the parties to this Agreement shall have no obligation or authority to supervise the respective parties to the Non-Serviced Servicing Agreement (but this statement shall not relieve them of liabilities they may otherwise have in their capacities as parties to such Non-Serviced Servicing Agreement) or to make servicing advances with respect to any such Non-Serviced Loan. Any obligation of the Servicer or Special Servicer, as applicable, to provide information and collections to the Trustee, the Note Administrator, the Issuer, the Noteholders or the Rating Agencies with respect to any Non-Serviced Loan shall be dependent on its receipt of the corresponding information and collections from the applicable Non-Serviced Servicer or Non-Serviced Special Servicer.

(j) With respect to any Non-Serviced Loan, the Servicer shall not agree to any amendment, modification or waiver with respect to the related Non-Serviced Servicing Agreement that adversely affects in any material respect the interest of the related Participation, unless the consent and consultation requirements that would be necessary for the same amendment, modification or waiver under the terms of this Agreement have been satisfied.

Section 3.02 Escrow Accounts; Collection of Taxes, Assessments and Similar Items. (a) Subject to and as required by the terms of the related Loan Documents, the Servicer shall establish and maintain one or more Eligible Accounts (each, an “Escrow Account”) into which all Escrow Payments shall be deposited promptly after receipt and identification. Escrow Accounts shall be denominated “Situs Asset Management LLC, as Servicer, on behalf of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the TRTX 2025-FL7 Notes, the other Secured Parties and the related Companion Interest Holders” or in such other manner as the Issuer (or the Collateral Manager on behalf of the Issuer) prescribes (subject to any changes in the identities of the Servicer and/or the Trustee). The Servicer shall notify the Issuer, the Collateral Manager, the Special Servicer, the Note Administrator and the Trustee in writing of the location and account number of each Escrow Account it establishes and shall notify the Issuer, the Collateral Manager, the Special Servicer, the Note Administrator and the Trustee promptly after any change thereof. Except as provided herein (including without limitation, the withdrawals described in the following sentence, which may be made without Issuer, Special Servicer or the Collateral Manager consent), withdrawals of amounts from an Escrow Account may be made only following notice to, and consent of, the Special Servicer subject to consent and consultation provisions set forth in Section 3.23).

Subject to any express provisions to the contrary herein, to applicable laws, and to the terms of the related Loan Documents governing the use of the Escrow Payments, withdrawals of amounts from an Escrow Account may only be made: (i) to effect payment of taxes, assessments and insurance premiums, (ii) to effect payment of ground rents and other items required or permitted to be paid from escrow, (iii) to refund to the related Obligors any sums determined to be in excess of the amounts required to be deposited therein, (iv) to pay interest, if required under the Loan Documents, to the Obligors on balances in the Escrow Accounts, (v) to pay to the Servicer from time to time any interest or investment income earned on funds deposited therein pursuant to Section 3.04, (vi) to apply funds to the indebtedness of the Loan in accordance with the terms thereof, (vii) to reimburse the Servicer or the Special Servicer, the Collateral Manager or the

Advancing Agent, as the case may be, for any Servicing Advance or Servicing Expense, as the case may be, for which Escrow Payments should have been made by the Obligors, but only from amounts received on the Loan which represent late collections of Escrow Payments thereunder, (viii) to withdraw any amount deposited in the Escrow Accounts which was not required to be deposited therein or (ix) to clear and terminate the Escrow Accounts at the termination of this Agreement.

(b) The Servicer shall maintain accurate records with respect to each Mortgaged Property securing a Serviced Loan, reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable with respect thereto as well as the payment of ground rents with respect to each ground lease (to the extent such information is reasonably available). To the extent that the related Loan Documents require Escrow Payments to be made by an Obligor under a Serviced Loan, the Servicer shall use reasonable efforts to obtain, from time to time, all bills for the payment of such items, and shall effect payment prior to the applicable penalty or termination date, employing for such purpose Escrow Payments paid by such Obligor under a Serviced Loan pursuant to the terms of the Loan Documents and deposited in the related Escrow Account by the Servicer. To the extent that the Loan Documents do not require an Obligor to make Escrow Payments (and no other loan secured by the Mortgaged Property requires escrows or reserves for such amounts), the Servicer shall use its reasonable efforts to require that any tax, insurance or other payment referenced in the definition of Escrow Payment be made by such Obligors prior to the applicable penalty or termination date (to the extent that the holder of the related Loan has the right to so require). Subject to Section 3.05 with respect to the payment of insurance premiums, if an Obligor under a Serviced Loan fails to make payment on a timely basis or collections from such Obligor are insufficient to pay any such item when due and the holder of the related Loan has the right to pay such premiums on behalf of such Obligor pursuant to the terms of the related Loan Documents, the amount of any shortfall shall be paid by the Advancing Agent, subject to Section 5.02, as a Servicing Advance.

Section 3.03 Collection Account and Partitioned Loan Collection Account. (a) With respect to the Collateral Interests, the Servicer shall establish and maintain an Eligible Account (the “Collection Account”) for the benefit of the Issuer for the purposes set forth herein. The Collection Account shall be denominated “Situs Asset Management LLC, as Servicer, on behalf of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the TRTX 2025-FL7 Notes and the other Secured Parties” (subject to any changes in the identities of the Servicer and/or the Trustee). The Servicer shall deposit into the Collection Account (1) within two (2) Business Days after receipt of properly identified funds all payments and collections received by it on or after the date hereof with respect to the Collateral Interests and related REO Properties (other than, subject to Section 3.03(c), such payments and collections that are required to be deposited into the Partitioned Loan Collection Account), other than (x) Escrow Payments, (y) payments in the nature of Additional Servicing Compensation or (z) scheduled payments of principal and interest due on or before the Closing Date and collected on or after the Closing Date, which amounts described in this clause (z) shall be remitted to the Seller, (2) amounts from the Partitioned Loan Collection Account pursuant to Section 3.03(c) and (3) any Loss of Value Payment remitted by the Seller pursuant to the Collateral Interest Purchase Agreement. On the Closing Date, the Issuer shall transfer the Initial Interest Reserve Deposit Amount to the Servicer for deposit into the Collection Account.

(b) With respect to the Collateral Interests, the Servicer shall make withdrawals from the Collection Account only as follows (the order set forth below not constituting an order of priority for such withdrawals):

(i) to withdraw any amount deposited in the Collection Account which was not required to be deposited therein;

(ii) pursuant to Section 5.01, to pay itself unpaid Servicing Fees, if applicable, and any unpaid Additional Servicing Compensation on each Remittance Date;

(iii) pursuant to Section 5.03(a), (b) and (c), to pay to the Special Servicer the Special Servicing Fee, Liquidation Fee, Workout Fee and any unpaid Additional Special Servicing Compensation on each Remittance Date;

(iv) pursuant to Section 3.26, to pay any Two Quarter Future Advance Estimate Fee, on each Remittance Date for which a Two Quarter Future Advance Estimate Fee is due;

(v) (A) to reimburse itself and the Advancing Agent, as applicable (in that order), for unreimbursed Servicing Advances, together with interest thereon at the Advance Rate, the respective rights of each such Person to receive payment pursuant to this clause (A) with respect to any Collateral Interest, Mortgaged Property or REO Property being limited to, as applicable, related payments by the applicable Obligor with respect to such Collateral Interest and Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds of the Collateral Interest, Mortgaged Property or REO Property for which such Servicing Advance was made, and (B) to reimburse the Advancing Agent, the Backup Advancing Agent and the Trustee, as applicable, for unreimbursed Nonrecoverable Interest Advances together with interest thereon at the Reimbursement Rate, upon demand of any such Person and (C) to pay or reimburse the Issuer, the Collateral Manager, the Servicer and the Special Servicer for any unreimbursed Servicing Expenses related to the Collateral Interests, Mortgaged Properties or REO Properties (provided that, with respect to any Partitioned Loan, such Servicing Expenses shall be paid first from amounts collected on the Partitioned Loan Collection Account), together with interest thereon at the Advance Rate, within five days of incurring same;

(vi) to reimburse itself and the Advancing Agent, as applicable (in that order), for Nonrecoverable Servicing Advances, together with interest thereon at the Advance Rate, first, out of REO Proceeds, Liquidation Proceeds and Insurance and Condemnation Proceeds received on the related Collateral Interest or REO Property, then, out of the interest portion of general collections on the Collateral Interests and REO Properties, then, to the extent the interest portion of general collections is insufficient and with respect to such excess only, out of other collections on the Collateral Interests and REO Properties;

(vii) to pay to itself, as the case may be, from time to time any interest or investment income earned on funds deposited in the Collection Account or any other Servicing Accounts maintained by Servicer to the extent it is entitled thereto pursuant to Section 3.04;

(viii) to remit to the Seller any collections representing Retained Interest under, and as defined in, the Collateral Interest Purchase Agreement;

(ix) on each Remittance Date, to (A) remit to the Note Administrator, for deposit into the Payment Account, all amounts on deposit in the Collection Account (that represent good and available funds) as of the close of business on the related Determination Date, net of any withdrawals from the Collection Account pursuant to this Section and (B) use commercially reasonable efforts to remit to the Note Administrator, for deposit into the Payment Account, all amounts received in the Collection Account (that represent good and available funds) after the immediately preceding Determination Date but prior to the close of business on the second Business Day preceding such Remittance Date, net of any withdrawals from the Collection Account pursuant to this Section;

(x) to clear and terminate the Collection Account upon the termination of this Agreement; and

(xi) during the Reinvestment Period, subject to receipt by the Servicer of a written certification from the Collateral Manager that (i) the Note Protection Tests were satisfied as of the immediately preceding Payment Date and (ii) the Collateral Manager reasonably expects the Note Protection Tests to be satisfied on the immediately succeeding Payment Date, to transfer from the Collection Account by no later than five (5) Business Days after receipt by the Servicer of any Unscheduled Principal Proceeds in properly identified funds, for deposit into the Reinvestment Account, any such Unscheduled Principal Proceeds. The Collateral Manager shall provide each such request to the Servicer at least five (5) Business Days prior to the expect prepayment subject to such request. Any such request referred to above (a) shall be delivered no more than once in each Due Period and only during the Reinvestment Period and (b) shall specify the requested date of remittance and amount of any Principal Proceeds to be remitted. The Servicer shall not be required to make any determination with respect to, or verification of, the delivery or sufficiency of any certification of the Collateral Manager required by Section 11.1(a)(ii) of the Indenture.

(c) With respect to the Partitioned Loans that are Serviced Loans, the Servicer shall establish and maintain an Eligible Account or a sub-account of an Eligible Account (the “Partitioned Loan Collection Account”) for the purposes set forth herein. The Partitioned Loan Collection Account may be a sub-account or ledger account of a single account, including of the Collection Account. The Partitioned Loan Collection Account shall be denominated “Situs Asset Management LLC, as Servicer, on behalf of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the TRTX 2025-FL7 Notes, the other Secured Parties and the Companion Interest Holders” (subject to any changes in the identities of the Servicer and/or the Trustee). The Servicer shall deposit into the Partitioned Loan Collection Account within two Business Days after receipt of properly identified funds all payments and collections received by it on or after the Closing Date with respect to the Partitioned Loans that are Serviced Loans and related REO Properties (and the related Companion Interests) and any proceeds received from the disposition of Partitioned Loans that are Serviced Loans and related REO Properties (and the related Companion Interests), other than (x) Escrow Payments, (y) payments in the nature of Additional Master Servicing Compensation or (z) scheduled payments of principal and interest due on or before the Closing Date and collected on or after the Closing Date, which amounts described in this clause (z) shall be remitted to the Seller. Amounts in the Partitioned Loan Collection Account applicable to any Companion Interest shall not be assets of the Issuer, but instead shall be held by the Servicer on behalf of the related Companion Interest Holder.

(d) The Servicer shall make withdrawals from the Partitioned Loan Collection Account only as follows (the order set forth below not constituting an order of priority for such withdrawals):

(i) to withdraw any amount deposited in the Partitioned Loan Collection Account which was not required to be deposited therein;

(ii) to pay to itself any unpaid Servicing Fees and Additional Servicing Compensation to which it is entitled pursuant to Section 5.01, but only to the extent earned on the Partitioned Loans that are Serviced Loans or related REO Property;

(iii) to pay to the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees, Workout Fees and Additional Special Servicing Compensation to which the Special Servicer is entitled pursuant to Section 5.03, but only to the extent earned on the Partitioned Loans that are Serviced Loans or related REO Property;

(iv) (A) to reimburse itself and the Advancing Agent, as applicable (in that order), for unreimbursed Servicing Advances with respect to any Partitioned Loans that are Serviced Loans or related REO Property, together with interest thereon at the Advance Rate, the respective rights of each such Person to receive payment pursuant to this clause (iv)(A) being limited to, as applicable, related payments by the applicable Obligor with respect to such Servicing Advance and Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds of the Partitioned Loan or REO Property for which such Servicing Advance was made, and (B) to pay or reimburse the Issuer, the Collateral Manager, the Special Servicer and the Servicer for any unreimbursed Servicing Expenses with respect to the related Partitioned Loan or REO Property, together with interest thereon at the Advance Rate, within five days of incurring same;

(v) to reimburse itself and the Advancing Agent, as applicable (in that order), for Nonrecoverable Servicing Advances with respect to any Partitioned Loans that are Serviced Loans or related REO Property, together with interest thereon at the Advance Rate, the respective rights of each such Person to receive payment pursuant to this clause (v) being limited to, as applicable, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds and other collections on the Loan or REO Property for which such Nonrecoverable Servicing Advances were made;

(vi) to pay to itself from time to time any interest or investment income earned on funds deposited in such Partitioned Loan Collection Account to the extent it is entitled thereto pursuant to Section 3.04;

(vii) (A) not later than each Remittance Date, to remit to the Collection Account, all amounts on deposit in such Partitioned Loan Collection Account (that represent good and available funds) that are allocable to the Partitioned Collateral Interests pursuant to the related Partition Agreement and (B) on each Remittance Date (or such later date as may be set forth in the related Partition Agreement) after receipt thereof, to remit to each related Companion Interest Holder, all amounts on deposit in such Partitioned Loan Collection Account (that represent good and available funds) that are payable pursuant to the related Partition Agreement to such Companion Interest Holder (taking into account other amounts due under such Partition Agreement);

(viii) to clear and terminate the Partitioned Loan Collection Account upon the termination of this Agreement; and

(ix) during the Reinvestment Period, subject to receipt by the Servicer of a written certification from the Collateral Manager that (i) the Note Protection Tests were satisfied as of the immediately preceding Payment Date and (ii) the Collateral Manager reasonably expects the Note Protection Tests to be satisfied on the immediately succeeding Payment Date, to transfer from the Partitioned Loan Collection Account by no later than five (5) Business Days after receipt by the Servicer of any Unscheduled Principal Proceeds in properly identified funds, for deposit into the Reinvestment Account, any such Unscheduled Principal Proceeds. The Collateral Manager shall provide each such request to the Servicer at least five (5) Business Days prior to the expect prepayment subject to such request. Any such request referred to above (a) shall be delivered no more than once in each Due Period and only during the Reinvestment Period and (b) shall specify the requested date of remittance and amount of any Principal Proceeds to be remitted. The Servicer shall not be required to make any determination with respect to, or verification of, the delivery or sufficiency of any certification of the Collateral Manager required by Section 11.1(a)(ii) of the Indenture.

(e) If, in connection with any Payment Date, collections are received by the Servicer on or after the Determination Date but prior to the Remittance Date, and the Servicer is required to use commercially reasonable efforts to remit such collections on the forthcoming Remittance Date, the Servicer shall promptly notify the Note Administrator, and the Note Administrator shall use commercially reasonable efforts to (i) cause the Depository to make the revised distribution on a timely basis on such Payment Date, and (ii) revise the Monthly Report for the forthcoming Payment Date to reflect such distribution. None of the Servicer, the Special Servicer or the Note Administrator shall be liable or held responsible for any resulting delay in the making of such distribution to Noteholders, or for any errors in the Monthly Report, solely on the basis of the actions described in the preceding sentence.

Section 3.04 Eligible Investments.(a) The Servicer or the Special Servicer, as the case may be, may direct any depository institution or trust company in which the Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that (a) any amounts held in the Collection Account or the Partitioned Loan Collection Account that are invested shall be (x) invested only in short-term Eligible Investments and (y) sold no later than two (2) Business Days prior to each Remittance Date, and (b) in all cases, such funds shall be either (i) immediately available or (ii) available in accordance with a schedule which will permit the Servicer to meet its payment obligations hereunder. The Servicer or the Special Servicer, as the case may be, shall be entitled to all income and gain realized from the investment of funds deposited in the Accounts as Additional Servicing Compensation or Additional Special

Servicing Compensation, as applicable. The Servicer or the Special Servicer, as the case may be, shall deposit from its own funds in the applicable Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss; provided, that neither the Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account in the month in which the loss occurred and at the time such investment was made. Notwithstanding the foregoing, the Servicer or the Special Servicer, as the case may be, shall not (other than in the case of sub-clause (2) below) direct the investment of funds held in any Escrow Account and shall not retain the income and gain realized therefrom if the related Loan Documents or applicable law permit the Obligor to be entitled to the income and gain realized from the investment of funds deposited therein. In such event, the Servicer or the Special Servicer, as the case may be, shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein (1) in accordance with the Obligor’s written investment instructions, if the Loan Documents or applicable law require such funds to be invested in accordance with the Obligor’s direction; and (2) in accordance with the written investment instructions of the Servicer or Special Servicer, as applicable, to invest such funds in an Eligible Investment, if the Loan Documents and applicable law do not permit the related Obligor to direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Servicer or the Special Servicer, as the case may be, to meet the payment obligations for which the Escrow Account was established, (ii) the Servicer or the Special Servicer, as the case may be, shall have no liability for any loss in investments of such funds that are invested pursuant to such written instructions, (iii) the Servicer or the Special Servicer, as the case may be, will not be responsible for paying interest to any Obligor at a rate in excess of a reasonable and customary rate earned on similar accounts and (iv) in the absence of written investment instructions, the Servicer or the Special Servicer, as the case may be, may maintain the funds in an interest-bearing Eligible Account.

Section 3.05 Maintenance of Insurance Policies. (a) The Special Servicer (only with respect to Specially Serviced Loans and REO Properties) or the Servicer (with respect to Performing Loans) shall use efforts consistent with the Servicing Standard to cause the related Obligor of each Serviced Loan to maintain for each such Serviced Loan such insurance as is required to be maintained pursuant to the related Loan Documents. If the related Obligor fails to maintain such insurance, the Servicer or the Special Servicer, as applicable, shall notify the Issuer of such breach, and shall, to the extent available at commercially reasonable rates and that the Issuer has an insurable interest, cause such insurance to be maintained. To the extent provided in the applicable Loan Documents, all such policies shall be endorsed with standard mortgagee clauses (if applicable) with loss payable to the Issuer (or the Servicer or the Special Servicer, as applicable, on behalf of the Issuer), and shall be in an amount sufficient to avoid the application of any co-insurance clause. The costs of maintaining the insurance policies (including any deductible amount not required to be paid by the Obligor) which the Servicer or the Special Servicer, as the case may be, is required to maintain pursuant to this Section shall be a Servicing Expense or, if the amount in the Collection Account or the Partitioned Loan Collection Account, as applicable, is insufficient to pay such costs, such costs shall be paid by the Advancing Agent as a Servicing Advance.

(b) The Servicer or the Special Servicer, as the case may be, may fulfill its obligation to maintain insurance, as provided in Section 3.05(a), through a master force placed insurance policy with a Qualified Insurer, the cost of which shall be a Servicing Expense or, if the amount in the Collection Account or the Partitioned Loan Collection Account, as applicable, is insufficient to pay such costs, such costs shall be paid by the Advancing Agent as a Servicing Advance; provided that such cost is limited to the incremental cost of such policy allocable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not such Mortgaged Property or REO Property is then covered thereby, which shall be paid by the Advancing Agent at the direction of the Servicer or the Special Servicer, as the case may be). Such master force placed insurance policy may contain a deductible clause, in which case the Advancing Agent, the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.05(a), and there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the related Account from its own funds the amount not otherwise payable under the master force placed insurance policy because of such deductible to the extent that such deductible exceeds the deductible limitation required under the related Loan Documents, or, in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

(c) Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense, and keep in full force and effect, or be covered by, throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Servicer’s or the Special Servicer’s, as applicable, directors, officers and employees, in connection with its activities under this Agreement. The form and amount of coverage shall be consistent with the Servicing Standard. In the event that any such bond or policy ceases to be in effect, the Servicer or the Special Servicer, as applicable, shall obtain a comparable replacement bond or policy. Any fidelity bond and errors and omissions insurance policy required under this Section 3.05(c) shall be obtained from a Qualified Insurer. Notwithstanding the foregoing, so long as the long-term unsecured obligations or deposits of the Servicer or Special Servicer (or their respective corporate parent), as applicable, have been rated at least “A-” by Fitch and “A3” by Moody’s (or, if not rated by Moody’s, an equivalent or higher rating by any two other NRSROs (which may include Fitch)), the Servicer or the Special Servicer, as applicable, shall be entitled to provide self-insurance directly or through its parent (so long as such parent is obligated to pay the related claims), as applicable, with respect to its obligation to maintain a blanket fidelity bond and an errors and omissions insurance policy.

No provision of this Section requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer or Special Servicer, as applicable, from its duties and obligations as set forth in this Agreement. The Servicer and Special Servicer, as applicable, shall deliver or cause to be delivered to the Trustee and the Note Administrator, upon request, a certificate of insurance from the surety and insurer certifying that such insurance is in full force and effect.

Section 3.06 Delivery and Possession of Servicing Files. On or before the applicable Transfer Date, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall deliver or cause to be delivered to the Servicer (i) a Servicing File with respect to each Loan;

(ii) the amounts, if any, received by the Issuer representing Escrow Payments previously made by the Obligors and (iii) if such Transfer Date is not the Closing Date, the related subsequent transfer instrument including the related amount of Retained Interest, if any. The Servicer shall promptly acknowledge receipt of the Servicing File and Escrow Payments and shall promptly deposit such Escrow Payments in the Escrow Accounts established pursuant to this Agreement. The contents of each Servicing File delivered to the Servicer are and shall be held in trust by the Servicer on behalf of the Issuer for the benefit of the Relevant Parties in Interest. The Servicer’s possession of the contents of each Servicing File so delivered shall be for the sole purpose of servicing the related Loan and such possession by the Servicer shall be in a custodial capacity only. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Issuer (or the Collateral Manager acting on behalf of the Issuer) or the Special Servicer, and upon request of the Issuer (or the Collateral Manager acting on behalf of the Issuer) or the Special Servicer, the Servicer shall deliver to the Issuer, or its nominee, the Servicing File or a copy of any document contained therein; provided, however, that if the Servicer or the Special Servicer is unable to perform its Servicing obligations with respect to the related Loan as a result of any such release or delivery of the Servicing File, then the Servicer or the Special Servicer, as applicable, shall not be liable, while the related Servicing File is not in its possession, for any failure to perform any obligation hereunder with respect to the related Loan.

Section 3.07 Inspections; Financial Statements. (a) With respect to each Performing Loan, the Servicer shall perform, or cause to be performed, a physical inspection of the related Mortgaged Property (i) with respect to any Loan with a stated principal balance greater than or equal to $2,000,000, at least annually, and (ii) with respect to any Loan with a stated principal balance less than $2,000,000, at least once every 24 months, in each case, beginning in 2027 (and each Mortgaged Property shall be inspected on or prior to December 31, 2028), and, in addition, if at any time (A) the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests such an inspection, or (B) the Servicer, with the approval of the Issuer (or the Collateral Manager acting on behalf of the Issuer), determines that it is prudent to conduct such an inspection. The Servicer shall prepare a written report of each such inspection and shall promptly deliver a copy of such report to the Issuer, the Special Servicer and the Collateral Manager. The reasonable out-of-pocket expenses incurred by the Servicer and a reasonable fee due the Servicer in connection with any such inspections (including any out-of-pocket expenses related to travel and lodging and any charges incurred through the use of a qualified third party to perform such services) shall be paid by the Advancing Agent as a Servicing Advance.

(b) With respect to a Specially Serviced Loan that is secured directly or indirectly by real property and with respect to REO Property related to a Serviced Loan, the Special Servicer shall perform a physical inspection of each such Mortgaged Property (i) as soon as possible after a Special Servicing Transfer Event and thereafter at least annually, and, in addition (ii) if at any time (x) the Issuer (or the Collateral Manager acting on behalf of the Issuer) requests such an inspection, or (y) the Special Servicer, determines that it is prudent to conduct such an inspection. The Special Servicer shall prepare a written report of each such inspection and shall promptly deliver a copy of such report to the Issuer, the Servicer and the Collateral Manager. The reasonable out-of-pocket expenses incurred by the Special Servicer and a reasonable fee due the Special Servicer in connection with any such inspections (including any out-of-pocket expenses related to travel and lodging and any charges incurred through the use of a qualified third party to perform such services) shall be paid by the Advancing Agent as a Servicing Advance.

Section 3.08 Exercise of Remedies upon Loan Defaults. Upon the failure of any Obligor under a Serviced Loan to make any required payment of principal, interest or other amounts due under such Serviced Loan, or otherwise to perform fully any material obligations under any of the related Loan Documents, in either case within any applicable grace period, the Servicer shall, upon discovery of such failure, promptly notify the Special Servicer, the Advancing Agent, the Collateral Manager and the Issuer in writing. As directed in writing by the Issuer (or the Collateral Manager acting on behalf of the Issuer) in each instance, the Special Servicer shall issue notices of default, declare events of default, declare due the entire outstanding principal balance, and otherwise take all reasonable actions consistent with the Servicing Standard under the related Loan in preparation for the Special Servicer to realize upon the related Underlying Note (or Pledged Equity, if applicable).

For any Serviced Loan additionally secured by any Pledged Equity, in lieu of exercising the rights of the lender under the Loan to foreclose on the related Mortgaged Property, subject to the rights of the Collateral Manager and any Companion Interest Holder provided hereunder, the Special Servicer may determine to exercise the rights of the lender as pledgee of the related Pledged Equity to foreclose on the Pledged Equity under the related Serviced Loan.

Section 3.09 Enforcement of Due-On-Sale Clauses; Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions. (a) Subject to the terms of Section 2.03(d) hereof, if any Serviced Loan contains a provision in the nature of a “due-on-sale” clause (including, without limitation, sales or transfers of related Mortgaged Properties or Pledged Equity (in full or part) or the sale or transfer of direct or indirect interests in the related Obligor, its subsidiaries or its owners), which by its terms:

(i) provides that such Loan will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interests in the Obligor,

(ii) provides that such Loan may not be assumed without the consent of the related lender in connection with any such sale or other transfer, or

(iii) provides that such Loan may be assumed or transferred without the consent of the lender, provided certain conditions set forth in the Loan Documents are satisfied,

then, subject to the terms of Section 3.09(e) and 3.23 hereof, to the extent consistent with the Servicing Standard, applicable law and the Loan Documents, the Special Servicer on behalf of the Issuer shall take such actions as directed by the Controlling Holder pursuant to Section 2.03(d), or if not so directed, shall enforce or waive such provision as it determines in accordance with the Servicing Standard; provided that the Special Servicer shall not waive, without first satisfying the Rating Agency Condition, any “due-on-sale” clause under any Loan with respect to which (i) the proposed sale, transfer or assumption represents either (A) a controlling interest in the related Obligor or (B) greater than 49% of the total ownership interest in the Mortgaged Property or the Obligor, and (ii) for which the related Collateral Interest (A) represents 5.0% or more of the principal balance of all the Collateral Interests owned by the Issuer, (B) has a principal balance of over $35,000,000 or (C) is one of the 10 largest Collateral Interests (based on principal balance) owned by the Issuer; provided, further, that the Special Servicer shall not be required to enforce any such due-on-sale clauses and in connection therewith shall not be required to (x) accelerate the payments thereon, (y) withhold its consent to such an assumption or (z) satisfy the Rating Agency Condition with respect thereto if the Special Servicer determines, in accordance with the Servicing Standard (1) that such provision is not enforceable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the related Obligor or (2) that granting such consent would be likely to result in a greater recovery, on a net present value basis (discounting at the related interest rate), than would enforcement of such clause.

If, notwithstanding any directions to the contrary from the Controlling Holder, the Special Servicer determines in accordance with the Servicing Standard that (A) granting such consent would be likely to result in a greater recovery, (B) such provision is not legally enforceable, or (C) that the conditions described in clause (iii) above relating to the assumption or transfer of the Loan have been satisfied, the Special Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom the related Loan (and/or interest in the related Obligor) has been or is about to be conveyed, and to release the original Obligor (and/or guarantor) from liability upon the Loan and substitute the new Obligor as obligor (and/or, if applicable to substitute a new guarantor as guarantor) thereon, provided that the credit status of the prospective new Obligor is in compliance with the Servicing Standard and criteria and the terms of the related Loan Documents. In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Servicer and the Controlling Holder. The Special Servicer shall notify the Co-Issuers, the Servicer and the Controlling Holder that any such assumption or substitution agreement has been completed by forwarding to the Issuer (with a copy to the Servicer and the Controlling Holder) the original copy of such agreement, which copies shall be added to the related Collateral Interest File and shall, for all purposes, be considered a part of such Collateral Interest File to the same extent as all other documents and instruments constituting a part thereof. To the extent not precluded by the Loan Documents, the Special Servicer shall not approve an assumption or substitution without requiring the related Obligor to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related Obligor is required but fails to pay such fees, such fees shall be treated as a Servicing Expense. The Special Servicer shall provide copies of any waivers of any due-on-sale clause to the 17g-5 Information Provider for posting on the 17g-5 Website.

(b) Subject to the terms of Section 2.03(d) hereof, if any Serviced Loan contains a provision in the nature of a “due-on-encumbrance” clause (including, without limitation, any mezzanine financing of the related Obligor or the related Mortgaged Property), which by its terms:

(i) provides that such Loan shall (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or Pledged Equity,

(ii) requires the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or underlying Real Property, or

(iii) provides that such Mortgaged Property or Pledged Equity may be further encumbered without the consent of the lender, provided certain conditions set forth in the Loan Documents are satisfied,

then, subject to the terms of Section 3.09(e) and 3.23 hereof, to the extent consistent with the Servicing Standard, applicable law and the Loan Documents, the Special Servicer on behalf of the Issuer shall take such actions as directed by the Controlling Holder pursuant to Section 2.03(d), or if not so directed, shall enforce or waive such provision as it determines in accordance with the Servicing Standard; provided that, the Special Servicer shall not waive, without first satisfying the Rating Agency Condition, any “due-on-encumbrance” clause (which the Special Servicer shall interpret, if the related Loan Documents allow such interpretation, to include requests for approval of mezzanine financing or preferred equity) with regard to any Loan for which the related Collateral Interest (A) represents 2% or more of the principal balance of all the Collateral Interests owned by the Issuer, (B) has a principal balance of over $20,000,000, (C) is one of the 10 largest Collateral Interests (based on principal balance) owned by the Issuer, (D) has an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, or (E) has an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is less than 1.20x; provided, further that, the Special Servicer shall not be required to enforce any such due-on-encumbrance clauses and in connection therewith shall not be required to (x) accelerate the payments thereon, (y) withhold its consent to such encumbrance or (z) satisfy the Rating Agency Condition with respect thereto if the Special Servicer determines, in accordance with the Servicing Standard (1) that such provision is not enforceable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the Obligor, (2) that granting such consent would be likely to result in a greater recovery, on a net present value basis (discounting at the related interest rate), than would enforcement of such clause or (3) after giving effect to the waiver, (a) the Collateral Interest would have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or less the loan-to-value ratio of the Collateral Interest immediately prior to giving effect to the waiver and (b) the Collateral Interest would have an aggregate debt service coverage ratio (including existing and proposed additional debt) that is equal to or greater than the debt service coverage ratio of the Collateral Interest immediately prior to giving effect to the waiver.

If, notwithstanding any directions to the contrary from the Controlling Holder, the Special Servicer determines in accordance with the Servicing Standard that (A) granting such consent would be likely to result in a greater recovery, (B) such provision is not legally enforceable, or (C) that the conditions described in clause (iii) above relating to the further encumbrance have been satisfied, the Special Servicer is authorized to grant such consent. To the extent not precluded by the Loan Documents, the Special Servicer shall not approve an additional encumbrance without requiring the related Obligor to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related Obligor is required but fails to pay such fees, such fees shall be reimbursable as a Servicing Expense. The Special Servicer shall provide copies of any waivers of any due on encumbrance clause to the 17g-5 Information Provider for posting on the 17g-5 Website.

(c) Both the Servicer (in the case of a Performing Loan) and the Special Servicer may communicate directly with the Obligors in connection with any Other Borrower Request or Major Decision. If the Servicer receives any request for any assumption, transfer, further encumbrance or other action contemplated by this Section 3.09, the Servicer shall forward such request to the Special Servicer for analysis and processing and the Servicer shall have no further liability or duty with respect thereto. If the Special Servicer receives any such request from an Obligor (or from the Servicer) the Special Servicer shall analyze and process the request, subject to approval by the Controlling Holder with respect to any Major Decision. Once the Special Servicer has approved the related Other Borrower Request or Major Decision, the Special Servicer shall notify the Servicer of such recommendation and when the related transaction closes the Special Servicer shall promptly provide the Servicer with the information necessary for the Servicer to update its records to reflect the terms of the transaction.

(d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, the Special Servicer shall not agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Loan, other than pursuant to Section 3.15 hereof.

(e) Notwithstanding anything to the contrary herein, it shall not be necessary to satisfy the Rating Agency Condition with respect to any waivers of due-on-sale or due-on-encumbrance clauses performed as Administrative Modifications or Criteria-Based Modifications.

Section 3.10 Appraisals; Realization upon Defaulted Collateral Interests.

(a) Following (i) any acquisition by the Special Servicer of an REO Property on behalf of the Issuer for the benefit of the Relevant Parties in Interest, or (ii) an Appraisal Reduction Event, the Special Servicer shall notify the Servicer thereof, and, upon delivery of such notice, the Special Servicer shall (x) promptly, in the case of an acquisition of REO Property and (y) within 120 days, in the case of an Appraisal Reduction Event, use reasonable efforts to obtain an Updated Appraisal, in order to determine the fair market value of such REO Property or Mortgaged Property, as applicable, and shall notify the Issuer, the Servicer and the Collateral Manager of the results of such Updated Appraisal; provided that the Special Servicer shall not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an Appraisal that is less than twelve (12) months old. Any such Updated Appraisal shall be conducted by an Appraiser and the cost thereof shall be a Servicing Advance. The Special Servicer shall obtain a new Updated Appraisal or a letter update every twelve (12) months thereafter for so long as such Loan is subject to an Appraisal Reduction Event or until the REO Property is sold, as applicable.

(b) The Special Servicer shall monitor each Specially Serviced Loan, evaluate whether the causes of the Special Servicing Transfer Event can be corrected over a reasonable period without significant impairment of the value of the Loan and, subject to the rights of the Controlling Holder pursuant to Section 3.23 hereof, initiate corrective action in cooperation with the Obligor if, in the Special Servicer’s judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a full or discounted payoff of a Loan) as are consistent with the Servicing Standard. If, in the Special Servicer’s judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Specially Serviced Loan has not been released from the Issuer pursuant to any provision hereof, and except as otherwise specifically provided in Section 3.09(a) and 3.09(b), the Special Servicer may, to the extent consistent with an Asset Status Report and with the Servicing Standard and, subject to the rights of the Controlling Holder pursuant to Section 3.23 hereof, accelerate such Specially Serviced Loan and commence a foreclosure or other resolution with respect to the related Loan, provided that the Special Servicer determines in accordance with the Servicing Standard that such acceleration and foreclosure are more likely to produce a greater recovery to the Relevant Parties in Interest on a present value basis (discounting at the related interest rate) than would a waiver of such default or an extension or modification. The Special Servicer shall notify the Advancing Agent of the need to advance the costs and expenses of any such proceedings. With respect to any Combined Loan, a Participation in a Combined Loan or a Loan with respect to which the lender has obtained a pledge of the equity interests in the borrower, in lieu of exercising the rights of the lender under the related Mortgage Loan to foreclose on the related Mortgaged Property, subject to the rights of the Controlling Holder pursuant to Section 3.23 hereof, the Special Servicer may determine, in accordance with the Servicing Standard, to exercise the rights of the lender under the related Mezzanine Loan or equity pledge to foreclose on the equity in the Obligor under the related Mortgage Loan.

(c) If the Special Servicer elects to proceed with a non-judicial foreclosure or other similar proceeding related to personal property in accordance with the laws of the state where a Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Obligor or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or other similar proceeding related to personal property or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer’s Certificate delivered to the Issuer and the Collateral Manager.

(d) In the event that title to any Mortgaged Property securing a Serviced Loan is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Issuer, an Issuer Subsidiary or a nominee of the Issuer (which shall not include the Servicer or the Special Servicer). Notwithstanding any such acquisition of title and cancellation of the related Loan, such Loan shall be considered to be an REO Loan until such time as the Issuer’s interest in the related REO Property is sold and the REO Loan shall be reduced only by collections net of expenses (which with respect to any Loan, shall be allocated in accordance with the related Partition Agreement). Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Loan shall be considered to be an outstanding Loan and:

(i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Underlying Note shall have been discharged, such Underlying Note and, for purposes of determining the stated principal balance thereof, the related amortization schedule in effect at the time of any such acquisition of title shall remain in effect; and

(ii) net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Underlying Note(s) in accordance with the terms of such Underlying Note(s) or the related Loan Documents. In the absence of such terms, net REO Proceeds shall be deemed to have been received first, in reimbursement of Servicing Advances related to such Loan; second, in payment of Special Servicing Fees, Liquidation Fees and Workout Fees and Servicing Expenses related to such Loan; third, in payment of the unpaid accrued interest on such Loan; fourth, in payment of outstanding principal of such Loan; and thereafter, net proceeds received in any month shall be applied to the payment of installments of principal and accrued interest deemed to be due and payable in accordance with the terms of such Underlying Note(s) or related Loan Documents, net of any withholding taxes, and such amortization schedule until such principal has been paid in full and then to other amounts due under such Loan; provided that, with respect to any Loan, REO Proceeds shall be allocated in accordance with the related Partition Agreement. If such net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such REO Loan.

(e) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Issuer, for the benefit of the Relevant Parties in Interest, obtain title to any Mortgaged Property securing a Serviced Loan as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect equity interest in any Obligor pledged pursuant to a pledge agreement and thereby be the beneficial owner of the related Mortgaged Property, have a receiver of rents appointed with respect to, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Issuer, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent environmental consultant who regularly conducts environmental audits, that:

(i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Relevant Parties in Interest to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Issuer to take such actions with respect to the affected Mortgaged Property.

In the event that the environmental assessment first obtained by the Special Servicer with respect to the Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that hazardous materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent environmental consultant who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of the Relevant Parties in Interest. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

(f) The environmental assessment contemplated by Section 3.10(e) shall be prepared within three (3) months (or as soon thereafter as practicable) of the determination that such assessment is required by an Independent environmental consultant who regularly conducts environmental audits for purchasers of commercial property where the applicable Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard. The Special Servicer shall request (with a copy to the Servicer) that the Advancing Agent to advance the cost of preparation of such environmental assessments.

(g) The Special Servicer shall take such action with respect to a Mortgaged Property securing a Serviced Loan that is not in compliance with applicable environmental laws as is directed by the Collateral Manager; provided, however, that, subject to the terms of Section 3.23 and the Servicing Standard, if the Special Servicer determines pursuant to Section 3.10(e)(i) that any Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Issuer to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(ii) that the circumstances referred to therein relating to hazardous materials are present but that it is in the best economic interest of the Issuer to take such action with respect to the containment, clean-up or remediation of hazardous materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Relevant Parties in Interest, with the consent of the Collateral Manager. The Special Servicer shall notify the Advancing Agent of the need to advance the costs of any such compliance, containment, clean-up or remediation as a Servicing Advance.

(h) The Special Servicer shall notify the Servicer of any Mortgaged Property securing a Serviced Loan which is abandoned or foreclosed that requires reporting to the IRS and shall provide the Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any such Mortgaged Property which is abandoned or foreclosed, and the Servicer shall report to the IRS and the related Obligor, in the manner required by applicable law, such information, and the Servicer shall report, via IRS Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Servicer by the Special Servicer. The Servicer shall deliver a copy of any such report to the Issuer and the Collateral Manager.

(i) The costs of any Updated Appraisal obtained pursuant to this Section 3.10 shall be paid by the Advancing Agent as a Servicing Advance or, if determined to be a Nonrecoverable Advance, as a Company Administrative Expense.

Section 3.11 Annual Statement as to Compliance. The Servicer and the Special Servicer (each a “Reporting Person”) shall each deliver to the Issuer, the Note Administrator, the Trustee, the Collateral Manager and the 17g-5 Information Provider on or before April 30 of each year, beginning with April 30, 2026, an Officer’s Certificate stating, as to each signatory thereof, (i) that a review of the activities of the Reporting Person during the preceding calendar year and of its performance under this Agreement has been made under such Officer’s supervision, and (ii) that, to the best of such Officer’s knowledge, based on such review, the Reporting Person has fulfilled all of its obligations under this Agreement in all material respects throughout such year or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto. Delivery of the report contemplated by this Section 3.11 may be made by email.

Section 3.12 Annual Independent Public Accountants’ Servicing Report. (a) On or before April 30 of each year, beginning with April 30, 2026, the Servicer, at its own expense, shall cause a registered public accounting firm (which may also render other services to the Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Issuer, the Note Administrator, the Trustee, the Collateral Manager and the 17g-5 Information Provider, regarding the Servicer’s compliance during the prior calendar year with (a) the applicable servicing criteria in Item 1122 of Regulation AB set forth on Exhibit B hereto or (b) the minimum servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers. Delivery of the report contemplated by this Section 3.12 may be made by email.

Section 3.13 Title and Management of REO Properties and REO Accounts. (a) In the event that title to any Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Loan) is acquired (directly or through an REO Subsidiary) on behalf of the Relevant Parties in Interest in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken (x) in the name of a U.S. corporation (or a limited liability company treated as a corporation for U.S. federal income tax purposes) wholly owned by the Issuer or (y) in such manner as is required pursuant to the terms of any related Partition Agreement. The Special Servicer, on behalf of the Relevant Parties in Interest, shall dispose of any REO Property as soon after acquiring it as is practicable and feasible in a manner consistent with the Servicing Standard and as so advised by the Issuer (or the Collateral Manager on its behalf) in accordance with the REIT Provisions, and the Special Servicer will have the right to transfer the equity interests in any REO Subsidiary to effect the disposition of any REO Property. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Relevant Parties in Interest solely for the purpose of its prompt disposition and sale.

(b) The Special Servicer shall have full power and authority, subject only to the Servicing Standard, the terms of Section 3.23 hereof, and the other specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property held by or on behalf of the Issuer, all on such terms and for such period as the Special Servicer deems to be in the best interests of the Relevant Parties in Interest and, in connection therewith, the Special Servicer shall agree to the payment of property management fees that are consistent with general market standards. The Special Servicer shall request the Advancing Agent to pay such fees as a Servicing Advance.

(c) The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (a “REO Account”), which shall be an Eligible Account and shall be entitled “Situs Holdings, LLC, as special servicer, for the benefit of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of TRTX 2025-FL7 Notes – REO Account” (subject to any changes in the identities of the Special Servicer and/or the Trustee) to be held for the benefit of the Noteholders, the Preferred Shareholders, the Companion Interest Holders and the other Secured Parties. The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in the REO Account to the extent provided in Section 3.04. The Special Servicer shall deposit or cause to be deposited REO Proceeds in the REO Account within two (2) Business Days after receipt of such REO Proceeds, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Servicing Advances with respect to such REO Property, including:

(i) all insurance premiums due and payable in respect of any REO Property;

(ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon and all U.S. federal, state and local income taxes payable by the owner of the REO Property; and

(iii) all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property including, if applicable, the payments of any ground rents in respect of such REO Property.

To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above (other than income taxes), the Special Servicer shall request the Advancing Agent to pay such amounts as Servicing Advances. The Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses. The Special Servicer shall withdraw from each REO Account and remit to the Servicer (i) for deposit into the Collection Account and (ii) for transfer to the servicer of the Companion Interests in accordance with the related Partition Agreements, on a monthly basis on or prior to the first Business Day following each Determination Date, the aggregate of all amounts received in respect of each REO Property as of such Determination Date that are then on deposit in such REO Account, provided, however, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses.

The Special Servicer shall be entitled to enter into an agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder. Such agreement shall provide: (A) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification; and (B) that the Independent Contractor’s fees be reasonable. The Special Servicer shall provide oversight and supervision with regard to the performance of all contracted services and any Independent Contractor agreement shall be consistent with and subject to the provisions of this Agreement. Neither the existence of any Independent Contractor agreement nor any of the provisions of this Agreement relating to the Independent Contractor shall relieve the Special Servicer of its obligations to the Issuer hereunder, including without limitation, the Special Servicer’s obligation to service such REO Property in accordance with the Servicing Standard.

(d) When and as necessary, the Special Servicer shall send to the Servicer and the Issuer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for U.S. federal income tax purposes, resulting from the REO Property. To perform its obligations hereunder, the Special Servicer shall be entitled to retain an Independent accountant or property manager on behalf of the Issuer for the benefit of the Relevant Parties in Interest to prepare such statements and the cost of which shall be paid by and reimbursed to the Advancing Agent as a Servicing Advance.

(e) The parties hereto acknowledge that for so long as the Issuer maintains its status as a Qualified REIT Subsidiary, and unless otherwise directed by Sub-REIT (or any subsequent REIT), the Special Servicer intends to conduct its activities such that any REO Property will qualify as “foreclosure property” within the meaning of Section 856(e) of the Code with respect to Sub-REIT. In connection with the foregoing, and unless otherwise directed by Sub-REIT (or any subsequent REIT), the Special Servicer shall not:

(i) enter into, renew or extend any New Lease, if such New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii) permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

(iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than ninety (90) days after the acquisition thereof unless such Person is an Independent Contractor.

(f) With respect to any REO Property that is acquired with respect to a Partitioned Collateral Interest, the Issuer, or the Special Servicer on its behalf, may form an REO Subsidiary to hold the related REO Property and admit as members or shareholders to such REO Subsidiary any holders of a related Companion Interest. The organizational documents for such REO Subsidiary may provide such other members or shareholders with consent, consultation and other rights substantially similar to the rights of the Companion Interest Holders under the related Partition Agreement, as the Issuer, or the Special Servicer on its behalf in accordance with the Servicing Standard, deems appropriate.

Section 3.14 Cash Collateral Accounts. In the event that any Loan Documents (other than with respect to a Non-Serviced Loan) permit or require the related Obligor to deliver additional or substitute collateral in the form of cash (“Cash Collateral”) to the holder of such Loan and such Obligor deposits such Cash Collateral with the Servicer, the Servicer shall segregate and hold such Cash Collateral separate and apart from its own funds and general assets and shall establish and maintain with respect to such Cash Collateral a segregated custodial account, which may be a sub-account of the Collection Account, to be held for the benefit of the Relevant Parties in Interest (each, a “Cash Collateral Account”), each of which shall be an Eligible Account or a sub-account of an Eligible Account and shall be entitled “Situs Asset Management LLC, as Servicer, on behalf of Wilmington Trust, National Association, as trustee, for the benefit of the Holders of the TRTX 2025-FL7 Notes, other Secured Parties and the related Companion Interest Holder - Cash Collateral Account” (subject to any changes in the identities of the Servicer and/or the Trustee) or such other name as may be required pursuant to the terms of the related Loan Documents. The Servicer shall deposit or cause to be deposited any such Cash Collateral in the Cash Collateral Account within two (2) Business Days after receipt of properly identified funds such Cash Collateral, and shall hold and disburse such Cash Collateral in accordance with the terms of the related Loan Documents.

Section 3.15 Modification, Waiver, Amendment and Consents. (a) Subject to Section 3.23(b), all (i) modifications, waivers (other than waivers of late payment charges on Loans, which may be processed by the Servicer) and consents with respect to the Serviced Loans and (ii) Administrative Modifications and Criteria-Based Modifications shall be processed by the Special Servicer; provided that, the right to approve future fundings under any Future Funding Participation shall be held by the related Companion Participation Holder. Both the Servicer and the Special Servicer may communicate directly with the Obligors in connection with any Other Borrower Request or Major Decision. If the Servicer receives any request for such modification, waiver (other than waivers of late payment charges and default interest on Performing Loans) or consent, the Servicer shall forward such request to the Special Servicer for analysis and processing and the Servicer shall have no further liability or duty with respect thereto. Subject to the terms of Section 3.23 hereof, and in accordance with the Servicing Standard, the Special Servicer may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any such Loan (but with respect to substitution of collateral securing any such Loan, subject to satisfaction of the Rating Agency Condition), convert or exchange such Loan for any other type of consideration, and/or permit the release of the related Obligor on or any guarantor of any such Loan and/or permit any change in the management company or franchise with respect to any such Loan without the consent of the Co-Issuers, the Trustee, any Noteholder or any Companion Interest Holder, subject, however, (other than with respect to an Administrative Modification and Criteria-Based Modification) to (x) the direction, consent and consultation rights of the Collateral Manager and any Companion Interest Holder and Mezzanine Lender under this Agreement and any related Partition Agreement or Intercreditor Agreement and (y) to each of the following limitations, conditions and restrictions:

(i) the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery to the Relevant Parties in Interest on a present value basis than would liquidation;

(ii) the Special Servicer shall not permit any Obligor to add or substitute any collateral for an outstanding Serviced Loan, which collateral constitutes real property, unless the Special Servicer shall have first determined, in its reasonable and good faith judgment, in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate) prepared by an Independent environmental consultant who regularly conducts environmental assessments (and such additional environmental testing), at the expense of the related Obligor, that such new real property is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new real property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then-applicable environmental laws and regulations;

(iii) unless a release or substitution is permissible under the related Loan Document without the consent or approval of the lender, the Special Servicer shall not release or substitute any Mortgaged Property securing an outstanding Performing Loan except in the case of a release where (A) the loss of the use of the Mortgaged Property to be released will not, in the Special Servicer’s good faith and reasonable judgment, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, (B) except in the case of the release of non-material parcels, the as-is appraised value of any real property substituted for the Mortgaged Property to be released, together with the amount of any corresponding principal paydown of the related Loan is at least equal to the appraised value of the Mortgaged Property to be released and (C) the remaining Mortgaged Property and any substitute mortgaged property is, in the Special Servicer’s good faith and reasonable judgment, adequate security for the related Loan; and

(iv) the Special Servicer may not modify a Serviced Loan to extend its maturity date beyond the date that is five (5) years prior to the Stated Maturity Date;

provided that notwithstanding clauses (i) through (iv) above, neither the Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving an Obligor if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

(b) The Special Servicer shall not have any liability to the Relevant Parties in Interest or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated in Section 3.15(a) is reasonably likely to produce a greater recovery to the Relevant Parties in Interest on a net present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith and in accordance with the Servicing Standard by the Special Servicer and the Special Servicer was not negligent in ascertaining the pertinent facts.

(c) The Collateral Manager may, but shall not be required to, direct and require the Special Servicer to process (and, upon such direction by the Collateral Manager, the Special Servicer shall process) any Administrative Modification or Criteria-Based Modification; provided, however that a Criteria-Based Modification is only permissible if the Criteria-Based Modification Conditions are satisfied immediately after giving effect to such Criteria-Based Modification. No Administrative Modification or Criteria-Based Modification shall constitute a Major Decision or be subject to consent and/or consultation rights under this Agreement. Processing and effectuation of Administrative Modifications or Criteria-Based Modifications or Loan-Level Benchmark Replacement Conforming Changes by the Special Servicer shall not be subject to the Servicing Standard.

(d) All material modifications, waivers and amendments of the Loan entered into pursuant to this Section 3.15 shall be in writing.

(e) The Special Servicer shall notify the Issuer, the Servicer, the Trustee, the Note Administrator, the Collateral Manager, the related Companion Interest Holder and the 17g-5 Information Provider, in writing (and to the 17g-5 Information Provider by email, which email shall contain the information in the form of an electronic document suitable for posting on the 17g-5 Website), of any modification, waiver, material consent or amendment of any term of any Loan and the date thereof, and shall deliver to the Custodian, on behalf of the Trustee for deposit in the related Collateral Interest File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within ten (10) Business Days) following the execution thereof, with a copy to the Servicer.

(f) The Servicer or the Special Servicer, as applicable, may (subject to the Servicing Standard), as a condition to granting any request by an Obligor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the Loan Documents evidencing or securing the related Loan and is permitted by the terms of this Agreement and applicable law, require that such Obligor pay to it, to the extent consistent with applicable law and the Loan Documents, (i) a reasonable and customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it.

(g) Any modification, waiver or amendment of or consents or approvals relating to any Serviced Loan shall be performed by the Special Servicer and not the Servicer.

(h) The Special Servicer shall provide notice of any Administrative Modification or Criteria-Based Modification to the 17g-5 Information Provider by email, which email shall contain the information in the form of an electronic document suitable for posting on the 17g-5 Website.

(i) After the occurrence of a Benchmark Transition Event and the related Benchmark Replacement Date with respect to the then-current Benchmark, the Collateral Manager shall determine whether such Benchmark Transition Event is also a trigger event under the Loan Documents for any Serviced Loan. If the Collateral Manager determines that a Loan-Level Benchmark Transition Event has occurred with respect to any Serviced Loan, the Collateral Manager shall (i) designate the Loan-Level Benchmark Replacement in accordance with the related Loan Documents in the case of a Loan-Level Benchmark Transition Event triggered by a Benchmark Transition Event, which shall, if, not in violation of the terms of the applicable Loan Documents, be the Benchmark Replacement, (ii) determine, in its sole discretion, if any Loan-Level Benchmark Replacement Conforming Changes are necessary or desirable to administer, implement or adopt the applicable Benchmark or the Benchmark Replacement and the related Benchmark Replacement Adjustment, (iii) direct the Special Servicer to process an Administrative Modification to effect any necessary Loan-Level Benchmark Replacement Conforming Changes (for which the Special Servicer shall be entitled to Additional Special Servicing Compensation) and (iv) provide written notice of such Loan-Level Benchmark Transition Event and the related Loan-Level Benchmark Replacement to the Servicer and the Special Servicer. The Servicer shall be entitled to rely upon the notices provided by the Benchmark Agent facilitating or specifying the Benchmark Replacement, Benchmark Replacement Date, Benchmark Replacement Conforming Changes and such other administrative procedures with respect to the calculation of any Benchmark Replacement and entitled to rely upon notices provided by the Special Servicer and/or the Collateral Manager facilitating or specifying the Loan-Level Benchmark Replacement. Upon receipt of written notice from the Collateral Manager by the Special Servicer of a Loan-Level Benchmark Transition Event and the related Loan-Level Benchmark Replacement, the Special

Servicer shall implement the Loan-Level Benchmark Replacement and, to the extent commercially reasonable and consistent with the Servicing Standard, calculate the interest rate applicable to the related Serviced Loan. If the Special Servicer is not able to calculate the Loan-Level Benchmark Replacement designated by the Collateral Manager, then the Collateral Manager shall calculate and provide the interest rate determined using such Loan-Level Benchmark Replacement.

(j) Notwithstanding the foregoing or any other provision herein, the Servicer or the Special Servicer, as applicable, may take any action with respect to any Loan requiring the consent, direction or approval of the Issuer, the Collateral Manager, the Controlling Holder, the Note Administrator or the Trustee at any other time without such consent, direction or approval if the Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard, that such action is required by the Servicing Standard in order to avoid a material adverse effect on the Relevant Parties in Interest or is in the nature of an emergency.

(k) With respect to any modification or amendment of a Combined Loan, the related Mortgage Loan and Mezzanine Loan shall be treated as a single loan, and the effect of any such modification or amendment shall apply equally to such Mortgage Loan and Mezzanine Loan.

(l) With respect to any Collateral Interest or Loan, notwithstanding the terms of any related Loan Documents, if the related Loan Documents require, as a condition precedent to taking any action, confirmation from a Rating Agency that such proposed action, or failure to act or other specified event will not, in and of itself, result in the downgrade or withdrawal of the then-current rating assigned to any Class of Notes then rated by such Rating Agency, or any similar requirement, then such action (other than in the case of an Administrative Modification and a Criteria-Based Modification), to the extent such condition has not already been waived by the Special Servicer, may be taken if the Rating Agency Condition is satisfied with respect to such Rating Agency.

Section 3.16 Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report. (a) Upon the occurrence of a Special Servicing Transfer Event with respect to any Serviced Loan of which the Servicer has notice, the Servicer (or the Special Servicer, if such Special Servicing Transfer Event occurs due to the Special Servicer’s receipt of notice pursuant to clause (vii) or (viii) under the definition thereof) shall promptly give notice thereof to the Special Servicer (or Servicer, as applicable), the Issuer, the Trustee, the Note Administrator, the Seller, the Collateral Manager, any related Companion Interest Holder and the Servicer shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Collateral Interest File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Loan, as applicable, and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date such Loan becomes a Specially Serviced Loan and in any event shall continue to act as Servicer and administrator of such Loan until the Special Servicer has commenced the servicing of such Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence; provided, that the Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Special Servicing Transfer Event had occurred and with respect to the REO Properties as if no REO acquisition had occurred, and to render such services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. The Servicer, in its capacity as Servicer, will not have any responsibility for performance by the Special Servicer, in its capacity as Special Servicer, of its duties under this Agreement. The Special Servicer, in its capacity as Special Servicer, will not have any responsibility for the performance by the Servicer, in its capacity as Servicer, of its duties under this Agreement. With respect to each such Loan, the Servicer shall instruct the related Obligor to continue to remit all payments in respect of such Loan to the Servicer. The Special Servicer shall remit to the Servicer any such payments received by its pursuant to the preceding sentence within two (2) Business Days of receipt. The Servicer shall forward any notices it would otherwise send to the related Obligor of a Specially Serviced Loan to the Special Servicer who shall send such notice to the related Obligor.

(b) Upon determining that a Specially Serviced Loan has become a Corrected Loan, the Special Servicer shall promptly give notice thereof to the Servicer, the Issuer, the Collateral Manager, any related Companion Interest Holder and the Seller, and upon delivery of such notice to the Servicer, such Loan shall cease to be a Specially Serviced Loan in accordance with the definition of Specially Serviced Loan, the Special Servicer’s obligation to service such Loan shall terminate and the obligations of the Servicer to service and administer such Loan as a Performing Loan shall resume. The Special Servicer shall use its reasonable efforts to comply with the preceding sentence promptly after the date such Specially Serviced Loan becomes a Corrected Loan.

(c) In servicing any Specially Serviced Loan, the Special Servicer shall provide to the Custodian on behalf of the Trustee originals of any documents executed by the Special Servicer that are included within the definition of “Collateral Interest File” for inclusion in the related Collateral Interest File (to the extent such documents are in the possession of the Special Servicer) and shall provide to the Servicer, copies of any additional related Loan information, including correspondence with the related Obligor, as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

(d) Not later than one (1) Business Day following each Determination Date, the Special Servicer shall deliver to the Servicer, with a copy to the Issuer and the Collateral Manager, (i) the CREFC® Special Servicer Loan File and (ii) such additional information relating to the Specially Serviced Loans as the Servicer or the Issuer (or the Collateral Manager acting on behalf of the Issuer) reasonably requests to enable it to perform its duties under this Agreement. Such statement and information shall be furnished to the Servicer in writing and/or in such electronic media as is acceptable to the Servicer.

(e) Notwithstanding the provisions of the preceding Section 3.16(d), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and shall provide the Special Servicer with any information in its possession reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Servicer with any information reasonably required by the Servicer to perform its duties under this Agreement.

(f) No later than sixty (60) days after a Serviced Loan becomes a Specially Serviced Loan, the Special Servicer shall deliver to the 17g-5 Information Provider, the Servicer, the Issuer, the Collateral Manager, any related Companion Interest Holder, the Note Administrator and the Trustee, a report (the “Asset Status Report”) with respect to such Loan. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

(i) the date of transfer of servicing of such Loan to the Special Servicer;

(ii) a summary of the status of such Specially Serviced Loan and any negotiations with the related Obligor;

(iii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Loan and whether outside legal counsel has been retained;

(iv) the most current rent roll and income or operating statement available for the related Mortgaged Property or the related underlying real property, as applicable;

(v) the Special Servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any work-out, restructure or debt forgiveness) and returned to the Servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Specially Serviced Loan or REO Property);

(vi) a copy of the last obtained Appraisal of the Mortgaged Property;

(vii) the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional events of default;

(viii) a summary of any proposed actions and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which Special Servicer made such determination; and

(ix) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

If within ten (10) Business Days of receiving an Asset Status Report, the Controlling Holder does not disapprove of such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that such Special Servicer may not take any action that is contrary to applicable law, this Agreement, the Servicing Standard (taking into consideration the best interests of the Relevant Parties in Interest) or the terms of the applicable Loan Documents and shall not be required to follow any direction that otherwise is violative of the final paragraph of this Section 3.16. If the Controlling Holder disapproves such Asset Status Report within such ten (10) Business Day period, the Special Servicer will revise such Asset Status Report and deliver to the Issuer, the 17g-5 Information Provider, the Controlling Holder, the Trustee, the Note Administrator and the Servicer a new Asset Status Report as soon as practicable, but in no event later than twenty (20) Business Days after such disapproval. The Special Servicer shall revise such Asset Status Report until the Controlling Holder fails to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination consistent with the Servicing Standard, that such objection is not in the best interests of the Relevant Parties in Interest. If the Issuer (or the Collateral Manager acting on behalf of the Issuer) does not approve an Asset Status Report within sixty (60) Business Days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report so long as any action is in accordance with the Servicing Standard.

The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section, and in particular, shall modify and resubmit such Asset Status Report to the Issuer and the Controlling Holder if (i) the estimated sales proceeds, foreclosure proceeds, work-out or restructure terms or anticipated debt forgiveness varies materially from the amount on which the original report was based or (ii) the related Obligor becomes the subject of bankruptcy proceedings.

Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Loan, take any action set forth in such Asset Status Report before the expiration of the relevant approval period if the Special Servicer has determined, in accordance with the Servicing Standard, that failure to take such action would materially and adversely affect the interests of the Relevant Parties in Interest and it has made a reasonable effort to contact the Controlling Holder and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interests of the Relevant Parties in Interest pursuant to the Servicing Standard, and, upon making such determination, shall implement the recommended action outlined in the Asset Status Report. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Issuer or the Controlling Holder may have.

The Special Servicer shall have the authority to meet with the Obligor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard, this Agreement, applicable law or the related Loan Documents.

No direction of the Controlling Holder shall (a) require, permit or cause the Servicer or the Special Servicer to violate the terms of any Loan, the Servicing Standard, applicable law or any provision of this Agreement, the Loan Documents or the other Transaction Documents or (b) materially expand the scope of the Special Servicer’s, Issuer’s or the Servicer’s responsibilities or materially reduce such party’s rights under this Agreement.

Section 3.17 [Reserved]

Section 3.18 Auction Call Redemption.

In connection with any Auction Call Redemption in connection with the terms of the Indenture, 15 days prior to each Payment Date occurring in the months of March, June, September and December of each year, starting with the Payment Date occurring in March 2035 (each such Payment Date, an “Auction Payment Date”), (a) the Special Servicer shall conduct an auction (the “Auction”) of all (but not less than all) of the Collateral Interests and (b) the Note Administrator shall notify the Special Servicer as to the Total Redemption Price in respect of the related Auction Payment Date. Promptly following receipt of such notice, the Special Servicer will solicit bids for all of the Collateral Interests from at least three Eligible Bidders other than the Preferred Shareholder and its Affiliates for sale of each of the Collateral Interests (or, if the Special Servicer cannot obtain bids from three such Eligible Bidders, then at least two Eligible Bidders other than the Preferred Shareholder and its Affiliates or, if the Special Servicer cannot obtain bids from two such Eligible Bidders, then at least one Eligible Bidder who is not the Preferred Shareholder and its Affiliates; provided that, if the Special Servicer cannot obtain any bids from Eligible Bidders other than the Preferred Shareholder or its Affiliates in connection with any Auction, the requirement to obtain bids from such Eligible Bidders shall not apply for such Auction), which sales, in each case, shall all settle on or prior to the second Business Day prior to the related Auction Payment Date. If the Special Servicer receives bids for the sale of the Collateral Interests from one or more Eligible Bidders, which bids are, collectively in the aggregate, equal to or greater than the Total Redemption Price, and for which all sales to Eligible Bidders are scheduled to settle in immediately available funds on or before the second Business Day prior to the related Auction Payment Date, then the Special Servicer will sell all (but not less than all) of the Collateral Interests to the applicable Eligible Bidders, with settlement to occur no later than the second Business Day prior to the related Auction Payment Date. In addition, the Preferred Shareholder or any of its Affiliates, although it may not have been the highest bidder in a Successful Auction of Collateral Interests, will have the option to purchase any Collateral Interest for a purchase price equal to the highest bid therefor. On the second Business Day prior to the related Auction Payment Date, the Special Servicer shall notify the Collateral Manager, the Note Administrator, the Trustee, the Preferred Shareholder and the 17g-5 Information Provider (who shall post such notification upon receipt thereof) in writing of the aggregate bid amount so received in connection with such Auction and whether (i) the aggregate cash purchase price for all the Collateral Interests by the Eligible Bidders, together with the balance of all Eligible Investments and cash in the Payment Account and the Reinvestment Account, is at least equal to the Total Redemption Price or (ii) the Preferred Shareholder has committed to purchase all of the Collateral Interests by for a price that, together with the balance of all Eligible Investments and cash in the Payment Account and the Reinvestment Account, is at least equal to the Total Redemption Price (a “Successful Auction”). If a Successful Auction has occurred, the Special Servicer shall sell all of the Collateral Interests to the applicable winning Eligible Bidders and transfer all of the sale proceeds received in connection with such Auction to the Payment Account no later than the second Business Day prior to the related Auction Payment Date. The Note Administrator will apply all proceeds of a Successful Auction on the related Auction Payment Date to the payment of: (a) all amounts owing to the Servicer and the Special Servicer under this Agreement, (b) all fees and expenses of the Trustee and the Note Administrator in connection with the related Auction, (c) all amounts owing under clauses (1) through (4) of Section 11.1(a)(i) of the Indenture without regard to any cap, (d) the Total Redemption Price of each Class of Notes then Outstanding and (e) if there is any remainder after making the payments set forth pursuant to clauses (a) through (d) above, the Preferred Shares by transferring any such remainder to the Preferred Share Paying Agent for payment to the Preferred Shareholders pursuant to the Preferred Share Paying Agency Agreement, and the Trustee shall redeem the Securities pursuant to the Indenture.

If any single bid, or the aggregate amount of multiple bids, does not equal or exceed the Total Redemption Price, or if there is a failure to settle any sale of any Collateral Interest on or prior to the second Business Day prior to the related Auction Payment Date (a “Failed Auction”), then no such sale of any Collateral Interest will occur and no redemption of the Notes on the related Auction Payment Date will occur. Following each Failed Auction, a new Auction will be conducted in advance of the following Auction Payment Date pursuant to the procedures set forth above until a Successful Auction has occurred and all of the Notes have been redeemed. Notices delivered to the Note Administrator pursuant to this section shall be sent via email to:

[***]; and

[***].

In addition, the Holder of a Majority of the Preferred Shares or any of its affiliates will have the option to purchase any Collateral Interest for a purchase price equal to the highest bid therefor.

For purposes of this Section 3.18(b):

“Eligible Bidders” means the Seller, the Servicer, the Special Servicer, the Advancing Agent, any Noteholder or any of their respective affiliates, or any third party prospective purchaser that, as part of its business, engages in the buying and selling of commercial mortgage loans and interests in commercial mortgage loans of a type similar to the Collateral Interests.

Section 3.19 Repurchase Requests. If the Servicer or the Special Servicer (i) receives a Repurchase Request, or such a Repurchase Request is forwarded to the Servicer or Special Servicer by a party to the Indenture in accordance with Section 7.17 of the Indenture (the Servicer or the Special Servicer, as applicable, to the extent it receives a Repurchase Request, the “Repurchase Request Recipient” with respect to such Repurchase Request) or (ii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request, then the Repurchase Request Recipient shall deliver a notice (which may be by electronic format so long as a “backup” hard copy of such notice is also delivered on or prior to the next Business Day) of such Repurchase Request or withdrawal of a Repurchase Request (each, a “15Ga-1 Notice”) to the Issuer and the Seller, in each case within ten (10) Business Days from such Repurchase Request Recipient’s receipt thereof.

Each 15Ga-1 Notice shall include (i) the identity of the related Collateral Interest, (ii) the date the Repurchase Request is received by the Repurchase Request Recipient or the date any withdrawal of the Repurchase Request is received by the Repurchase Request Recipient, as applicable, (iii) if known by the Repurchase Request Recipient, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.

A Repurchase Request Recipient shall not be required to provide any information in a 15Ga-1 Notice protected by the attorney client privilege or attorney work product doctrines. The Collateral Interest Purchase Agreement will provide that (i) any 15Ga-1 Notice provided pursuant to this Section 3.19 is so provided only to assist the Seller and Issuer or their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided pursuant to this Section 3.19 by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the Collateral Interest Purchase Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

Section 3.20 Investor Q&A Forum and Rating Agency Q&A Forum and Servicer Document Request Tool. Following receipt of an inquiry submitted to the Investor Q&A Forum and forwarded by the Note Administrator to the Collateral Manager, the Servicer or the Special Servicer, as applicable (based on whether such Inquiry falls within the scope of such party’s responsibilities hereunder), unless such party determines not to answer such Inquiry as provided below, such party shall reply to the inquiry, which reply of the Collateral Manager, the Servicer or the Special Servicer, as applicable, shall be delivered to the Note Administrator by electronic mail. If the Collateral Manager, the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) the Inquiry is not of a type described in Section 10.13(a) of the Indenture, (ii) answering any Inquiry would not be in the best interests of the Issuer or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law, the applicable Loan Documents or the Transaction Documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Note Administrator, the Collateral Manager, the Servicer or the Special Servicer, as applicable, (v) answering any Inquiry would reasonably be expected to result in the waiver of an attorney-client privilege or the disclosure of attorney work product, or (vi) answering any Inquiry is otherwise, not advisable, it shall not be required to answer such Inquiry and shall promptly notify the Note Administrator of such determination.

Following receipt of an inquiry submitted to the Rating Agency Q&A Forum and Servicer Document Request Tool, and forwarded by the 17g-5 Information Provider to the Collateral Manager, the Servicer or the Special Servicer, as applicable (based on whether such Inquiry falls within the scope of such party’s responsibilities hereunder), unless such party determines not to answer such Inquiry as provided below, such party shall reply to the inquiry, which reply of the Collateral Manager, the Servicer, or the Special Servicer, as applicable, shall be delivered to the Note Administrator by electronic mail. If the Collateral Manager, the Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering the inquiry would be in violation of applicable law, the Servicing Standard, the Indenture, this Agreement, the Collateral Management Standard, the Collateral Management Agreement or the applicable Loan Documents, (ii) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (iii) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, such party, and the performance of such additional duty or the payment of such additional cost or expense is beyond the scope of its duties under the Indenture or this Agreement, as applicable, it shall not be required to answer such Inquiry and shall promptly notify the Note Administrator of such determination.

Section 3.21 Duties under Indenture; Miscellaneous. (a) Each of the Collateral Manager, the Servicer and the Special Servicer hereby acknowledge that the terms of the Indenture reference certain duties and functions to be performed by each of them. Notwithstanding any provision in the Indenture or herein to the contrary, the Servicer shall not be required to take any enforcement action with respect to the Loans. To the extent not inconsistent with the express terms of this Agreement, each of the Collateral Manager, the Servicer and the Special Servicer hereby agree with respect to the Loans to perform the duties referenced for them in the Indenture, which performance shall benefit from the exculpatory, protections, immunities and indemnification provisions hereunder.

(b) The Servicer (based on its own information and information received from the Special Servicer with respect to any Specially Serviced Loans or from the Non-Serviced Servicer or Non-Serviced Special Servicer of any Non-Serviced Collateral Interest) shall promptly upon request forward to the Note Administrator any information in its possession or reasonably available to it concerning the Collateral Interests to enable the Note Administrator to prepare any report or perform any duty or function on its part to be performed under the terms of the Indenture.

(c) The Servicer or the Special Servicer shall return to the Custodian each Loan Document released from custody pursuant to Section 3.3(h)(iii) of the Indenture when its need for such documents is finished (except such Loan Documents as are released in connection with a sale, exchange or other disposition, in each case only as permitted under the Indenture, of the related Collateral Interest).

Section 3.22 [Reserved]

Section 3.23 Control and Consultation. (a) The Controlling Holder shall have the right to consent to any Major Decisions with respect to such Collateral Interest and the related underlying Loan, as the Controlling Holder may deem advisable or as to which provision is otherwise made herein, consult on a non-binding basis with and direct the Servicer and the Special Servicer with respect to any other actions to be taken or not taken with respect to such Collateral Interest and the related underlying Loan, in each case subject to the Servicer’s or Special Servicer’s, as applicable, compliance with the Servicing Standard and the limitations set forth in this Agreement.

(b) Both the Servicer (in the case of a Performing Loan), the Collateral Manager and the Special Servicer may communicate directly with the Obligors in connection with any Major Decision or Other Borrower Request. If the Servicer receives any request for a Major Decision or Other Borrower Request (other than waivers of late payment charges and default interest on Performing Loans) on the Loans, the Servicer shall promptly forward such request to the Special Servicer for analysis and processing and the Servicer shall have no further liability or duty with respect thereto. If the Special Servicer receives any such request from an Obligor (or from the Servicer) the Special Servicer shall analyze and process the request subject to the terms of this Section 3.23. After a Major Decision or Other Borrower Request (other than waivers of late payment charges and default interest on Performing Loans) is approved, the Special Servicer shall notify the Servicer of such approval and when the related transaction closes the Special Servicer shall promptly provide the Servicer with the information reasonably necessary for the Servicer to update its records to reflect the terms of the transaction. The Special Servicer (i) shall promptly send the Controlling Holder a copy of its written recommendation and analysis of any proposed Major Decision, together with all information reasonably necessary to make an informed decision with respect thereto, and (ii) shall obtain the consent of the Controlling Holder prior to making or refraining from making any Major Decision or providing or denying any waiver or consent with regard to a Major Decision. If the Controlling Holder objects to such proposed Major Decision, it must object in writing to the Special Servicer and propose an alternative course of action within ten (10) Business Days after receipt of the written recommendation and analysis described above. In the event that the Special Servicer has requested consent for Major Decisions from the Controlling Holder and the Controlling Holder fails to object to the Special Servicer within such ten (10) Business Day period then the Special Servicer shall take such action as it deems appropriate in accordance with the Servicing Standard. In the event that the Special Servicer determines that the Controlling Holder’s alternative proposal is in accordance with the Servicing Standard, then the Special Servicer shall take such actions as proposed by the Controlling Holder. In the event that the Special Servicer determines that the Controlling Holder’s alternative proposal is not in accordance with the Servicing Standard, or if the Controlling Holder fails to give notice of the actions to be taken within such ten (10) Business Day period, then the Special Servicer shall not be bound by the Controlling Holder’s determination with respect to such action and shall take such action or refrain from taking such action, as applicable, as the Special Servicer determines is in accordance with the Servicing Standard.

(c) [Reserved]

(d) [Reserved]

(e) Subject to Section 3.23(j), the Special Servicer shall recognize the consent and consultation rights of any Companion Interest Holder or mezzanine lender in accordance with applicable Partition Agreement or mezzanine intercreditor agreement.

(f) With respect to a Non-Controlled Collateral Interest, no holder of the related controlling Companion Interest shall owe any fiduciary duty to the Note Administrator, the Trustee, the Servicer, the Special Servicer or any Noteholder and no such holder shall have any duty or liability to any Noteholder for any action taken, or for refraining from the taking of any action or the giving of any consent or failure to give any consent in good faith pursuant to this Agreement or any such error in judgment. By its acceptance of a Note, each Noteholder shall be deemed to have confirmed its agreement that with respect to a Non-Controlled Collateral Interest (i) the holder of the related controlling Companion Interest may take or refrain from taking actions, or give or refrain from giving any consents or consult and make recommendations or refrain from consulting or making recommendations with respect to the Loans, that favor the interests of any Noteholder (or holder of a Companion Interest, as applicable) over any other Noteholder, (ii) the holder of the related controlling Companion Interest may have special relationships and interests that conflict with the interests of any Noteholder, (iii) it shall take no action against the holder of the related controlling Companion Interest or any of its respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and (iv) no holder of the related controlling Companion Interest shall be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct or to have recklessly disregarded any exercise of its rights or obligations by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of the Noteholders.

(g) The Note Administrator shall upon receipt of notice of any change in the Controlling Holder or upon request, provide the name of the Controlling Holder to the Trustee, the Servicer and the Special Servicer.

(h) [Reserved]

(i) For the avoidance of doubt, in the event the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that any direction or refusal to consent by the Controlling Holder or any advice from the Controlling Holder or any Companion Interest Holder would cause the Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the applicable Loan Documents, or the terms of this Agreement or the other Transaction Documents, including without limitation, the Servicing Standard, the Servicer or the Special Servicer, as applicable, shall disregard such direction or refusal to consent or advice, as the case may be, and notify the Controlling Holder or the applicable Companion Interest Holder of its determination, along with a reasonably detailed explanation of the basis therefor.

(j) To the extent that the Controlling Holder has the right hereunder to give its consent or make a decision with respect to any servicing matter, in the event that the Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the Issuer, the Servicer or the Special Servicer, as applicable, may take such action without waiting for the Controlling Holder’s response.

Section 3.24 [Reserved]

Section 3.25 Certain Matters Related to the Partitioned Loans. (a) Allocation of Servicing Advances, Servicing Expenses, and Indemnification Amounts. Any Servicing Advance, Servicing Expense or indemnification amount with respect to a Partitioned Loan or Combined Loan shall be reimbursed, subject to the related Partition Agreement or mezzanine intercreditor agreement, on a pro rata and pari passu basis (based on the outstanding principal balance thereof) from amounts allocable to each related Partitioned Collateral Interest. To the extent that the Issuer bears more than its allocable share of Servicing Advances, Servicing Expenses or indemnification amounts with respect to any Partitioned Loan, the Servicer shall (i) promptly notify the related Companion Interest Holder and (ii) use commercially reasonable efforts in accordance with the Servicing Standard to exercise on behalf of the Issuer any rights under the related Partition Agreement or mezzanine intercreditor agreement to obtain reimbursement from the related Companion Interest Holder for the portion of such amount allocable to such holder’s Companion Interest or mezzanine loan. Notwithstanding the foregoing, any Servicing Advance, Servicing Expense or indemnification amount that the Servicer or the Special Servicer determines in its reasonable judgment to only relate to the Partitioned Collateral Interest and not to any related Companion Interest, shall not be allocated to such Companion Interest.

(b) Companion Interest Holder Register. The Servicer shall maintain the register of participants in accordance with the terms of each Partition Agreement (each, a “Companion Interest Holder Register”). The Servicer shall record on the Companion Interest Holder Register the names and contact information (including addresses, email addresses and telephone numbers) of the holders of the related Companion Interests, the outstanding balances and/or Future Funding Amounts held by such holders and the wire transfer instructions for such holders, to the extent such information is provided in writing to the Servicer by the applicable holder in accordance with the related Partition Agreement. The initial Companion Interest Holder Register is set forth on Exhibit E attached hereto. The Servicer shall update each Companion Interest Holder Register upon any transfer or reallocation in accordance with the terms of the related Partitioned Agreement or upon written notice from any holder of record on the Companion Interest Holder Register with any change applicable to such holder (including name, contact information and wire transfer instructions). Each Companion Interest Holder has agreed to inform the Servicer of its name, address, taxpayer identification number and wiring instructions (to the extent the foregoing information is not already contained in the related Partition Agreement) and of any transfer thereof (together with any instruments of transfer). Each Companion Interest Holder is required pursuant to the terms of the related Partition Agreement to inform the Servicer of any future funding with respect to its Future Funding Participation. Promptly upon receipt of notice of a reallocation in accordance with the related Partition Agreement, the Servicer shall reflect any such increase on the Companion Interest Holder Register and shall provide a copy of such updated register to the Issuer, the Special Servicer, the Collateral Manager and the related Companion Interest Holder.

In no event shall the Servicer be obligated to pay any party the amounts payable to a Companion Interest Holder hereunder other than the Person listed as the applicable Companion Interest Holder on the applicable Companion Interest Holder Register. In the event that a Companion Interest Holder transfers its Companion Interest without notice to the Servicer, the Servicer shall have no liability whatsoever for any misdirected payment on such Companion Interest and shall have no obligation to recover and redirect such payment.

Each Companion Interest Holder Register shall be made available by the Servicer to the Special Servicer, the Note Administrator, the Trustee, the Seller and any related Companion Interest Holder upon request by any such Person. The Servicer shall promptly provide the names and addresses of any Companion Interest Holder to any party hereto, any related Companion Interest Holder or any successor thereto upon written request, and any such party or successor may, without further investigation, conclusively rely upon such information. The Servicer shall have no liability to any Person for the provision of any such names and addresses.

(c) Payments to Companion Interest Holders. With respect to each Companion Interest, any amounts payable to the related Companion Interest Holder pursuant to Section 3.03(d)(vii)(B) shall be remitted to such Companion Interest Holder by wire transfer in immediately available funds to the account appearing in the Companion Interest Holder Register on the date of such remittance.

(d) The Special Servicer (with respect to any Specially Serviced Loan or REO Loan and with respect to matters it is processing with respect to any Performing Loan) or the Servicer (with respect to any Performing Loan other than matters being processed by the Special Servicer), as applicable, shall take all actions relating to the servicing and/or administration of, the preparation and delivery of reports and other information with respect to, the Loan or any related REO Property required to be performed by the Issuer (as holder of a Partitioned Collateral Interest) or contemplated to be performed by a servicer, in any case pursuant to and as contemplated by the related Partition Agreement and/or any related mezzanine intercreditor agreement. In addition, notwithstanding anything herein to the contrary, the following considerations shall apply with respect to the servicing of a Partitioned Loan that is a Serviced Loan:

(i) none of the Servicer, the Special Servicer, the Trustee, the Note Administrator or the Advancing Agent shall make any Interest Advance with respect to any Companion Interest; and

(ii) the Servicer and the Special Servicer (other than in the case of an Administrative Modification and a Criteria-Based Modification) shall each consult with and obtain the consent of the related Companion Interest Holder or mezzanine lender to the extent required by the related Partition Agreement or mezzanine intercreditor agreement.

The Special Servicer (with respect to any Specially Serviced Loan or REO Loan and with respect to matters it is processing with respect to any Performing Loan) or the Servicer (with respect to any Performing Loan other than matters being processed by the Special Servicer), as applicable, shall timely provide to each applicable Companion Interest Holder or mezzanine lender any reports or notices required to be delivered to such Companion Interest Holder or mezzanine lender pursuant to the related Partition Agreement or mezzanine intercreditor agreement, and the Special Servicer shall cooperate with the Servicer in preparing/delivering any such report or notice with respect to special servicing matters.

The parties hereto recognize and acknowledge the respective rights of each Companion Interest Holder or mezzanine lender under the related Partition Agreement or mezzanine intercreditor agreement.

Any reference to servicing any of the Loans in accordance with any of the related Loan Documents shall also mean in accordance with the related Partition Agreement.

With respect to any Partitioned Loan, in the event of a conflict between this Agreement and a related Partition Agreement, the related Partition Agreement shall control. With respect to any Combined Loan, in the event of a conflict between this Agreement and a related mezzanine intercreditor agreement, the related mezzanine intercreditor agreement shall control. In addition, to the extent not otherwise expressly included herein, any provisions required to be included herein pursuant to any Partition Agreement or mezzanine intercreditor agreement are deemed incorporated herein by reference, and the parties shall comply with those provisions as if set forth herein in full.

(e) Notwithstanding anything herein to the contrary, with respect to any Partitioned Loan that is a Serviced Loan, the Companion Interest Holder shall be entitled to exercise any of its rights to the extent expressly set forth in the applicable Partition Agreement, in accordance with the terms of such Partition Agreement and this Agreement. Notwithstanding anything herein to the contrary, with respect to any Combined Loan, the mezzanine lender shall be entitled to exercise any of its rights to the extent expressly set forth in the applicable mezzanine intercreditor agreement, in accordance with the terms of such mezzanine intercreditor agreement and this Agreement.

(f) Notices, Reports and Information. With respect to each Serviced Loan, the Servicer or the Special Servicer, as applicable, shall provide each Companion Interest Holder (or its designee or representative), any reports, notices or information required to be delivered to such Companion Interest Holder pursuant to the related Partition Agreement and otherwise provided by the Servicer or the Special Servicer, as applicable, hereunder within the same time frame and to the same extent it is required to provide such reports, notices or information and materials to the Note Administrator or the Collateral Manager, as applicable, hereunder.

(g) Upon any request given pursuant to a Partition Agreement, the Collateral Manager, on behalf of the Pooled Holder (as defined in the related Partition Agreement) shall issue replacement participation certificates on behalf of the Pooled Holder, in accordance with the terms of the applicable Partition Agreement. The Collateral Manager is hereby authorized and empowered to execute and deliver, on behalf of the Pooled Holder, any such replacement participation certificates. Any participation certificate evidencing an interest in a Collateral Interest or a Companion Interest that is surrendered to the Servicer or the Collateral Manager shall be canceled and destroyed by the Servicer or the Collateral Manager, as applicable, in accordance with the terms of the applicable Partition Agreement.

(h) Upon any notice given by the holder of a Future Funding Participation in accordance with the related Partition Agreement, the Servicer shall maintain a record of future advances made by the holder of the related Future Funding Participation pursuant to the terms of the related Partition Agreement.

(i) The Collateral Manager is hereby authorized and empowered to execute and deliver, on behalf of the Pooled Holder (as defined in the related Partition Agreement), any amendments or amendments and restatements to the Partition Agreements necessary to reflect the severance of any Participation, and to unilaterally terminate the related Partition Agreement, on behalf of the Pooled Holder, in the circumstances under which the Partition Agreement provides that the Pooled Holder may unilaterally terminate such Partition Agreement, each in accordance with the terms of the related Partition Agreement.

Section 3.26 Ongoing Future Advance Estimates.

(a) Pursuant to the Indenture, the Note Administrator and the Trustee, on behalf of the Noteholders and the Holders of the Preferred Shares, will be directed by the Issuer to (i) enter into the Future Funding Agreement and the Securities Account Control Agreement (Future Funding Reserve Account), pursuant to which the Seller will agree to pledge certain collateral described therein in order to secure certain future funding obligations of the Affiliated Future Funding Participation Holders as holders of the Future Funding Participations under the Partition Agreements and (ii) administer the rights of the Note Administrator and the secured party, as applicable, under the Future Funding Agreement and the Securities Account Control Agreement (Future Funding Reserve Account). In the event an Access Termination Notice (as defined in the

Future Funding Agreement) has been sent by the Note Administrator to the related account bank and for so long as such Access Termination Notice is not withdrawn by the Note Administrator, the Note Administrator will be required, pursuant to the direction of the Issuer or the Special Servicer on its behalf, to direct the use of funds on deposit in the Future Funding Reserve Account pursuant to the terms of the Future Funding Agreement. Neither the Trustee nor the Note Administrator will have any obligation to ensure that the Seller is depositing or causing to be deposited all amounts into the Future Funding Reserve Account that are required to be deposited therein pursuant to the Future Funding Agreement.

(b) Pursuant to the Future Funding Agreement, on the Closing Date, (i) TRTX shall deliver its Largest One Quarter Future Advance Estimate to the Collateral Manager, the Special Servicer, the Servicer and the Note Administrator and (ii) the Future Funding Indemnitor shall deliver to the Collateral Manager, the Servicer, the Note Administrator and the 17g-5 Information Provider a certification of a responsible financial officer of the Future Funding Indemnitor that the Future Funding Indemnitor has Segregated Liquidity at least equal to the Largest One Quarter Future Advance Estimate. Thereafter, unless the Future Funding Indemnitor has delivered a certification pursuant to clause (e) below, so long as any Future Funding Participation is held by an Affiliated Future Funding Participation Holder and any future advance obligations remain outstanding under such Future Funding Participation, no later than the 18th day (or, if such day is not a Business Day, the next succeeding Business Day) of the calendar month preceding the beginning of each calendar quarter, the Future Funding Indemnitor shall deliver (which may be by email) to the Collateral Manager, the Servicer, the Note Administrator and the 17g-5 Information Provider a certification of a responsible financial officer of the Future Funding Indemnitor that the Future Funding Indemnitor has Segregated Liquidity equal to the greater of (i) the Largest One Quarter Future Advance Estimate or (ii) the controlling Two Quarter Future Advance Estimate for the immediately following two calendar quarters.

(c) Pursuant to the Future Funding Agreement, for so long as any Future Funding Participation is held by an Affiliated Future Funding Participation Holder and so long as any future advance obligations remain outstanding under such Future Funding Participation and, except as otherwise provided in clause (a) above, by (x) no earlier than thirty-five (35) days prior to, and (y) no later than the fifth (5th) day of, the calendar-month preceding the beginning of each calendar quarter (starting with the calendar quarter beginning in January 2026), the Seller is required to deliver to the Collateral Manager, the Note Administrator and the Future Funding Indemnitor (i) a Two Quarter Future Advance Estimate for the immediately following two calendar quarters and (ii) such supporting documentation and other information (including any relevant calculations) as is reasonably necessary for the Servicer to perform its obligations described below. The Servicer shall, within ten (10) days after receipt of the Two Quarter Future Advance Estimate and supporting documentation from the Seller, (A) review Seller’s Two Quarter Future Advance Estimate and such supporting documentation and other information provided by the Seller in connection therewith, (B) consult with the Seller with respect thereto and make such inquiry, and request such additional information (and the Seller shall promptly respond to each such request for consultation, inquiry or request for information), in each case as is commercially reasonable for the Servicer to perform its obligations described in the following subclause (C), and (C) by written notice to the Note Administrator, the Seller and the Future Funding Indemnitor substantially in the form of Exhibit D hereto, either (1) confirm that nothing has come to the attention of the Servicer in the documentation provided by the Seller that in the reasonable opinion of the Servicer would support a determination of a Two Quarter Future Advance Estimate that is at least 25% higher than Seller’s Two Quarter Future Advance Estimate for such period and shall state that Seller’s Two Quarter Future Advance Estimate for such period shall control or (2) deliver its own Two Quarter Future Advance Estimate for such period. If the Servicer’s Two Quarter Future Advance Estimate is at least 25% higher than Seller’s Two Quarter Future Advance Estimate for any period, then the Servicer’s Two Quarter Future Advance Estimate for such period shall control; otherwise, Seller’s Two Quarter Future Advance Estimate for such period shall control.

(d) The Seller shall provide the Servicer with the current operating budget for the Mortgaged Property securing each Loan for which the related Future Funding Participation is held by an Affiliated Future Funding Participation Holder within thirty (30) days following the Closing Date, and shall provide the Servicer with copies of any updates to such budgets, and shall provide the Servicer with any other documentation and information reasonably requested by the Servicer with respect to any such Future Funding Participation from time to time.

The Servicer may conclusively rely on any and all documents and information provided to the Servicer with respect to any Future Funding Participation, including the supporting documentation (including any accretive costs, expenditures or other amounts provided by the Seller) and additional information provided by the Seller pursuant to this Section 3.26, without any further investigation or inquiry obligation (except for any investigation or inquiry in subclause (B) of clause (c) above necessary to perform its obligations under subclause (C) of clause (c) above). The Servicer shall not, under any circumstances, be required or permitted (w) to perform site inspections, (x) consult with parties other than the Seller (including, any borrowers or property managers), (y) confirm or otherwise investigate any accretive costs, expenditures or other similar amounts provided by the Seller, or (z) request information not reasonably available to the Seller.

(e) No Two Quarter Future Advance Estimate will be required to be made by the Seller or the Servicer for a calendar quarter if, by the fifth (5th) day of the calendar-month preceding the beginning of such calendar quarter, the Future Funding Indemnitor delivers (which may be by email) to the Collateral Manager, the Servicer, the Servicer, the Note Administrator and the 17g-5 Information Provider a certificate of a responsible financial officer of the Future Funding Indemnitor certifying that (i) the Future Funding Indemnitor has Segregated Liquidity equal to at least 100% of the aggregate amount of outstanding future advance obligations (subject to the same exclusions as the calculation of the Two Quarter Future Advance Estimate) under the Future Funding Participations held by Affiliated Future Funding Participation Holders or (ii) no such future funding obligations remain outstanding under the Future Funding Participations held by Affiliated Future Funding Participation Holders. All certifications regarding Segregated Liquidity, any Two Quarter Future Advance Estimates, or any notices from the Servicer described in clauses (b) and (c) above shall be emailed to the Note Administrator at [***] and [***] or such other email address as provided by the Note Administrator.

(f) Notwithstanding the provisions of Section 9.03, all estimates, certifications, documents and other information to be provided to the Servicer pursuant to this Section 3.26 shall be provided to the Servicer electronically by email addressed to [***], with a subject reference to “TRTX 2025-FL7” (or similar reference). Further, any budgets, calculations or other numeric information delivered to the Servicer shall be delivered in Microsoft Excel format or in a format as the parties may agree upon from time to time.

ARTICLE IV

STATEMENTS AND REPORTS

Section 4.01 Reporting by the Servicer and the Special Servicer. (a) On or before 4:00 p.m. (Eastern time), on the second Business Day before the Remittance Date, the Servicer shall deliver to the Issuer, the Collateral Manager and the Note Administrator the CREFC® Loan Periodic Update File.

(b) The Servicer will provide the Issuer and the Collateral Manager with on-line access to all information with respect to the Loans via CMSView or any successor facility or system, as applicable, subject to such reasonable policies, procedures and limitations as the parties may agree upon from time to time.

(c) Each year, beginning in the calendar year of this Agreement, to the extent the Servicer has the information necessary to prepare such reports and returns, the Servicer shall prepare and file the reports of foreclosures and abandonments of any Mortgaged Property securing a Serviced Loan and the annual information returns with respect to each Obligor’s debt service payments under the Serviced Loans as required by Sections 6050J and 6050H, respectively, of the Code.

(d) One (1) Business Day after each Determination Date, the Special Servicer shall provide the Servicer with the CREFC® Special Servicer Loan File and any CREFC® Investor Reporting Package reports customarily prepared by the Special Servicer. On or before 4:00 p.m. (New York time) on the Remittance Date, the Servicer shall forward such CREFC® Special Servicer Loan File and such other reports prepared by the Special Servicer, together with the reports and files in the CREFC® Investor Reporting Package (other than the CREFC® Comparative Financial Status Report, CREFC® NOI Adjustment Worksheet and CREFC® Operating Statement Analysis Report) customarily prepared by the Servicer, to the Note Administrator, the Collateral Manager and any related Companion Interest Holder (if the related Participated Loan is a Serviced Loan). The Note Administrator shall complete the CREFC® Investor Reporting Package and, to the extent such items have been delivered to the Note Administrator by the Servicer, make the CREFC® Investor Reporting Package (and any underlying operating statements and rent rolls) available to Noteholders pursuant to Section 10.12(a) of the Indenture.

(e) Commencing with respect to the calendar year ending December 31, 2025 (as to annual information) and the calendar quarter ending on March 31, 2026 (as to quarterly information), the Servicer, in the case of any Performing Loan, and the Special Servicer, in the case of any Specially Serviced Loan or REO Property, shall (i) make reasonable efforts to collect promptly from the related Obligor quarterly and annual operating statements and rent rolls of the related real property, financial statements of such Obligor and any other documents or reports required to be delivered under the terms of the related Loan Documents, if delivery of such items is required pursuant to the terms of the related Loan Documents and (ii) promptly (A) review and analyze such items as may be collected, (B) prepare or update, on a quarterly and annual basis, CREFC® NOI Adjustment Worksheets, CREFC® Operating Statement Analysis Reports and CREFC® Comparative Financial Status Reports based on such analysis; and (C) in the case of the Special Servicer, deliver copies of such prepared written reports and collected operating statements and rent rolls to the Servicer. The Servicer, with respect to each Performing Loan (and with respect to Specially Serviced Loans and REO Properties, if the Special Servicer has delivered the related CREFC® Operating Statement Analysis Report, CREFC® NOI Adjustment Worksheet, CREFC® Comparative Financial Status Reports and operating statements to the Servicer), shall deliver or make available copies (in electronic format) of each CREFC® Operating Statement Analysis Report, CREFC® NOI Adjustment Worksheet, CREFC® Comparative Financial Status Reports and, upon request, the related operating statements (in each case, promptly following the initial preparation and each material revision thereof) to the Note Administrator.

(f) Unless otherwise specifically stated herein, if the Servicer is required to deliver any statement, report or information under any provisions of this Agreement, the Servicer may satisfy such obligation by (i) physically delivering a paper copy of such statement, report or information, (ii) delivering such statement, report or information in a commonly used electronic format, or (iii) subject to such reasonable policies, procedures and limitations as the parties may agree upon from time to time, making such statement, report or information available on the Servicer’s Internet website, unless this Agreement expressly specifies a particular method of delivery. However, notwithstanding the foregoing, delivery of the reports provided in Section 4.01(d) above and any other reports that are required to be posted by the Note Administrator to its internet website pursuant to the terms of the Indenture shall be delivered electronically to the Note Administrator in a method acceptable to the Servicer and the Note Administrator.

(g) If, with respect to any Performing Loan, the Special Servicer has any questions for the related Obligor based upon the information delivered to the Special Servicer pursuant to Section 4.01(e), the Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer in the Special Servicer’s efforts to contact and solicit information from such Obligor.

(h) Except as provided in this Section 4.01 or elsewhere in this Agreement, neither the Servicer nor the Special Servicer, as the case may be, shall be required to provide any other report without its prior written consent, which will not be unreasonably withheld.

(i) Notwithstanding anything in this Agreement to the contrary, none of the Servicer, the Special Servicer, the Collateral Manager or the Trustee shall have any obligation under this Agreement or the Indenture to provide any information or reports necessary to comply with the EU/UK Transparency Requirements.

Section 4.02 EU/UK Transparency Requirements.

(a) Pursuant to Article 7(1) of the EU Securitization Regulation, and Article 7(1) of Chapter 2 of the PRASR and SECN 6.2.1R of the FCASR, the Issuer hereby agrees to be the designated entity and to use commercially reasonable efforts to make available to (i) Noteholders, (ii) if requested, any potential investors in the Notes and (iii) if required, the relevant regulatory authorities (as determined under each of the EU Securitization Regulation and the UK Securitization Regulation) (collectively, the “Relevant Recipients”) the documents, reports and information necessary to fulfil the EU/UK Transparency Requirements, all on the terms and subject to the conditions set out in this Section.

(b) The Issuer agrees to use commercially reasonable efforts to make available, in the prescribed manner, at the prescribed times and in accordance with the terms of this Agreement, the documents, reports and information necessary to fulfill the EU/UK Transparency Requirements as in force on the Closing Date (or, if the Issuer so agrees (in its sole discretion), in accordance with (i) the EU/UK Transparency Requirements as may be amended at any time after the Closing Date, or (ii) such other form as may be prescribed or permitted for purposes of the EU/UK Transparency Requirements at any time after the Closing Date), with the assistance of Holdco, the Note Administrator and each EU/UK Reporting Administrator. The Issuer will assume all costs of complying with the EU/UK Transparency Requirements and, if applicable, shall reimburse each of Holdco, the Note Administrator, such EU/UK Reporting Administrator and any other third-party reporting agents for any costs incurred by such parties in connection with assisting the Issuer in the preparation of, and/or making available, any documents, information and reports required pursuant to the EU/UK Transparency Requirements, such costs to be paid as Company Administrative Expenses.

(c) Subject to any confidentiality undertaking given by Holdco or to which Holdco is subject, Holdco undertakes to use commercially reasonable efforts to provide to the Issuer (or any EU/UK Reporting Administrator acting on the Issuer’s behalf) any reports, data and other information relating to the Collateral Interests and, to the extent necessary, the business and/or operations of Holdco that the Issuer (or an EU/UK Reporting Administrator acting on the Issuer’s behalf) may determine to be necessary or essential in connection with the proper performance by the Issuer of its obligations pursuant to the EU/UK Transparency Requirements.

(d) The Issuer shall compile (or arrange to have compiled on its behalf) the reports and notifications required under the EU/UK Transparency Requirements.

(e) The Note Administrator, upon receipt of the relevant reports and files from the Servicer pursuant to Section 4.01(d), shall make available to the Issuer, any EU/UK Reporting Administrator and Holdco, the CREFC® Investor Reporting Package, and the Note Administrator and the Servicer shall make access available to such party’s website, if any, relating to this Agreement to the Issuer, any EU/UK Reporting Administrator and Holdco. Additionally, the Note Administrator shall provide the Issuer and any EU/UK Reporting Administrator with any additional information in its possession as may reasonably be requested by the Issuer or an EU/UK Reporting Administrator in relation to the preparation of the Transparency Reports. The Issuer agrees that the Note Administrator shall be entitled to disclose all such information to any EU/UK Reporting Administrator or any other agent of the Issuer.

(f) Once a Transparency Report has been prepared by the Issuer, the Issuer shall, at least two Business Days prior to the due date for publication of such Transparency Report (as determined in accordance with the EU/UK Transparency Requirements), send such Transparency Report to Holdco for Holdco’s approval prior to making such Transparency Report available to the Relevant Recipients. Holdco shall give any such approval no later than one Business Day prior to the applicable due date for publication of the related Transparency Report. Following such approval, the Issuer (or an EU/UK Reporting Administrator on behalf of the Issuer) shall provide the Transparency Report to the Note Administrator and instruct the Note Administrator to make any such Transparency Report available in accordance with clause (g) below. The Note Administrator shall be entitled to treat any such Transparency Report or instruction received from an EU/UK Reporting Administrator as if it were received from the Issuer. The Note Administrator shall be entitled to rely without inquiry or liability on any instruction provided by the Issuer or an EU/UK Reporting Administrator to publish the applicable Transparency Report.

(g) The Note Administrator shall make available (i) on the Transparency Reporting Website, which shall be accessible to any Relevant Recipient who certifies to the Note Administrator that it is a Relevant Recipient in the form set out in Exhibit F, or such other form as may be agreed upon by the Issuer and the Note Administrator from time to time, or (ii) by such other method of dissemination as is required by the EU Securitization Regulation or the UK Securitization Framework, as applicable, at any time, in each case no later than the time designated by the Issuer subject to and in accordance with clause (h) below:

(i) each Transparency Report (provided it has received such Transparency Report in accordance with clause (f) above);

(ii) any information that, in the determination of the Issuer, is required to be disclosed pursuant to Article 7(1)(g) of the EU Securitization Regulation, Article 7(1)(g) of Chapter 2 of the PRASR, or SECN 6.2.1R(7) of the FCASR, as provided to the Note Administrator by the Issuer; and

(iii) copies of the relevant Transaction Documents required to be disclosed pursuant to Article 7(1)(b) of the EU Securitization Regulation, Article 7(1)(b) of Chapter 2 of the PRASR and SECN 6.2.1R(2) of the FCASR, and the Offering Memorandum, in each case as provided to the Note Administrator by the Issuer, and in their final form following the issuance of the Notes.

(h) The Issuer (or an EU/UK Reporting Administrator on its behalf) shall provide the Note Administrator with any documentation, reports or information to be posted on the Transparency Reporting Website (or to be disseminated by such other method as is required by the EU Securitization Regulation or UK Securitization Framework (as applicable)) pursuant to clause (g) above (by email and in pdf format) and the relevant instructions, including the date (determined in accordance with the EU/UK Transparency Requirements) on which any documents, reports or other information are required to be made available pursuant to clause (g) above, sufficiently before the date on which the Issuer requires such documentation, reports or information to be made available on the Transparency Reporting Website (or by such other method of dissemination as is required by the EU Securitization Regulation or UK Securitization Framework (as applicable) and as is agreed upon by the Note Administrator) and, in any event, at least one Business Day prior to such date.

(i) [Reserved].

(j) The Note Administrator shall not assume any responsibility for the Issuer’s obligations as the entity responsible to fulfil the EU/UK Transparency Requirements. In providing such services (including the posting of documents, reports and information pursuant to clause (g) above), the Note Administrator also assumes no responsibility or liability to any third party, including any Noteholder or potential Noteholder, and including for any Noteholder’s use and/or onward disclosure of such documentation, reports and information and shall have the benefit of the powers, protections and indemnities granted to it under the Transaction Documents. Any such documentation, reports and information may include disclaimers excluding any liability of the Note Administrator for the information provided therein.

(k) The Note Administrator shall not be liable for the accuracy and completeness of the information or data in the Transparency Reports or other documentation, reports or information uploaded to the Transparency Reporting Website and the Note Administrator shall not be obliged to verify, re-compute, reconcile or recalculate any such document, report, information or data.

(l) The Note Administrator shall not have any duty to monitor, inquire or satisfy itself as to the veracity, accuracy or completeness of any documentation, report or information provided to it under this Section 4.02 or whether or not the provision of such documentation, report or information accords with the EU/UK Transparency Requirements and shall be entitled to rely conclusively upon any instructions given (and any determination) by the Issuer regarding the same, and shall have no obligation, responsibility or liability whatsoever for the provision of documentation, reports and information on the Transparency Reporting Website. The Note Administrator shall not be responsible for monitoring the Issuer’s compliance with the EU/UK Transparency Requirements.

(m) The Note Administrator shall not assume or have any responsibility or liability for monitoring or ascertaining whether any person to whom it makes the documentation, reports and/or information available on the Transparency Reporting Website falls within the category of persons permitted or required to receive such documentation, reports or information under the EU/UK Transparency Requirements.

(n) The Issuer acknowledges and agrees that all documentation, reports and information made available on the Transparency Reporting Website described in this Section 4.02 shall be downloadable by any person with access to the Transparency Reporting Website.

(o) Any reports provided to the Note Administrator pursuant to this Section 4.02 shall be provided via email to [***] with a subject line including “TRTX 2025-FL7 – POST” (or in accordance with such other delivery instructions as may be provided by the Note Administrator to the Issuer, the Servicer, the Special Servicer and the Collateral Manager).

ARTICLE V

SERVICER AND SPECIAL SERVICER COMPENSATION AND EXPENSES

Section 5.01 Servicing Compensation. (a) As consideration for servicing the Loans subject to this Agreement, the Servicer shall be entitled to a Servicing Fee for each Serviced Loan (including any Specially Serviced Loan or REO Loan) remaining subject to this Agreement during any calendar month or part thereof; provided that any Servicing Fee allocable to a Companion Interest shall be payable only in respect of the principal balance of such Companion Interest and only from collections in respect of the Loan that are allocated to such Companion Interest. The Servicing Fee shall be payable monthly on the Remittance Date (or earlier pursuant to the related Partition Agreement) of each month and shall be computed on the basis of the same outstanding principal balance and for the period with respect to which any related interest payment on the related Serviced Loan or distribution on the related Serviced Loan is computed. The Servicer may pay itself the Servicing Fee on the Remittance Date (or earlier pursuant to the related Partition Agreement) of each month from amounts on deposit in the Collection Account or such other funds permitted under the related Partition Agreement. To the extent that amounts on deposit in the Collection Account on the Remittance Date are insufficient to pay the Servicing Fee allocated to any Serviced Loan or related REO Loan, the Issuer shall pay any such shortfall to the Servicer within ten (10) Business Days after the Issuer’s receipt of an itemized invoice therefor. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under and as permitted pursuant to this Agreement.

(b) As further compensation for its activities hereunder, the Servicer shall be entitled to retain, and shall not be required to deposit in the Collection Account or the Partitioned Loan Collection Account pursuant to Section 3.03 or any REO Account pursuant to Section 3.13, amounts constituting Additional Servicing Compensation with respect to the Loans.

(c) The Servicer shall be required to pay all expenses related to the Servicer’s internal costs, consisting of overhead and employee costs and expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 5.02 Servicing Advances; Servicer Expenses. (a) The Special Servicer or the Servicer shall, in the first instance, have the right to determine, in accordance with the Servicing Standard, the necessity for all Servicing Advances. With respect to the Serviced Loans only, the Advancing Agent at the direction of the Special Servicer or the Servicer, as applicable, shall advance as a Servicing Advance all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien on a Mortgaged Property or REO Property, (ii) ground rents (if applicable), (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Obligor (or related REO Proceeds, if applicable) are insufficient to pay such item when due and the related Obligor has failed to pay such item on a timely basis and (iv) all other customary, reasonable and necessary out-of-pocket expenses paid or incurred by the Servicer or the Special Servicer in connection with the servicing (or special servicing, as applicable) and administering of the Serviced Loans; and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance; and provided, further, however, that with respect to the payment of real estate taxes, assessments and similar items, the Advancing Agent shall not be required to make such advance until the later of (x) five (5) Business Days after the Special Servicer or the Servicer has received confirmation that such item has not been paid or (y) the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments.

(b) The Special Servicer and the Collateral Manager shall give the Advancing Agent, the Servicer and the Issuer no less than five (5) Business Days’ written (facsimile or electronic) notice before the date on which the Advancing Agent is requested to make any Servicing Advance with respect to a given Specially Serviced Loan; provided, however, that only two (2) Business Days’ written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than twice per calendar month (although such request may relate to more than one Servicing Advance). The Advancing Agent or the Servicer, as applicable, may pay to the Special Servicer the aggregate amount of such Servicing Advances listed on a monthly request, in which case the Special Servicer shall provide the Servicer with such information in its possession as the Servicer may reasonably request to enable the Servicer to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Advancing Agent or the Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Advancing Agent and the Servicer shall be entitled to conclusively rely on such determination; provided that the determination that such requested Servicing Advance is not a Nonrecoverable Servicing Advance shall not be binding on the Servicer or the Advancing Agent, and the Special Servicer’s determination that a Servicing Advance is required to be made in accordance with the Servicing Standard shall not be binding on the Servicer or the Advancing Agent.

The Servicer shall give the Advancing Agent, the Issuer and the Collateral Manager no less than five (5) Business Days’ written (facsimile or electronic) notice before the date on which the Advancing Agent is requested to make any Servicing Advance with respect to a given Performing Loan; provided, however, that only two (2) Business Days’ written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than twice per calendar month (although such request may relate to more than one Servicing Advance). The Advancing Agent may pay to the Servicer the aggregate amount of such Servicing Advances listed on a monthly request, in which case the Servicer shall provide the Advancing Agent with such information in its possession as the Advancing Agent may reasonably request to enable the Advancing Agent to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Servicer that the Advancing Agent make a Servicing Advance shall be deemed to be a determination by the Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Advancing Agent shall be entitled to conclusively rely on such determination; provided, that the determination that such requested Servicing Advance is not a Nonrecoverable Servicing Advance shall not be binding on the Advancing Agent but the Servicer’s determination that a Servicing Advance is required to be made in accordance with the Servicing Standard is binding on the Advancing Agent.

(c) Notwithstanding anything to the contrary contained in this Agreement, in the event that the Advancing Agent fails to make in a timely manner any Servicing Advance that the Servicer or the Special Servicer has determined is required in accordance with the Servicing Standard, and the Advancing Agent has not determined that such Servicing Advance would be a Nonrecoverable Servicing Advance:

(i) the Note Administrator shall (x) terminate the Advancing Agent hereunder and under the Indenture and, if the Special Servicer is an Affiliate of, or the same entity as, the Advancing Agent, terminate the Special Servicer pursuant to Section 7.02, (y) use reasonable efforts for ninety (90) days after such termination to replace the Advancing Agent hereunder and under the Indenture in accordance with the applicable procedures set forth in the Indenture, subject to satisfaction of the Rating Agency Condition, and (z) if the Special Servicer is an Affiliate of, or the same entity as, the Advancing Agent, terminate the Special Servicer and replace the Special Servicer in accordance with the procedures set forth in Section 6.03 of this Agreement (but, for the avoidance of doubt, the Note Administrator shall not be responsible for making any Servicing Advance); and

(ii) within five (5) Business Days of the Servicer’s receipt of written notice of the Advancing Agent’s failure to make a required Servicing Advance that the Advancing Agent has not determined to be a Nonrecoverable Servicing Advance, the Servicer shall promptly make such Servicing Advance, but subject to the Servicer’s determination that such Servicing Advance is not a Nonrecoverable Servicing Advance; provided that the Servicer shall be required to make Servicing Advances pursuant to this Section 5.02(c)(ii) only until a successor Advancing Agent is appointed, subject to satisfaction of the Rating Agency Condition. After the Advancing Agent has been removed pursuant to this Section 5.02(c), the Servicer shall be primarily responsible for making Servicing Advances hereunder, in the manner set forth in this Section 5.02 until a successor Advancing Agent is appointed, subject to satisfaction of the Rating Agency Condition. Any successor Advancing Agent’s long-term senior unsecured debt shall be rated at least “A” by Fitch (to the extent rated by Fitch) and “A2” by Moody’s, and whose short-term senior unsecured debt rating is at least “P-1” from Moody’s.

For the avoidance of doubt, in all cases the Servicer shall not be required to make any Servicing Advance on the Non-Serviced Loans.

(d) The Advancing Agent or the Servicer, as applicable, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for any Nonrecoverable Servicing Advance immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Servicing Advance during the period ending on the then-current Determination Date for successive one-month periods for a total period not to exceed 12 months (with the consent of the Collateral Manager). If the Advancing Agent or Servicer, as applicable, makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Servicing Advance (and interest thereon), then such Nonrecoverable Servicing Advance (and interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent one-month period.

(e) On the first Business Day after the Determination Date for the related Remittance Date, the Advancing Agent or the Special Servicer shall report to the Servicer if the Advancing Agent or the Special Servicer determines that any Servicing Advance previously made by the Advancing Agent or the Servicer is a Nonrecoverable Servicing Advance. The Servicer shall be entitled to conclusively rely on such a determination, and such determination shall be binding upon the Servicer, but shall in no way limit the ability of the Servicer in the absence of such determination to make its own determination that any Servicing Advance is a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Obligors and further as provided in Section 3.03(b) and Section 3.03(c).

(f) Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. Except as set forth in Section 5.02(c)(ii), the Servicer shall have no obligation under this Agreement to make any Servicing Advances. Notwithstanding anything to the contrary contained in this Section 5.02, the Servicer may in its reasonable judgment elect (but shall not be required) to make a payment from amounts on deposit in the Collection Account or the Partitioned Loan Collection Account (which shall be deemed first made from amounts distributable as interest collections and then from all other amounts comprising principal collections) to pay for certain expenses set forth below notwithstanding that the Servicer (or Special Servicer, as applicable) has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Loans or REO Loans, the Special Servicer has notified the Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property (or REO Property) from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage or security instrument, or the loss of any security for the related Loan; provided that in each instance, the Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (as evidenced by an Officer’s Certificate delivered to the Issuer) that making such expenditure is in the best interest of the Relevant Parties in Interest.

(g) At such time as it is reimbursed for any Servicing Advance out of the Collection Account pursuant to Section 3.03(b) or the Partitioned Loan Collection Account pursuant to Section 3.03(d), the Advancing Agent and the Servicer, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Collection Account or such Partitioned Loan Collection Account in accordance with the provisions of Section 3.03(b) or Section 3.03(d), as applicable, interest at the Advance Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse the Advancing Agent or itself, as the case may be, for any outstanding Servicing Advance as soon as practically possible after receipt of payments from the related Obligor that represent reimbursement of such Servicing Advances, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Proceeds of the Loan, Mortgaged Property or REO Property for which such Servicing Advance was made or if such Servicing Advance has been determined to be a Nonrecoverable Servicing Advance, from general collections in respect of all of the Loans as reimbursement for such Servicing Advance.

(h) Neither the Servicer nor the Advancing Agent shall have any liability to the Relevant Parties in Interest or any other Person if its determination that a Servicing Advance made or to be made is a Nonrecoverable Servicing Advance should prove to be wrong or incorrect, so long as such determination in the case of the Advancing Agent was made on a reasonable basis in good faith or, in the case of the Servicer was made in accordance with the Servicing Standard.

(i) The Servicer shall not be obligated to make Interest Advances.

Section 5.03 Special Servicing Compensation. (a) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and REO Loan; provided that any Special Servicing Fee allocable to a Companion Interest shall be paid only from amounts allocated to such Companion Interest in accordance with the related Partition Agreement. As to each Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the stated principal balance of such Specially Serviced Loan and in the same manner as interest is calculated on the Specially Serviced Loans and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on an asset-by-asset basis, in accordance with the provisions of Section 3.03(b). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement. The Special Servicer shall be required to pay all expenses related to the Special Servicer’s internal costs consisting as overhead and employees expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

(b) The Special Servicer shall be entitled to a Workout Fee with respect to each Corrected Loan at the Workout Fee Rate on such Loan for so long as it remains a Corrected Loan; provided that any Workout Fee allocable to a Companion Interest shall be paid only from amounts allocated to such Companion Interest in accordance with the related Partition Agreement. The Workout Fee with respect to any Corrected Loan will cease to be payable if such Loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Loan again becomes a Corrected Loan. If the Special Servicer is terminated or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Loans that became Corrected Loans prior to the time of such termination or resignation, except the Workout Fees will no longer be payable if the Loan subsequently becomes a Specially Serviced Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing with respect to which one (1) scheduled payment has been made, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the Obligor had not had sufficient time to make three (3) consecutive timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the Obligor making such three (3) consecutive timely Monthly Payments. The successor Special Servicer will not be entitled to any portion of such Workout Fees to which the predecessor Special Servicer is entitled pursuant to the preceding sentence. The Special Servicer shall be entitled to a Liquidation Fee with respect to each Specially Serviced Loan as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee (such Liquidation Fee to be paid out of such Liquidation Proceeds, Insurance and Condemnation Proceeds); provided that any Liquidation Fee allocable to a Companion Interest shall be paid only from amounts allocated to such Companion Interest in accordance with the related Partition Agreement. If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall be entitled to receive only a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Loan.

(c) Additionally, the Special Servicer will be entitled to reimbursement of expenses, as permitted under this Agreement. In underwriting, processing and closing, any approved Obligor request, including any Administrative Modification, Criteria-Based Modification or Major Decision, the Special Servicer shall be entitled to utilize the services of the Collateral Manager and shall be entitled to make such arrangements with respect to the compensation of such parties from the related amendment fees, assumption fees, modification fees, waiver fees, consent fees and similar fees collected from the related Obligor as the Special Servicer deems appropriate. Notwithstanding the utilization of the Collateral Manager, the Special Servicer shall remain obligated to perform its duties hereunder.

(d) As further compensation for its activities hereunder, the Special Servicer shall be entitled to retain, and shall not be required to deposit in the Collection Account pursuant to Section 3.03 or any REO Account pursuant to Section 3.13, amounts constituting Additional Special Servicing Compensation with respect to the Loans.

ARTICLE VI

THE SERVICER AND THE ISSUER

Section 6.01 No Assignment; Merger or Consolidation. Except as otherwise provided for in this Section or in Section 2.02 or 6.03(c), neither the Servicer nor the Special Servicer may assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided, however, that the Servicer or the Special Servicer may assign this Agreement to a Qualified Affiliate upon satisfaction of the Rating Agency Condition and the written consent of the Issuer (or the Collateral Manager acting on behalf of the Issuer).

The Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its servicing assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Servicer or the Special Servicer hereunder, and shall be deemed to have assumed all of the liabilities of the Servicer or the Special Servicer hereunder.

Section 6.02 Liability and Indemnification. None of the Servicer, the Special Servicer, the Trustee, the Note Administrator, the Collateral Manager nor their Affiliates nor any of the managers, members, directors, officers, employees or agents thereof shall be under any liability to either the Issuer or the Co-Issuer or any third party (including the Noteholders) for taking or refraining from taking any action, in good faith pursuant to or in connection with this Agreement or the other Transaction Documents, or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager or the Trustee or any such Person will be protected against any breach of its representations or warranties (if any) made in this Agreement or the other Transaction Documents or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder. The Servicer, the Special Servicer, the Note Administrator, the Collateral Manager or the Trustee, as the case may be, and any director, officer, manager, member, employee or agent thereof may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder or under the other Transaction Documents.

The Servicer, the Special Servicer, the Note Administrator, the Collateral Manager or the Trustee, as the case may be, and any member, manager, director, officer, employee or agent thereof shall be indemnified and held harmless by the Issuer and the Co-Issuer against any loss, liability or expense incurred, including reasonable attorneys’ fees, including in connection with the enforcement of such indemnity, in connection with any claim, legal action, investigation or proceeding relating to this Agreement or any other Transaction Documents, the performance hereunder or pursuant to such other Transaction Documents by, or any specific action which the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager, any Controlling Holder, any Companion Interest Holder or the Trustee authorized, directed, requested or advised the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager or the Trustee, as the case may be, to perform pursuant to this Agreement or the other Transaction Documents, as such are incurred, except for any loss, liability or expense incurred by reason of the willful misfeasance, bad faith, or negligence in the performance of the duties of the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager or the Trustee, as the case may be, or breach of the Servicer’s, the Special Servicer’s, the Note Administrator’s, the Collateral Manager’s or the Trustee’s, as the case may be, representations and warranties set forth in Section 7.01. Any such indemnification shall be payable from any amounts on deposit in the Collection Account (other than in the case of the Note Administrator and the Trustee) and pursuant to the Priority of Payments under the Indenture.

In the event that the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager or the Trustee, as the case may be, sustains any loss, liability or expense which results from any overcharges to Obligors under the Loans, to the extent that such overcharges were collected by the Servicer or the Special Servicer, as the case may be, and remitted to the Issuer, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall promptly remit such overcharge to the related Obligor or other Obligors after the Issuer’s receipt of written notice from the Servicer or the Special Servicer, as the case may be, regarding such overcharge.

Notwithstanding the foregoing, if the Special Servicer obtains actual knowledge that it has become a Borrower Party with respect to any Serviced Loan (such Serviced Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as special servicer of that Excluded Special Servicer Loan, and the Collateral Manager (with respect to any Controlled Collateral Interest) or the holder of the related controlling Companion Interest (with respect to any Non-Controlled Collateral Interest) will be required to use reasonable efforts to select a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan. The Special Servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the notes and (ii) the applicable Excluded Special Servicer is a Qualified Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Loan will no longer be an Excluded Special Servicer Loan, (3) the Special Servicer will become the special servicer again for such Loan and (4) the Special Servicer will be entitled to all Special Servicing Compensation with respect to such Loan earned during such time on and after such Loan is no longer an Excluded Special Servicer Loan.

The Issuer and any director, officer, employee or agent thereof shall be indemnified and held harmless by the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager or the Trustee, as the case may be, against any loss, liability or expense incurred, including reasonable attorneys’ fees, including in connection with the enforcement of this indemnity, by reason of (i) the willful misfeasance, bad faith or negligence in the performance of the duties of the Servicer, the Special Servicer, the Note Administrator (in each of its capacities under the Indenture), the Collateral Manager or the Trustee, as applicable, hereunder or (ii) a breach of the representations and warranties of the Servicer or the Special Servicer set forth in Section 7.01.

Each of the Servicer and the Special Servicer, severally and not jointly, shall indemnify and hold harmless each of the Trustee and the Note Administrator from and against any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses, including the costs of enforcing this indemnity, and related costs, judgments and other costs and expenses incurred by the Trustee or the Note Administrator, as the case may be, that arise out of or are based upon the negligence, bad faith, fraud or willful misconduct on the part of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations under this Agreement or the other Transaction Documents or its negligent disregard of its obligations and duties under this Agreement or the other Transaction Documents.

Each of the Trustee and the Note Administrator (in each of its capacities under the Indenture), severally and not jointly, shall indemnify and hold harmless each of the Servicer and the Special Servicer from and against any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses, including the costs of enforcing this indemnity, and related costs, judgments and other costs and expenses incurred by the Servicer or the Special Servicer, as the case may be, that arise out of or are based upon the negligence, bad faith, fraud or willful misconduct on the part of the Trustee or the Note Administrator (in each of its capacities under the Indenture), as the case may be, in the performance of its obligations under this Agreement or the Indenture or its negligent disregard of its obligations and duties under this Agreement or the Indenture.

Each of the Servicer and the Special Servicer shall be entitled to the same rights, protections, immunities and indemnities afforded to each herein in connection with any matter contained in or arising under the Indenture or the other Transaction Documents.

Each of the Trustee, the Note Administrator, the Advancing Agent, the Issuer, the Servicer and the Special Servicer hereby agree that the Collateral Manager shall be entitled to the same rights, protections, immunities and indemnities afforded to the Collateral Manager in the Collateral Management Agreement in connection with any matter contained in or arising under this Agreement, subject to all of the limitations set forth in the Collateral Management Agreement.

Neither the Servicer nor the Special Servicer shall be responsible for any delay or failure in performance resulting from acts beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war); provided that such delay or failure is not also a result of its own negligence, bad faith or willful misconduct. Additionally, neither the Servicer nor the Special Servicer shall be liable for the actions or omissions of the Issuer, the Co-Issuer, the Controlling Holder, the Trustee, the Note Administrator, the Servicer (in the case of the Special Servicer), the Special Servicer (in the case of the Servicer), and without limiting the foregoing, neither the Servicer nor the Special Servicer shall be under any obligation to verify compliance by any party hereto with the terms of the Indenture (other than itself) or to verify or independently determine the accuracy of information received by it from the Trustee or Note Administrator (or from any selling institution, agent bank, trustee or similar source) with respect to the Loans or Collateral Interests.

The provisions of this Section shall survive any termination of the rights and obligations of the Servicer, the Special Servicer, the Collateral Manager, the Note Administrator or the Trustee hereunder.

Section 6.03 Eligibility; Successor, the Servicer or the Special Servicer. (a) The Issuer, the Collateral Manager, the Servicer and the Special Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Issuer, the Collateral Manager, the Servicer and the Special Servicer herein.

(b) (i) Subject to the provisions of Sections 6.03(f) and 7.03, within thirty (30) days of the Servicer or the Special Servicer receiving a notice of termination pursuant to Section 7.02, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall retain a successor servicer or special servicer, as applicable (subject to the satisfaction of the Rating Agency Condition), or (ii) on or after the date the Issuer receives the resignation of the Servicer or the Special Servicer in accordance with Section 8.01(a), the resigning Servicer or Special Servicer, as the case may be, shall identify and retain a successor servicer or special servicer who shall assume the Servicer’s or Special Servicer’s duties pursuant to Section 6.03(c), subject to satisfaction of the Rating Agency Condition. Such successor servicer or special servicer, as the case may be, shall be collectively referred to herein as “Successor.” The Successor shall be the successor in all respects to the Servicer or Special Servicer, as the case may be, in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer or Special Servicer, as the case may be, accruing after such termination or resignation; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer’s or Special Servicer’s failure to comply with Section 7.01 shall not be considered a default by the Successor hereunder. In its capacity as Successor, the Successor shall have the same limitation of liability herein granted to the Servicer or Special Servicer, as the case may be. In connection with any such appointment and assumption, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may make such arrangements for the compensation of such Successor as it and such Successor shall agree; provided, however, that no compensation shall be in excess of that permitted the Servicer or Special Servicer, as the case may be, hereunder. If no Successor servicer or special servicer, as the case may be, shall have been so appointed and have accepted appointment within thirty (30) days after the Servicer or Special Servicer receives notice of termination in accordance with Section 8.01, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may petition any court of competent jurisdiction for the appointment of a Successor servicer or special servicer, as the case may be. Except as provided in Section 6.03(c) herein, until the Successor is appointed and has accepted such appointment, the Servicer or the Special Servicer shall continue to serve as Servicer or Special Servicer hereunder, as applicable, and shall have all the rights, benefits and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer or Special Servicer, as the case may be, hereunder. Once appointed, the Servicer or the Special Servicer, as the case may be, shall cooperate with the Successor to take such reasonable action, consistent with this Agreement, to effectuate any such succession.

(c) Subject to the provisions of Section 6.01, neither the Servicer nor the Special Servicer shall resign from the obligations and duties hereby imposed on it, except in the event that (i) its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or (ii) a successor servicer or special servicer that is a Qualified Servicer, as applicable, has assumed the Servicer’s or the Special Servicer’s, as applicable, responsibilities and obligations, and the Rating Agency Condition has been satisfied with respect to appointment of a successor servicer or special servicer. Any determination under clause (i) of the immediately preceding sentence permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Issuer, the Note Administrator and the Trustee and the 17g-5 Information Provider. Except for a resignation described above in Section 6.03(c)(i), no resignation by the Servicer or the Special Servicer under this Agreement shall become effective until the Successor, in accordance with Section 6.03(b), shall have assumed the Servicer’s or Special Servicer’s, as the case may be, responsibilities and obligations. Resignation under Section 6.03(c)(i) shall be effective within thirty (30) days of such notice.

(d) The Collateral Manager will have the right to designate any successor Servicer appointed under this Agreement; provided, however, that if the Collateral Manager does not appoint a successor Servicer (including that the assumption by such successor Servicer becomes effective) within sixty (60) days from notice of termination or resignation, as applicable, the Servicer may appoint such successor Servicer.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES; TERMINATION EVENTS

Section 7.01 Representations and Warranties. (a) The Servicer hereby makes the following representations and warranties to each of the other parties hereto:

(i) Due Organization, Qualification and Authority. The Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, and is licensed in each state to the extent necessary to ensure the enforceability of each Loan and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; assuming the due execution of this Agreement by the other parties hereto, this Agreement constitutes the valid, legal, binding obligation of the Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(ii) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Servicer, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Servicer’s certificate of formation, as amended (if applicable), or limited liability company agreement, as amended (if applicable), (w) conflicts with or results in a breach of any material agreement or material instrument to which the Servicer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof, (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof, (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Interest Holder to realize on the Loans, or (2) the Servicer to perform its obligations hereunder;

(iii) No Litigation Pending. There is no action, suit, or proceeding pending or, to Servicer’s knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Loans, or would be likely to impair materially the ability of the Servicer to perform its duties and obligations under the terms of this Agreement;

(iv) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Servicer is required for (x) the Servicer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Servicer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Servicer may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Loan, or (2) for the Servicer to perform its obligations under this Agreement in accordance with the terms hereof;

(v) No Default/Violation. The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which, in the judgment of the Servicer, will have consequences that would materially and adversely affect the financial condition or operations of the Servicer or its properties taken as a whole or its performance hereunder;

(vi) E&O Insurance. The Servicer currently maintains a fidelity bond and errors and omissions insurance or self-insures, in either case meeting the requirements of Section 3.05(c);

(b) The Special Servicer hereby makes the following representations and warranties to the each of the other parties hereto:

(i) Due Organization, Qualification and Authority. The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is licensed in each state to the extent necessary to ensure the enforceability of each Loan and to perform its duties and obligations under this Agreement in accordance with the terms of this Agreement; the Special Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Special Servicer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; assuming the due execution of this Agreement by the other parties hereto, this Agreement constitutes the valid, legal, binding obligation of the Special Servicer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(ii) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Special Servicer, (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Special Servicer’s certificate of formation, as amended (if applicable), or limited liability company agreement, as amended (if applicable), (w) conflicts with or results in a breach of any material agreement or material instrument to which the Special Servicer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof, (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof, (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Interest Holder to realize on the Loans, or (2) the Special Servicer to perform its obligations hereunder;

(iii) No Litigation Pending. There is no action, suit, or proceeding pending or, to Special Servicer’s knowledge, threatened against the Special Servicer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Loans, or would be likely to impair materially the ability of the Special Servicer to perform its duties and obligations under the terms of this Agreement;

(iv) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Special Servicer is required for (x) the Special Servicer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Special Servicer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Special Servicer may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Loan, or (2) for the Special Servicer to perform its obligations under this Agreement in accordance with the terms hereof.

(v) No Default/Violation. The Special Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which, in the judgment of the Special Servicer, will have consequences that would materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its performance hereunder;

(vi) E&O Insurance. The Special Servicer currently maintains a fidelity bond and errors and omissions insurance or self-insures, in either case meeting the requirements of Section 3.05(c) hereof.

(c) The Issuer hereby makes the following representations and warranties to the each of the other parties hereto:

(i) Due Authority. The Issuer has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Issuer has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; the Issuer has the right to authorize the Servicer to perform the actions contemplated herein; this Agreement constitutes the valid, legal, binding obligation of the Issuer, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(ii) Non-Exempt Person. The Issuer is a Non-Exempt Person.

(iii) Anti-Money Laundering/International Trade Law Compliance. As of the date of this Agreement, each Remittance Date or Payment Date under Section 3.02 or Section 3.03, and at all times until the Agreement has been terminated and all amounts hereunder have been paid in full, that: (A) no Covered Entity (1) is a Sanctioned Person, (2) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (3) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or (4) engages in any dealings or transactions prohibited by any Anti-Terrorism Law, (B) the proceeds of this Agreement will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Law, (C) the funds used to pay the Servicer are not derived from any unlawful activity; and (D) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any Laws, including but not limited to any Anti-Terrorism Laws. The Issuer covenants and agrees that it shall immediately notify the Servicer in writing upon the occurrence of a Reportable Compliance Event.

(iv) Ownership of Collateral Interests. The Issuer is the beneficial owner of the Collateral Interests and has the right to perform the actions contemplated herein.

(v) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Issuer: (v) conflicts with or results in a breach of any of the terms, conditions or provisions of the Issuer’s governing documents, (w) conflicts with or results in a breach of any agreement or instrument to which the Issuer is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof, (x) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof, (y) results in the violation of any law, rule, regulation, order, judgment or decree to which the Issuer or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof or (z) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer and the Companion Interest Holder to realize on the Loans, or (2) the Issuer to perform its obligations hereunder.

(vi) No Litigation Pending. There is no action, suit, or proceeding pending or, to Issuer’s knowledge, threatened against the Issuer which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Loans, or would be likely to impair materially the ability of the Issuer to perform its duties and obligations under the terms of this Agreement.

(vii) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Issuer is required for (x) the Issuer’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Issuer contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Issuer may not be duly qualified to transact business as a foreign company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Loan, or (2) for the Issuer to perform its obligations under this Agreement in accordance with the terms hereof.

(viii) No Default/Violation. The Issuer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Issuer to perform its obligations hereunder.

(ix) Commercial or Multifamily Loans. The Loans relate to or are comprised of only commercial or multifamily loans, the proceeds of which loans were used primarily for commercial or multifamily purposes and not for personal, single family or single household purposes.

(d) The Collateral Manager hereby makes the following representations and warranties to each of the other parties hereto:

(i) Due Organization and Authority. The Collateral Manager is a limited partnership, during organized validly existing and in good standing under the laws of Delaware. The Collateral Manager has the full power, authority and legal right to execute and deliver this Agreement and to perform in accordance herewith; the Collateral Manager has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement; this Agreement constitutes the valid, legal, binding obligation of the Collateral Manager, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(ii) No Conflicts. Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Collateral Manager, (a) conflicts with or results in a breach of any of the terms, conditions or provisions of the Collateral Manager’s certificate of formation, as amended, or limited liability company agreement, as amended, (b) conflicts with or results in a breach of any agreement or instrument to which the Collateral Manager is now a party or by which it (or any of its properties) is bound, or constitutes a default or results in an acceleration under any of the foregoing if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof, (c) conflicts with or results in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof, (d) results in the violation of any law, rule, regulation, order, judgment or decree to which the Collateral Manager or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of any Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof, or (e) results in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or materially impairs the ability of (1) the Issuer to realize on the Loans, or (2) the Collateral Manager to perform its obligations hereunder.

(iii) No Litigation Pending. There is no action, suit, or proceeding pending or, to Collateral Manager’s knowledge, threatened against the Collateral Manager which, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Loans, or would be likely to impair materially the ability of the Collateral Manager to perform its duties and obligations under the terms of this Agreement.

(iv) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the Collateral Manager is required for (x) the Collateral Manager’s execution and delivery of this Agreement, or (y) the consummation of the transactions of the Collateral Manager contemplated by this Agreement, or, to the extent required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except that the Collateral Manager may not be duly qualified to transact business as a foreign limited liability company or licensed in one or more states if such qualification or licensing is not necessary (1) to ensure the enforceability of any Loan, or (2) for the Collateral Manager to perform its obligations under this Agreement in accordance with the terms hereof.

(v) No Default/Violation. The Collateral Manager is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the ability of the Collateral Manager to perform its obligations hereunder.

(e) The representations and warranties of the Collateral Manager, the Servicer, the Special Servicer and the Issuer set forth in this Section 7.01 shall survive until the termination of this Agreement.

Section 7.02 Servicer Termination Event. Any one of the following events shall be a “Servicer Termination Event”:

(a) any failure (i) by the Servicer to remit to the Note Administrator the amount required to be so remitted by the Servicer on any Remittance Date pursuant to Section 3.03(b)(x) of this Agreement, which continues unremedied by the Servicer by 11:00 a.m. New York Time on the following Business Day, (ii) by the Special Servicer to remit to the Issuer or its nominee any payment required to be so remitted by the Servicer or the Special Servicer, as the case may be, under the terms of this Agreement, when and as due which continues unremedied by the Servicer or the Special Servicer, as the case may be, for a period of two (2) Business Days after the date on which such remittance was due, or (iii) by the Servicer to remit to the Seller or a Companion Interest Holder any payment required to be so remitted by the Servicer under the terms of this Agreement, when and as due which continues unremedied by the Servicer for a period of two (2) Business Days after the date on which such remittance was due; or

(b) any failure by the Advancing Agent if affiliated with the Special Servicer to make a Servicing Advance in a circumstance that Section 5.02(c) of this Agreement requires termination of the Special Servicer;

(c) any failure on the part of the Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Special Servicer, as the case may be, contained in this Agreement, or any representation or warranty set forth by the Servicer or the Special Servicer, as the case may be, in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Loan or the priority of the lien on any Loans or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or such extended period of time approved by the Issuer (or the Collateral Manager acting on behalf of the Issuer); provided that the Servicer or the Special Servicer, as the case may be, is diligently proceeding in good faith to cure such failure or breach); or

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Servicer or the Special Servicer, as the case may be, for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against the Servicer or the Special Servicer, as the case may be, and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or

(e) the Servicer or the Special Servicer, as the case may be, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer, as the case may be, or relating to all or substantially all of such entity’s property; or

(f) the Servicer or the Special Servicer, as the case may be, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(g) the Servicer or the Special Servicer, as the case may be, receives actual knowledge that any Rating Agency has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Notes, or (B) placed one or more Classes of Notes on “watch status” in contemplation of a rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within sixty (60) days of the date that the Servicer or the Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either of clauses (A) or (B) above, publicly citing servicing concerns with the Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action; or

(h) the Servicer or, following removal or resignation of the Special Servicer, any successor to the Special Servicer, ceases to be a Qualified Servicer, then, and in each and every case, so long as the applicable Servicer Termination Event has not been remedied, (i) the Issuer (or the Trustee acting on behalf of the Issuer) may, or (ii) in the case of a Servicer Termination Event with respect to the Special Servicer that materially and adversely affects any Companion Interest Holder, the Issuer shall, at the direction of such Companion Interest Holder, or (iii) in the case of a Servicer Termination Event with respect to the Special Servicer under clause (b) above, the Note Administrator shall, by notice in writing to the Servicer (if such Servicer Termination Event is with respect to the Servicer) or the Special Servicer (if such Servicer Termination Event is with respect to the Special Servicer), as the case may be, in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Servicer or the Special Servicer, as the case may be, under this Agreement and in and to the Loans and the proceeds thereof, without the Issuer (or the Collateral Manager acting on behalf of the Issuer) incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Servicer or the Special Servicer, as the case may be, relating to the payment of its Servicing Fees, Special Servicing Fees, Additional Servicing Compensation and the reimbursement of any Servicing Advance, including interest thereon, or Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. On or after the receipt by the Servicer or the Special Servicer, as the case may be, of such written notice of termination from the Issuer (or the Collateral Manager acting on behalf of the Issuer), all authority and power of the Servicer or the Special Servicer, as the case may be, under this Agreement, whether with respect to the Loans, any Participations or otherwise, shall pass to and be vested in the Trustee, and the Servicer or the Special Servicer, as applicable, agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights hereunder of the Servicer or the Special Servicer, including, without limitation, the transfer of the Servicing Files and the funds held in the Accounts as set forth in Section 8.01.

The Issuer (or the Collateral Manager acting on behalf of the Issuer) may waive any Servicer Termination Event (other than a Servicer Termination Event under clause (b), (g), or (h) above), as the case may be, in the performance of its obligations hereunder and its consequences provided that no waiver shall be effective without the consent of the Note Administrator, which may be withheld in its sole discretion. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.03 Termination of the Special Servicer by the Controlling Holder. The Controlling Holder shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement with respect to such Serviced Loan, with or without cause, upon ten (10) Business Days’ notice to the Issuer, Special Servicer, the Servicer, the Note Administrator and the Trustee; provided that (a) such removal is subject to Section 5.03 and Section 6.02 hereof, (b) all applicable costs and expenses of any such termination made by the Controlling Holder without cause shall be paid by the Controlling Holder, (c) all applicable accrued and unpaid Special Servicing Fees or Additional Servicing Compensation and Servicing Expenses owed to the Special Servicer are paid in full, (d) the terminated Special Servicer shall retain the right to receive any applicable Liquidation Fees or Workout Fees earned by it and payable to it in accordance with the terms hereof and (e) satisfaction of the Rating Agency Condition with respect to the appointment of any successor thereto; provided, however, that, if a Loan was being administered by the Special Servicer at the time of termination, the terminated Special Servicer and the successor Special Servicer shall agree to apportion the applicable Liquidation Fee, if any, between themselves in a manner that reflects their relative contributions in earning the fee.

With respect to each Loan, the Controlling Holder will have the right to replace the Special Servicer with a replacement special servicer that satisfies the requirements set forth in Section 6.03 hereof.

Section 7.04 [Reserved]

Section 7.05 [Reserved]

Section 7.06 [Reserved]

Section 7.07 Note Administrator/Trustee Termination Event. As used herein, a “Note Administrator/Trustee Termination Event” means any one of the following:

(a) any failure on the part of the Note Administrator or the Trustee, as applicable, duly to observe or perform in any material respect any of the covenants or agreements on the part of the Note Administrator or Trustee, as applicable, contained in this Agreement, or any representation or warranty set forth by the Trustee in Section 7.01 shall be untrue or incorrect in any material respect, and, in either case, such failure or breach materially and adversely affects the value of any Loan or the priority of the lien on any Loans or the interest of the Issuer therein, which in either case continues unremedied for a period of thirty (30) days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Note Administrator or the Trustee, as applicable, by the Issuer (or the Collateral Manager acting on behalf of the Issuer) (or such extended period of time approved by the Issuer (or the Collateral Manager acting on behalf of the Issuer); provided that the Note Administrator or the Trustee, as applicable, is diligently proceeding in good faith to cure such failure or breach); or

(b) a decree or order of a court or agency or supervisory authority having jurisdiction in respect of the Note Administrator or the Trustee, as applicable, for the commencement of an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs shall have been entered against the Note Administrator or the Trustee, as applicable, and such decree or order shall remain in force undischarged or unstayed for a period of sixty (60) days; or

(c) the Note Administrator or the Trustee, as applicable, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Note Administrator or the Trustee, as applicable, or relating to all or substantially all of its property; or

(d) the Note Administrator or the Trustee, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable federal or state bankruptcy, insolvency or similar law, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(e) the Trustee no longer qualifies as a Qualified Trustee or the Note Administrator no longer satisfies the standards set forth in the definition of Qualified Trustee.

So long as a Note Administrator/Trustee Termination Event with respect to the Note Administrator or the Trustee, as applicable, shall not have been remedied, the Issuer (or the Collateral Manager acting on behalf of the Issuer) may, by notice in writing to the Note Administrator or the Trustee, as applicable, in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Note Administrator or the Trustee, as applicable, under this Agreement and in and to the Loans and the proceeds thereof, without the Issuer (or the Collateral Manager acting on behalf of the Issuer) incurring any penalty or fee of any kind whatsoever in connection therewith; provided, however, that such termination shall be without prejudice to any rights of the Note Administrator or the Trustee, as applicable, relating to the payment of any compensation due hereunder or the reimbursement of any Servicing Advance or Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Note Administrator/Trustee Termination Event. On or after the receipt by the Note Administrator or the Trustee, as applicable, of such written notice of termination from the Issuer (or the Collateral Manager acting on behalf of the Issuer), all authority and power of the Note Administrator or the Trustee, as applicable, under this Agreement, whether with respect to the Loans or otherwise, shall pass to and be vested in the Issuer, and the Note Administrator or the Trustee, as applicable, agrees to cooperate with the Issuer (or the Collateral Manager acting on behalf of the Issuer) in effecting the termination of the responsibilities and rights hereunder of the Note Administrator or the Trustee, as applicable. The Issuer shall notify the Servicer and the Special Servicer of any successor Note Administrator and/or Trustee appointed hereunder.

The Issuer (or the Collateral Manager acting on behalf of the Issuer) may waive any default by the Note Administrator or the Trustee, as applicable, in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Note Administrator/Trustee Termination Event or Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.08 Trustee to Act; Appointment of Successor. (a) No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all the Servicer’s or Special Servicer’s responsibilities, duties and liabilities hereunder.

(b) Notwithstanding anything herein to the contrary, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Noteholders entitled to a majority of the voting rights so request in writing to the Trustee or if the Trustee is not a Qualified Servicer, promptly appoint a Qualified Servicer as the successor to the Servicer or Special Servicer, as the case may be, of all of the responsibilities, duties and liabilities of the Servicer or the Special Servicer, as the case may be, hereunder. Pending appointment of a successor to the Servicer or the Special Servicer, as the case may be, hereunder, unless the Trustee shall be prohibited by law from so acting or is unable to act, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Loans or otherwise as it and such successor shall agree; provided, however, the Trustee is hereby authorized to make arrangements for payment of increased compensation (including in the event that the Trustee or an affiliate of the Trustee is the successor Servicer or Special Servicer) at whatever market rate is reasonably necessary to identify and retain an acceptable successor Servicer or Special Servicer, as the case may be. Any such increased compensation shall be an expense of the Issuer.

Section 7.09 Closing Conditions; Issuer Covenants.

(a) Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of the Agreement, the Issuer and any Companion Interest Holder shall deliver to each of the Servicer and the Special Servicer, with a copy to the Note Administrator, evidence satisfactory to each of the Servicer and the Special Servicer substantiating that it is not a Non-Exempt Person and that the Servicer and the Special Servicer is not obligated under applicable law to withhold taxes on sums paid to it with respect to the Loans or otherwise under this Agreement. Without limiting the effect of the foregoing, provided it is a Qualified REIT Subsidiary at the time of the execution of this Agreement, (A) the Issuer shall satisfy the requirements of the preceding sentence by furnishing to each of the Servicer and the Special Servicer, with a copy to the Note Administrator, an Internal Revenue Service Form W-9 and (B) if

the Issuer ceases to be a Qualified REIT Subsidiary or entity disregarded as separate from a REIT (for U.S. federal income tax purpose), then the Issuer shall satisfy the requirements of the preceding sentence by furnishing to each of the Servicer and the Special Servicer, with a copy to the Note Administrator, an Internal Revenue Service Form W-8ECI, Form W-8EXP, Form W-8IMY (with appropriate statements), Form W-8BEN-E or successor forms, as may be required from time to time, duly executed by the Issuer, as evidence of such Issuer’s exemption from the withholding of United States tax with respect thereto. Each of the Servicer and the Special Servicer shall not be obligated to make any payments hereunder to the Issuer or any Companion Interest Holder until the Issuer or such Companion Interest Holder, as the case may be, shall have furnished to each of the Servicer and the Special Servicer the requested forms, certificates, statements or documents.

(b) The obligations of each of the Servicer and the Special Servicer under this Agreement or any transaction contemplated hereby shall be subject to Issuer’s compliance with all Laws, including Anti-Terrorism Laws, and the continued truthfulness and completeness of Issuer’s representations and warranties found in Section 7.01(c)(ii) and (iii).

Section 7.10 Collateral Manager Termination Event.

As used herein, a “Collateral Manager Termination Event” means any one of the following:

(a) the Collateral Manager willfully breaches, or takes any action that the Collateral Manager knows violates, any provision of the Collateral Management Agreement, this Agreement or any terms of the Indenture applicable to it (not including a willful breach or knowing violation that results from a good faith dispute on alternative courses of action or interpretation of instructions);

(b) other than as provided under clause (a) above or clause (g) below, the Collateral Manager breaches any material provisions of the Collateral Management Agreement or any material terms of the Indenture or this Agreement applicable to the Collateral Manager and fails to cure such breach within 30 days after the Collateral Manager either has actual knowledge of such breach or is notified of such breach (or such extended period of time approved by the Issuer; provided that the Collateral Manager is diligently proceeding in good faith to cure such breach);

(c) the Collateral Manager (i) ceases to be able to, or admits in writing in a legal proceeding the Collateral Manager’s inability to, pay the Collateral Manager’s debts when and as they become due, (ii) files, or consents by answer or otherwise to the filing against the Collateral Manager of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or takes advantage of any bankruptcy, insolvency, reorganization, winding up, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of the Collateral Manager’s creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Collateral Manager or with respect to any substantial part of the Collateral Manager’s property, or (v) is adjudicated as insolvent or to be liquidated;

(d) the occurrence of an act by the Collateral Manager or any of its Affiliates that constitutes fraud or criminal activity in the performance of its obligations under the Collateral Management Agreement or the indictment of the Collateral Manager or any of its officers or directors for a criminal offense involving an investment or investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion;

(e) other than as provided under clause (g) below, the failure of any representation, warranty, certificate or statement of the Collateral Manager in or pursuant to the Collateral Management Agreement, this Agreement or the Indenture to be correct in any material respect and (i) such failure has (or could reasonably be expected to have) a material adverse effect on the Noteholders or the Issuer and (ii) if such failure can be cured, no correction is made for 45 days after the Collateral Manager either has actual knowledge of such failure or is notified of such failure (or such extended period of time approved by the Issuer; provided that the Collateral Manager is diligently proceeding in good faith to cure such failure);

(f) the Collateral Manager consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another Person and either (i) at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee Person fails to or cannot assume all the obligations of the Collateral Manager under the Collateral Management Agreement or (ii) the resulting, surviving or transferee Person lacks the legal capacity to perform the obligations of the Collateral Manager under the Collateral Management Agreement, this Agreement and the Indenture; or

(g) the acquisition or disposition of any Collateral Interests by the Issuer in violation of the requirements of the Indenture, including the Eligibility Criteria, the Acquisition Criteria and the Acquisition and Disposition Requirements, which violation has not been cured within 60 days after the Collateral Manager either has actual knowledge of such violation or is notified of such violation (or such extended period of time approved by the Issuer; provided that the Collateral Manager is diligently proceeding in good faith to cure such violation).

In each and every case, so long as a Collateral Manager Termination Event shall not have been remedied, the Issuer may, by notice in writing to the Collateral Manager in addition to whatever rights the Issuer may have at law or in equity, including injunctive relief and specific performance, terminate all of the rights and obligations of the Collateral Manager under this Agreement and in and to the Loans and the proceeds thereof, without the Issuer incurring any penalty or fee of any kind whatsoever in connection therewith.

If a Collateral Manager Termination Event has occurred and is continuing, the Collateral Manager may be removed under the Collateral Management Agreement and this Agreement upon at least 30 days’ prior written notice by the Issuer or the Trustee, if a Supermajority of each Class of Notes and the Preferred Shares then Outstanding give written notice to the Collateral Manager, the Issuer and the Trustee directing such removal. Notice of any such removal will be delivered by the Trustee to the Servicer, the Special Servicer and Rating Agencies. None of the Collateral Manager Related Parties will be entitled to vote the Notes or Preferred Shares held by any of the Collateral Manager Related Parties with respect to the removal of the Collateral Manager (or waiver of any event or circumstance constituting grounds for removal). However, at any given time, except where noted otherwise, the Collateral Manager

Related Parties may vote the Notes or Preferred Shares (if any) held by them with respect to all other matters in accordance with the applicable documents. In no event will the Trustee be required to determine whether or not a Collateral Manager Termination Event has occurred for the removal of the Collateral Manager. The Collateral Manager cannot be removed without cause.

Subject to the preceding paragraph, the Issuer may waive any Collateral Manager Termination Event. Upon any such waiver of a past default, such default shall cease to exist, and any Collateral Manager Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Any termination of the Collateral Manager pursuant to this Section 7.10 shall be without prejudice to any rights of the Collateral Manager relating to the reimbursement of any Servicing Expense which have been made by it under the terms of this Agreement through and including the date of such termination. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Collateral Manager Termination Event. On or after the receipt by the Collateral Manager of written notice of its termination from the Issuer or the Trustee, as the case may be, all authority and power of the Collateral Manager under this Agreement, whether with respect to the Loans or otherwise, shall pass to and be vested in the Issuer, and the Collateral Manager agrees to cooperate with the Issuer in effecting the termination of the responsibilities and rights of the Collateral Manager hereunder.

No resignation or removal of the Collateral Manager will be effective unless the Collateral Manager Replacement Conditions are satisfied.

Section 7.11 Post-Closing Performance Conditions.

The Servicer, the Special Servicer and the Issuer agree to cooperate with reasonable requests made by the Servicer or the Special Servicer or the Issuer, as applicable, after signing this Agreement to the extent reasonably necessary for the other to comply with laws and regulations applicable to financial institutions in connection with this transaction (e.g., the USA PATRIOT Act, OFAC and related regulations).

ARTICLE VIII

TERMINATION; TRANSFER OF COLLATERAL INTERESTS

Section 8.01 Termination of Agreement. (a) Subject to the appointment of a Successor and the acceptance of such appointment by such Successor pursuant to Section 6.03(b), this Agreement may be terminated by the Issuer, at the direction of the Collateral Manager, with respect to any or all of the Loans only (i) upon thirty (30) days written notice to the Servicer or without cause upon thirty (30) days written notice to the Special Servicer or (ii) in connection with a transfer described in Section 8.02 upon thirty (30) days prior written notice. Subject to the appointment of a Successor and the acceptance of such appointment by such Successor pursuant to Section 6.03(c), the Servicer or the Special Servicer, as the case may be, may resign from its duties and obligations hereunder with respect to any Loans, without cause, upon thirty (30) days written notice to the Issuer.

(b) Termination pursuant to this Section or as otherwise provided herein shall be without prejudice to any rights of the Issuer, the Note Administrator, the Trustee, the Servicer, the Special Servicer or any Companion Interest Holder, as the case may be, which may have accrued through the date of termination hereunder. Upon such termination, the Servicer shall (i) remit all funds in the related Accounts to the Issuer or such other Person designated by the Issuer, net of accrued Servicing Fees, Additional Servicing Compensation, Special Servicing Fees, Workout Fees or Liquidation Fees and Servicing Advances or Servicing Expenses through the termination date to which the Servicer and/or Special Servicer would be entitled to payment or reimbursement hereunder, (ii) deliver all related Servicing Files to the successor servicer or to Persons designated by the Trustee; and (iii) fully cooperate with the Trustee, the Note Administrator and any new servicer or special servicer to effectuate an orderly transition of Servicing or Special Servicing of the related Loans. Upon such termination, any Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Additional Servicing Compensation, Servicing Advances (with interest thereon at the Advance Rate), Servicing Expenses (with interest thereon at the Advance Rate) which remain unpaid or unreimbursed after the Servicer or the Special Servicer, as the case may be, has netted out such amounts pursuant to the preceding sentence, shall be remitted by the Issuer to the Servicer or the Special Servicer, as the case may be, within ten (10) Business Days after the Issuer’s receipt of an itemized invoice therefor.

Section 8.02 Transfer of Collateral Interests. (a) The Servicer or the Special Servicer, as the case may be, acknowledges that any or all of the Collateral Interests may be sold, transferred, assigned or otherwise conveyed by the Issuer to any third party pursuant to the terms and conditions of this Agreement and the Indenture without the consent or approval of the Servicer or the Special Servicer, as the case may be. Any such transfer shall constitute a termination of this Agreement with respect to such Loan and any Companion Interest, subject to the Issuer’s notice requirements under Section 8.01(a). The Issuer acknowledges that the Servicer or the Special Servicer, as the case may be, shall not be obligated to perform Servicing or Special Servicing, as applicable, with respect to such transferred Collateral Interests (or the related Loans) for any such third party unless and until the Servicer or the Special Servicer, as applicable, and such third party execute a servicing agreement having terms which are mutually agreeable to the Servicer or the Special Servicer, as applicable, and such third party; provided, however, no such third party shall be obligated to engage the Servicer or the Special Servicer, as the case may be, to perform Servicing or Special Servicing with respect to the transferred Collateral Interests (or the related Loans) (or be liable for any of the obligations of Issuer hereunder).

(b) Until the Servicer or the Special Servicer, as the case may be, receives written notice from the Issuer of the sale, transfer, assignment or conveyance of one or more Collateral Interests, the Issuer shall be presumed to be the owner and holder of such Collateral Interests, the Servicer or the Special Servicer, as the case may be, shall continue to earn Servicing Fees, Special Servicing Fees, Workout Fees or Liquidation Fees, Additional Servicing Compensation and any other compensation hereunder with respect to such Collateral Interests (or any related Companion Interests as provided herein) and the Servicer shall continue to remit payments and other collections in respect of such Collateral Interests to the Issuer or the Note Administrator, as applicable, pursuant to the terms and provisions hereof.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01 Amendment; Waiver. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and no term or provision hereof may be amended or waived except from time to time by:

(a) The mutual agreement of the Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Advancing Agent, the Servicer and the Special Servicer, without the consent of any of the Noteholders or the Rating Agencies, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Offering Memorandum, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or (iv) for any other purpose provided, that such action shall not adversely affect in any material respect the interests of any Noteholder without the consent of such Noteholder.

(b) The Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Servicer and the Special Servicer, and with the written consent of the Noteholders evidencing, in the aggregate, not less than a majority of the Voting Rights of the Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Agreement that materially and adversely affect the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the Loans are required to be distributed with respect to any Underlying Note without the consent of the Noteholders, (ii) adversely affect in any material respect the interests of the holders of a Class of Notes in a manner other than as set forth in (i) above without the consent of the holders of such Class of Notes evidencing, in the aggregate, not less than 51% of the Voting Rights of such Class of Notes, (iii) reduce the aforesaid percentages of Voting Rights of the Notes, the holders of which are required to consent to any such amendment without the consent of 51% of the holders of any affected Class of Notes of then outstanding or, (iv) alter the obligations of the Issuer to make an advance or to alter the Servicing Standard set forth herein.

(c) It shall not be necessary for the consent of Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Issuer may prescribe.

(d) In connection with any proposed amendment hereto, the Trustee, the Note Administrator, the Servicer and the Special Servicer (i) shall each be entitled to receive such opinions and officer’s certificates as required for amendments to and pursuant to this Agreement or the other Transaction Documents, and (ii) shall not be required to enter into any amendment that affects its obligations, rights, or indemnities hereunder.

(e) No amendment of this Agreement shall adversely affect in any material respect the interests of any Companion Interest Holder without the consent of such Companion Interest Holder.

(f) Promptly after the execution of any amendment to this Agreement, the Issuer or the Note Administrator shall furnish a copy of such amendment to each Noteholder and the 17g-5 Information Provider pursuant to the terms of the Indenture.

(g) The parties to this Agreement shall be entitled to rely upon an Officer’s Certificate of the Issuer in determining whether or not the Holders would be materially or adversely affected by such change (after giving notice of such change to the Holders). Such determination shall be conclusive and binding on all present and future Holders. None of the parties to this Agreement shall be liable for any such determination made in good faith.

Section 9.02 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of laws.

Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each of the parties hereto irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties hereto hereby waive all rights to a trial by jury in any action or proceeding relating to this Agreement. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 9.03 Notices. All demands, notices and communications hereunder shall be in writing and addressed in each case as follows:

(a)	if to the Issuer, at:

TRTX 2025-FL7 Issuer, Ltd.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Chris Leahy, Ryan Roberto and Brandon Fox

Email: [***];

with a copy to:

TRTX 2025-FL7 Issuer, Ltd.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Chris Leahy, Ryan Roberto and Brandon Fox

Email: [***];

(b)	if to the Servicer, at

Situs Asset Management LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Managing Director

Email address: [***];

With copies to:

Situs Group, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

E-mail: [***];

(c)	if to the Collateral Manager, at

TPG RE Finance Trust Management, L.P.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Chris Leahy, Ryan Roberto and Brandon Fox

Email: [***];

with a copy to:

TPG RE Finance Trust Management, L.P.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Chris Leahy, Ryan Roberto and Bob Foley

Email: [***];

(d)	if to the Note Administrator, at

Computershare Trust Company, National Association

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS) – TRTX 2025-FL7

with a copy by email to:

[***] and [***];

(e)	if to the Trustee, at

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – TRTX 2025-FL7

Facsimile number: [***]

with a copy to:

E-mail: [***];

(f)	if to the Special Servicer, at

Situs Holdings, LLC

2 Embarcadero Center, 8th Floor

San Francisco, California 94111

Attention: Stacey Ciarlanti;

E-mail: [***] and [***];

with a copy to:

Situs Group, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

E-mail: [***];

(g)	if to the Advancing Agent, at

TRTX Master CLO Loan Seller, LLC,

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Chris Leahy, Ryan Roberto and Brandon Fox

Email: [***];

with a copy to:

TRTX Master CLO Loan Seller, LLC,

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Chris Leahy, Ryan Roberto and Brandon Fox

Email: [***]; and

(i)	if to the initial Companion Interest Holders, at the addresses set forth on Exhibit E hereto.

Unless otherwise expressly provided in this Agreement, all demands, notices and communications may be made by electronic mail. Any of the above-referenced Persons may change its address or email address for notices hereunder by giving notice of such change to the other Persons. All notices and demands shall be deemed to have been given at the time of the delivery at the address or email address of such Person for notices hereunder if personally delivered, mailed by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier or email; provided, however, that any notice delivered after normal business hours of the recipient or on a day which is not a Business Day shall be deemed to have been given on the next succeeding Business Day. All communications with the 17g-5 Information Provider shall be conducted in the manner required by the Indenture.

To the extent that any demand, notice or communication hereunder is given to the Servicer or the Special Servicer, as the case may be, by a Responsible Officer of the Issuer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Issuer with respect to such communication, and the Servicer or the Special Servicer, as the case may be, may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication. To the extent that any demand, notice or communication hereunder is given to the Issuer by a Responsible Officer of the Servicer, the Special Servicer, the Trustee or the Note Administrator, as the case may be, such Responsible Officer shall be deemed to have the requisite power and authority to bind such party with respect to such communication, and the Issuer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

Section 9.04 Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties thereunder. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 9.05 Inspection and Audit Rights. (a) The Servicer and the Special Servicer, as the case may be, agree that, on reasonable prior notice, it will permit any agent or representative of the Issuer, during the normal business hours, to examine all the books of account, records, reports and other papers of the Servicer and the Special Servicer, as the case may be, relating to the Loans, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Issuer, and to discuss matters relating to the Loans with the officers, employees and accountants of the Servicer and the Special Servicer (and by this provision the Servicer and the Special Servicer hereby authorize such accountants to discuss with such agents or representatives such matters), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Issuer of any right under this Section shall be borne by the Issuer.

(b) The Special Servicer shall, on reasonable prior notice, permit any agent or representative of the Collateral Manager, the Note Administrator and the Trustee during normal business hours, to examine all the books of account, records, reports and other papers of the Special Servicer relating to the Specially Serviced Loans and to generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard under this Agreement.

Section 9.06 [Reserved].

Section 9.07 Binding Effect; No Partnership; Counterparts; Signatures. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the parties hereto other than the Issuer shall be rendered as an Independent Contractor for the Issuer.

This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement and any document in the Collateral Interest File shall be valid, binding and enforceable against a party (and any respective successors and permitted assigns thereof) when executed and delivered by an authorized individual on behalf of such party by means of (i) an original manual signature, (ii) a faxed, scanned or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case, to the extent applicable. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by electronic transmission shall be as effective as delivery of a manually executed original counterpart to this Agreement. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 9.08 Protection of Confidential Information. The Servicer and the Special Servicer shall keep confidential and shall not divulge to any party, without the Issuer’s prior written consent, any information pertaining to the Loans or the Obligors except to the extent that (a) it is appropriate for the Servicer and the Special Servicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities, regulators or other governmental agencies or in connection with performing its obligations hereunder, (ii) in accordance with the Servicing Standard or (iii) when required by any law, regulation, ordinance, administrative proceeding, governmental agency, court order or subpoena or (b) the Servicer or the Special Servicer, as the case may be, is disseminating general statistical information relating to the assets (including the Loans) being serviced by the Servicer or the Special Servicer, as the case may be, so long as the Servicer or the Special Servicer does not identify the Obligors. Unless prohibited by law, statute, rule or court order, Servicer or the Special Servicer, as the case may be, shall promptly notify Issuer of any such disclosure pursuant to clause (iii); provided, however, the Servicer or the Special Servicer, as the case may be, shall still make such disclosure absent a court order directing it to stop or terminate such disclosure.

Section 9.09 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to an “Article,” “Section,” or other subdivision without reference to a document are to the designated Article, Section or other applicable subdivision of this Agreement;

(d) reference to a Section, subsection, paragraph or other subdivision without further reference to a specific Section is a reference to such Section, subsection, paragraph or other subdivision, as the case may be, as contained in the same Section in which the reference appears;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g) the Article, Section and subsection headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning of the provisions contained therein.

Section 9.10 Further Agreements. Each party hereto agrees: (a) to execute and deliver to the other such additional documents, instruments or agreements as may be reasonably requested by the other parties hereto and as may be necessary or appropriate to effectuate the purposes of this Agreement;

(b) that neither the Servicer nor the Special Servicer, as the case may be, shall be responsible for any federal, state or local securities reporting requirements related to servicing for the Loans; and

(c) that neither the Servicer nor the Special Servicer, as the case may be, shall be (and cannot be) performing any broker-dealer activities.

Section 9.11 Rating Agency Notices. (a) The Issuer shall deliver written notice of the following events to (i) Fitch Ratings, Inc., 300 West 57th Street, New York, New York 10019, Attention: Commercial Mortgage Surveillance, Email: [***] and (ii) Moody’s Investors Service, Inc., 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Attention: CRE CDO Surveillance, (or by electronic mail at [***]), or such other address that any

Rating Agency shall designate in the future, promptly following the occurrence thereof: (a) any amendment to this Agreement or any other documents included in the Indenture, (b) any Event of Default, (c) the removal of the Servicer or the Special Servicer or any successor servicer as Servicer or successor special servicer as Special Servicer or (d) final payment to the Noteholders. In addition, the Monthly Reports, the CREFC® Investor Reporting Package and the CREFC® Special Servicer Loan File and such other reports provided for hereunder or under the Indenture shall be made available to the Rating Agencies at the time such documents are required to be delivered pursuant to the Indenture. The Servicer or the Special Servicer and the Issuer also shall furnish such other information regarding the Loans as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event under this Agreement.

(b) All information and notices required to be delivered to the Rating Agencies pursuant to this Agreement or requested by the Rating Agencies in connection herewith, shall first be provided in electronic format to the 17g-5 Information Provider in compliance with the terms of the Indenture (who shall post such information to the 17g-5 Website in accordance with Section 14.13 of the Indenture). Each of the Servicer and the Special Servicer may (but is not required to) provide information and notices directly to the Rating Agencies the earlier of (a) upon notice that the information is posted to the 17g-5 Website and (b) at the same time the information or notice was provided to the 17g-5 Information Provider in accordance with the procedures in Section 14.13 of the Indenture.

(c) Each party hereto, insofar as it may communicate with any Rating Agency pursuant to any provision of this Agreement, each other party to this Agreement, agrees to comply (and to cause each and every sub-servicer, subcontractor, vendor or agent for such Person and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this Section 9.11 and shall not deliver to the Rating Agencies any report, statement, request or other information relating to the Notes or the Loans other than in compliance with such provisions.

(d) The Collateral Manager, the Servicer and the Special Servicer shall be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Loan Documents and any other matters related to the Loans, the related Mortgaged Properties, the related mortgagors or any other matters relating to this Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary in accordance with the procedures set forth herein the same day such communication takes place; provided, further, that the summary of such oral communications shall not identify which Rating Agency the communication was with. The 17g-5 Information Provider shall post such written summary on the 17g-5 Website in accordance with the procedures set forth in the Indenture.

(e) None of the foregoing restrictions in this Section 9.11 prohibit or restrict oral or written communications, or providing information, between the Servicer or Special Servicer, on the one hand, and any Rating Agency, on the other hand, with regard to (i) such Rating Agency’s review of the ratings, if any, it assigns to such party, (ii) such Rating Agency’s approval, if any, of such party as a commercial mortgage master, special or primary servicer or (iii) such

Rating Agency’s evaluation of such party’s servicing operations in general; provided, however, that such party shall not provide any information relating to the Notes or the Loans to any Rating Agency in connection with any such review and evaluation by such Rating Agency unless (x) borrower, property or deal specific identifiers are redacted, (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded onto the 17g-5 Website or (z) the Rating Agency confirms in writing that it does not intend to use such information in undertaking credit rating surveillance with respect to the Notes.

Section 9.12 Limited Recourse and Non-Petition. (a) Notwithstanding any other provision of this Agreement, the Servicer, the Special Servicer, the Collateral Manager, the Note Administrator, the Advancing Agent and the Trustee hereby agree and acknowledge that the obligations of the Issuer under this Agreement are limited recourse obligations of the Issuer payable solely from the Loans as contemplated hereby or in accordance with the Priority of Payments (as defined in the Indenture), and, following realization of all of the Loans, all obligations of the Issuer and all claims of the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Note Administrator and the Trustee against the Issuer under this Agreement shall be extinguished and shall not thereafter revive. Each of the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Note Administrator and the Trustee hereby agrees and acknowledges that the Issuer’s obligations hereunder will be solely the corporate obligations of the Issuer, and that none of the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Note Administrator or the Trustee will have any recourse to any of the directors, officers, employees, shareholders or Affiliates of the Issuer with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transaction contemplated hereby.

(b) Notwithstanding any other provision of this Agreement, the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent and the Trustee hereby agree not to file, cause the filing of or join in any petition in bankruptcy against the Issuer for the non-payment to the Servicer, the Special Servicer, the Collateral Manager, or the Trustee of any amounts due pursuant to this Agreement until at least one year (or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the Cayman Islands)) and one day, after the payment in full of all Notes.

(c) The provisions of this Section 9.12 shall survive the termination of this Agreement for any reason whatsoever.

Section 9.13 Capacity of Trustee and Note Administrator. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by each of the Trustee and the Note Administrator, not individually or personally, but solely in its respective capacity as trustee and note administrator on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Indenture for the Issuer, and pursuant to the direction of the Issuer, (ii) each of the representations, undertakings and agreements by the Trustee and the Note Administrator, as applicable, is made and intended for the purpose of binding only the Issuer and there shall be no recourse against any of the Trustee or the Note Administrator in its individual capacity hereunder, (iii) nothing herein contained shall be construed as creating any liability for the Trustee or the Note Administrator, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, (iv) under no circumstances shall the Trustee or Note Administrator be liable for the payment of any indebtedness or expenses of the Issuer, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other agreement including the Indenture for the Issuer or any related document; and (v) the Trustee and the Note Administrator shall not have any obligations or duties under this Agreement except as expressly set forth herein, no implied duties on the part of the Trustee or the Note Administrator shall be read into this Agreement, and nothing herein shall be construed to be an assumption by the Trustee or the Note Administrator of any duties or obligations of any party to this Agreement, the Indenture or any related document, the duties of the Trustee and the Note Administrator being solely those set forth in the related Servicing Agreement and/or Indenture, as applicable.

Each of the Trustee and the Note Administrator shall be entitled to all the rights, protections, immunities, and indemnities under the Indenture as if specifically set forth herein.

Section 9.14 Third-Party Beneficiaries. The parties to this Agreement acknowledge that the Seller and each Companion Interest Holder is an intended third-party beneficiary in respect of the rights afforded it under this Agreement and may directly enforce such rights.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee and the Advancing Agent have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

With respect to the Issuer only, executed as a Deed by

TRTX 2025-FL7 ISSUER, LTD., as Issuer

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[TRTX 2025-FL7 – Servicing Agreement]

TPG RE FINANCE TRUST MANAGEMENT, L.P., as Collateral Manager

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[TRTX 2025-FL7 – Servicing Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick A. Kanar
Name: Patrick A. Kanar
Title: Assistant Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[TRTX 2025-FL7 – Servicing Agreement]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Note Administrator

By:	/s/ Liza Kabariti
Name: Liza Kabariti
Title: Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[TRTX 2025-FL7 – Servicing Agreement]

TRTX MASTER CLO LOAN SELLER, LLC, as Advancing Agent

By:	/s/ Martin Davidson
Name: Martin Davidson
Title: Chief Accounting Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[TRTX 2025-FL7 – Servicing Agreement]

SITUS ASSET MANAGEMENT LLC, as Servicer

By:	/s/ Brady Copman
Name: Brady Copman
Title: Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[TRTX 2025-FL7 – Servicing Agreement]

SITUS HOLDINGS, LLC, as Special Servicer

By:	/s/ Curt Spaugh
Name: Curt Spaugh
Title: Senior Director

EXHIBIT A

COLLATERAL INTEREST SCHEDULE

#	Property Name	Collateral Interest Cut-off Date Balance	Collateral Interest Type	Closing Status	Control	Servicing
1.	AVA Arts District	$90,000,000	Pari Passu Participation	Closing Date	Non-Controlled	Non-Serviced (FL5)

2.	Fundrise National Industrial Portfolio	$90,000,000	Pari Passu Participation	Closing Date	Non-Controlled	Non-Serviced (GS)

3.	300 Main	$90,000,000	Pari Passu Participation	Delayed	Non-Controlled	Serviced

4.	Texas BTR Collection	$90,000,000	Pari Passu Participation	Delayed	Non-Controlled	Serviced

5.	The Platform	$84,750,000	Pari Passu Participation	Closing Date	Controlled	Non-Serviced (FL5)

6.	The Elysian at Stonefield	$70,219,372	Pari Passu Participation	Closing Date	Non-Controlled	Serviced

7.	Prime Storage Portfolio	$67,000,000	Mortgage Loan	Closing Date	Controlled	Serviced

8.	Swift Creek Industrial Portfolio	$60,750,000	Pari Passu Participation	Closing Date	Non-Controlled	Serviced

9.	Tempo by Hilton Nashville Downtown	$60,000,000	Pari Passu Participation	Closing Date	Non-Controlled	Serviced

10.	BLP I-75 ATL Portfolio	$58,000,000	Pari Passu Participation	Closing Date	Non-Controlled	Serviced

11.	The Vine	$57,750,000	Pari Passu Participation	Closing Date	Non-Controlled	Serviced

12.	District at Berkshire	$52,000,000	Pari Passu Participation	Closing Date	Non-Controlled	Serviced

13.	Millenium One	$48,260,000	Mortgage Loan	Closing Date	Controlled	Serviced

14.	Passaic Logistics Center	$45,600,000	Pari Passu Participation	Closing Date	Non-Controlled	Serviced

15.	River Park of Dublin	$43,000,000	Pari Passu Participation	Closing Date	Non-Controlled	Serviced

16.	Park Central 2	$39,307,867	Pari Passu Participation	Closing Date	Non-Controlled	Serviced

17.	Sandal Ridge	$31,400,000	Pari Passu Participation	Closing Date	Non-Controlled	Serviced

18.	Sentosa Epperson	$8,105,000	Pari Passu Participation	Closing Date	Non-Controlled	Non-Serviced (FL6)

19.	The Morgan	$7,419,140	Pari Passu Participation	Closing Date	Non-Controlled	Non-Serviced (FL5)

20.	Project Canyon	$3,940,079	Pari Passu Participation	Closing Date	Non-Controlled	Non-Serviced (FL6)

21.	The Overlook	$2,498,542	Pari Passu Participation	Closing Date	Non-Controlled	Non-Serviced (FL5)

EXHIBIT B

APPLICABLE SERVICING CRITERIA IN ITEM 1122 OF REGULATION AB

The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” (with each Applicable Party(ies) deemed to be responsible for the items applicable to the functions it is performing). In addition, this Exhibit B shall not be construed to impose on any Person any servicing duty that is not otherwise imposed on such Person under the main body of the Servicing Agreement of which this Exhibit B forms a part or to require an assessment of the criterion that is not encompassed by the servicing duties of the applicable party that are set forth in the main body of the Servicing Agreement.

Applicable Servicing Criteria		Applicable Party(ies)

Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Servicer

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Servicer

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the loans are maintained.	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Servicer

Cash Collection and Administration

1122(d)(2)(i)	Payments on loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Servicer

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	N/A

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Servicer

Applicable Servicing Criteria		Applicable Party(ies)

Reference	Criteria

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Servicer

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Servicer

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Servicer

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate, (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements, (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Servicer

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction agreements, (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of loans serviced by the Servicer.	N/A

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	N/A

Applicable Servicing Criteria		Applicable Party(ies)

Reference	Criteria

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records or Note Administrator’s investor records, or such other number of days specified in the transaction agreements.	N/A

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	N/A

Loan Administration

1122(d)(4)(i)	Collateral or security on loans is maintained as required by the transaction agreements or related loan documents.	N/A

1122(d)(4)(ii)	Loan and related documents are safeguarded as required by the transaction agreements.	N/A

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	N/A

1122(d)(4)(iv)	Payments on loans, including any payoffs, made in accordance with the related loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related loan documents.	Servicer

1122(d)(4)(v)	The Servicer’s records regarding the loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool loan documents.	N/A

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	N/A

Applicable Servicing Criteria		Applicable Party(ies)

Reference	Criteria

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Servicer

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for loans with variable rates are computed based on the related loan documents.	Servicer

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s loan documents, on at least an annual basis, or such other period specified in the transaction agreements, (B) interest on such funds is paid, or credited, to obligors in accordance with applicable loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related loans, or such other number of days specified in the transaction agreements.	Servicer

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Servicer

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Servicer

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.	Servicer

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer

Servicing Criteria		Applicable Party(ies)

Reference	Criteria

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

EXHIBIT C

[Reserved]

EXHIBIT D

FORM OF SERVICER’S TWO QUARTER FUTURE ADVANCE ESTIMATE

[Date]

Collateral Manager	[***];

Seller and Future Funding Indemnitor:	[***];

Note Administrator:	[***];	and

[***]

17g-5 Information Provider	[***]

Re:	TRTX 2025-FL7 Issuer, Ltd. – Two Quarter Future Advance Estimate

Ladies and Gentlemen:

This notification is delivered pursuant to Section 3.26 of the Servicing Agreement entered into in connection with the above referenced transaction. Capitalized terms used but not defined herein have the respective meanings set forth in the Servicing Agreement. The period covered by this notification is from ________ to ________ (the “Relevant Period”).

Check One:

______

Nothing has come to the attention of the Servicer in the documentation provided by the Seller that in the reasonable opinion of the Servicer would support a determination of a Two Quarter Future Advance Estimate for the Relevant Period that is at least 25% higher than Seller’s Two Quarter Future Advance Estimate for the Relevant Period. In accordance with Section 3.26 of the Servicing Agreement, Seller’s Two Quarter Future Advance Estimate is the controlling estimate for the Relevant Period.

______

The Servicer’s Two Quarter Future Advance Estimate for the Relevant Period is $______________. In accordance with Section 3.26 of the Servicing Agreement, the Servicer’s Two Quarter Future Advance Estimate is the controlling estimate for the Relevant Period.

SITUS ASSET MANAGEMENT LLC, as Servicer

By:
Name:
Title:

EXHIBIT E

COMPANION INTEREST HOLDER REGISTER

#	Property Name	Collateral Interest Principal Balance	Companion Interest(s) Principal Balance	Outstanding Future Funding Amount	Initial Companion Interest Holder(s)	Initial Pari Passu Participation Holder

1.	AVA Arts District	A-2: $90,000,000	A-1: $71,566,850	A-1: $11,433,150	A-1: TPG RE Finance 2, Ltd.	A-2: TRTX 2025-FL7 Issuer, Ltd.

2.	Fundrise National Industrial Portfolio	A-2: $90,000,000	A-1: $104,454,210	A-1: $5,545,790	A-1: TPG RE Finance 2, Ltd.	A-2: TRTX 2025-FL7 Issuer, Ltd.

3.	300 Main	A-2: $90,000,000	A-1: $4,608,173	A-1: $3,891,827	A-1: TPG RE Finance 2, Ltd.	A-2: TRTX 2025-FL7 Issuer, Ltd.

4.	Texas BTR Collection	A-2: $90,000,000	A-2: $2,250,000	A-1: $2,900,000	A-1: TPG RE Finance 2, Ltd.	A-2: TRTX 2025-FL7 Issuer, Ltd.

5.	The Platform	A-1: $84,750,000	A-2: $107,500,000 A-3: $0 A-4: $52,750,000	A-1: $0	A-2: TRTX 2025-FL5 Issuer, Ltd. A-3: TRTX 2021-FL4 Issuer, Ltd. A-4: TRTX 2025-FL6 Issuer, Ltd.	A-1: TRTX 2025-FL7 Issuer, Ltd.

6.	The Elysian at Stonefield	A-2: $70,219,372	A-1: $380,078	A-1: $900,550	A-1: TPG RE Finance 2, Ltd.	A-2: TRTX 2025-FL7 Issuer, Ltd.

7.	Swift Creek Industrial Portfolio	A-2: $60,750,000	A-1: $965,000.00	A-1: $2,285,000	A-1: TPG RE Finance 2, Ltd.	A-2: TRTX 2025-FL7 Issuer, Ltd.

8.	Tempo by Hilton Nashville Downtown	A-2: $60,000,000	A-1: $41,500,000	A-1: $0	A-1: TPG RE Finance 27, Ltd.	A-2: TRTX 2025-FL7 Issuer, Ltd.

9.	BLP I-75 ATL Portfolio	A-2: $58,000,000	A-1: $30,196,000	A-1: $8,304,000	A-1: TPG RE Finance 2, Ltd.	A-2: TRTX 2025-FL7 Issuer, Ltd.

10.	The Vine	A-2: $57,750,000	A-1: $3,750,000	A-1: $0	A-1: TPG RE Finance 10, LLC	A-2: TRTX 2025-FL7 Issuer, Ltd.

11.	District at Berkshire	A-2: $52,000,000	A-1: $0	A-1: $2,000,000	A-1: TPG RE Finance 2, Ltd.	A-2: TRTX 2025-FL7 Issuer, Ltd.

12.	Passaic Logistics Center	A-2: $45,600,000	A-1: $8,200,000.00	A-1: $11,600,000	A-1: TPG RE Finance 2, Ltd.	A-2: TRTX 2025-FL7 Issuer, Ltd.

#	Property Name	Collateral Interest Principal Balance	Companion Interest(s) Principal Balance	Outstanding Future Funding Amount	Initial Companion Interest Holder(s)	Initial Pari Passu Participation Holder

13.	River Park of Dublin	A-2: $43,000,000	A-1: $0	A-1: $3,000,000	A-1: TPG RE Finance 2, Ltd.	A-2: TRTX 2025-FL7 Issuer, Ltd.

14.	Park Central 2	A-2: $39,307,867	A-1: $29,110,754 A-3: $7,311,652	A-1: $11,269,726	A-1: TPG RE Finance 2, Ltd. A-3: TRTX 2022-FL5 Issuer, Ltd.	A-2: TRTX 2025-FL7 Issuer, Ltd.

15.	Sandal Ridge	A-2: $31,400,000	A-1: $805,373 A-3: $880,778	A-1: $913,849	A-1: TPG RE Finance 10, LLC A-3: TRTX 2022-FL5 Issuer, Ltd.	A-2: TRTX 2025-FL7 Issuer, Ltd.

16.	Sentosa Epperson	A-3: $8,105,000	A-1: $125,000 A-2: $43,225,000	A-1: $645,000	A-1: TPG RE Finance 10, LLC A-2: TRTX 2025-FL6 Issuer, Ltd.	A-3: TRTX 2025-FL7 Issuer, Ltd.

17.	The Morgan	A-3: $7,419,140	A-1: $2,059,799 A-2:$48,300,000	A-1: $4,221,061	A-1: TPG RE Finance 10, LLC A-2: TRTX 2022-FL5 Issuer, Ltd.	A-3: TRTX 2025-FL7 Issuer, Ltd.

18.	Project Canyon	A-3: $3,940,079	A-1: $1,632,989.43 A-2: $37,230,000	A-1: $796,932	A-1: TPG RE Finance 10, LLC A-2: TRTX 2025-FL6 Issuer, Ltd.	A-3: TRTX 2025-FL7 Issuer, Ltd.

19.	The Overlook	A-3: $2,498,542	A-1: $741,913 A-2: $37,230,000	A-1: $3,373,648	A-1: TPG RE Finance 10, LLC A-2: TRTX 2022-FL5 Issuer, Ltd.	A-3: TRTX 2025-FL7 Issuer, Ltd.

E-2

Companion Interest Holders

Name	Address	Wire Instructions
TPG RE Finance 2, Ltd. TPG RE Finance 10, LLC. TPG RE Finance 12, Ltd. TPG RE Finance 24, Ltd. TPG RE Finance 27, Ltd. TRTX 2022-FL5 Issuer, Ltd. TRTX 2025-FL6 Issuer, Ltd.

c/o TPG RE Finance Trust Management, L.P.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Chris Leahy, Ryan Roberto and Brandon Fox

Email: [***];

with a copy to:

TPG RE Finance Trust Management, L.P.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Chris Leahy, Ryan Roberto and Brandon Fox

Email: [***];

N/A

E-3

EXHIBIT F

FORM OF CERTIFICATION OF RELEVANT RECIPIENT

WITH RESPECT TO TRANSPARENCY REPORTING

[Date]

Computershare Trust Company, National Association, as Note Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Computershare Corporate Trust (CMBS) – TRTX 2025-FL7

Re:	TRTX 2025-FL7 Issuer, Ltd.

In accordance with the requirements for obtaining certain information pursuant to the Servicing Agreement, dated as of November 17, 2025 (the “Servicing Agreement”), by and among TRTX 2025-FL7 Issuer, Ltd. (the “Issuer”), TPG RE Finance Trust Management, L.P., as collateral manager (the “Collateral Manager”), Situs Asset Management LLC, as servicer (the “Servicer”), Situs Holdings, LLC, as special servicer (the “Special Servicer”), TRTX Master CLO Loan Seller, LLC, as advancing agent (in such capacity, the “Advancing Agent”), Wilmington Trust, National Association, as trustee (the “Trustee”), and Computershare Trust Company, National Association, as note administrator (in such capacity, the “Note Administrator”), the undersigned hereby certifies and agrees as follows:

1. The undersigned is a Noteholder, a beneficial owner of a Note, a potential investor in a Note or a relevant regulatory authority (as determined in accordance with the EU Securitization Regulation or the UK Securitization Framework, as applicable).

2. The undersigned is requesting access to certain information (the “Information”) on the Transparency Reporting Website pursuant to the provisions of the Servicing Agreement.

3. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Notes, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Note Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Note not previously registered pursuant to Section 5 of the Securities Act.

F-1

5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Issuer, the Collateral Manager, the Note Administrator, the Advancing Agent, the Trustee, the Servicer and the Special Servicer for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6. The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Information on the Transparency Reporting Website.

7. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Servicing Agreement (or in the Indenture referred to therein).

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Name:
Title:

F-2